PROSPECTUS SUPPLEMENT
(To Prospectus Dated October 18, 1996)

$194,978,000 (APPROXIMATE)

ASSET-BACKED FLOATING RATE CERTIFICATES, SERIES 1996-LB3

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
DEPOSITOR

LONG BEACH MORTGAGE COMPANY
ORIGINATOR AND MASTER SERVICER

The Series 1996-LB3 Certificates will consist of four classes of certificates (collectively, the "Certificates"), designated as: (i) the Class A Certificates,
(ii) the Class B Certificates (the "Subordinate Certificates") and (iii) the Class R-I Certificates and the Class R-II Certificates (together, the "Residual Certificates"). Only the Class A Certificates and the Residual Certificates (collectively, the "Offered Certificates") are offered hereby.

Distributions on the Offered Certificates will be made on the 25th day of each month or, if such day is not a business day, on the next succeeding business day, beginning in December 1996 (each, a "Distribution Date"). As described more fully herein, interest payable with respect to each Distribution Date will accrue on the Offered Certificates during the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, commencing on the Closing Date) and ending on the day preceding such Distribution Date. Interest on the Offered Certificates will be calculated on the basis of a 360-day year and the actual number of days in the applicable accrual period, will be based on the then-outstanding Certificate Principal Balance thereof and the then-applicable Pass-Through Rate thereon, and will be reduced by certain interest shortfalls.

On or before the date of issuance of the Certificates, the Depositor will obtain from Financial Security Assurance Inc. (the "Insurer") a Financial Guaranty Insurance Policy (the "Policy"), which will, subject to its terms, protect the holders of the Offered Certificates against any interest shortfalls (except as described herein) allocated to the Offered Certificates and the principal portion of any Realized Losses allocated to the Offered Certificates. See "Description of the Certificates--Financial Guaranty Insurance Policy" herein.





The Pass-Through Rate on the Offered Certificates is adjustable and will be calculated for each Distribution Date as described herein. Distributions in respect of principal of the Offered Certificates will be made as described under "Description of the Certificates--Principal Distributions on the Offered Certificates" herein.

The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a segregated pool (the "Mortgage Pool") of conventional, one- to four-family, adjustable-rate, first lien mortgage loans having original terms to maturity ranging from 10 years to 30 years (the "Mortgage Loans") and having an aggregate principal balance as of November 1, 1996 (the "Cut-off Date") of approximately $199,895,673, subject to a permitted variance as described herein under "The Mortgage Pool". Each Mortgage Loan provides for semi-annual adjustment to the Mortgage Rate thereon (in the case of certain of such Mortgage Loans, after an initial period of two years from the origination thereof) based on six-month London interbank offered rates for United States dollar deposits (the "Index") and for corresponding adjustments to the monthly payment amount due thereon, in each case subject


                                                  (COVER CONTINUED ON NEXT PAGE)
                          -----------------------------

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE S-18 OF THIS PROSPECTUS SUPPLEMENT.
                          -----------------------------

PROCEEDS OF THE ASSETS IN THE TRUST FUND AND PROCEEDS FROM THE POLICY ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED CERTIFICATES. THE CERTIFICATES DO NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, THE MASTER SERVICER, THE ORIGINATOR, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Offered Certificates will be purchased by the Underwriter from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be 99.75% of the initial Certificate Principal Balance thereof.

The Offered Certificates are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Class A Certificates will be made through the facilities of The Depository Trust Company, and that delivery of the Residual Certificates will be made at the offices of Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048, in each case, on or about November 25, 1996 (the "Closing Date").

-------------------------
     SALOMON BROTHERS INC
     ---------------------------------------------------------------------------

     The date of this Prospectus Supplement is November 20, 1996.

(COVER CONTINUED)

to the limitations described herein. All of the Mortgage Loans will be acquired by the Depositor indirectly from Long Beach Mortgage Company (in such capacity, the "Originator").

It is a condition of the issuance of the Offered Certificates that they be rated "AAA" by Standard & Poor's Ratings Services ("Standard & Poor's") and "Aaa" by Moody's Investors Service, Inc. ("Moody's").

The Class A Certificates initially will be represented by certificates registered in the name of CEDE & Co., as nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Class A Certificates will be represented by book entries on the records of participating members of DTC. Definitive Certificates will be available for the Class A Certificates only under the limited circumstances described herein. See "Description of the Certificates--Registration of the Class A Certificates" herein.

THE YIELD TO MATURITY ON THE CLASS A CERTIFICATES WILL BE SENSITIVE TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS, DEFAULTS AND REPURCHASES) AND ADJUSTMENTS TO THE MORTGAGE RATES ON THE MORTGAGE LOANS. THE MORTGAGE LOANS GENERALLY MAY BE PREPAID IN FULL OR IN PART AT ANY TIME; HOWEVER, WITH RESPECT TO APPROXIMATELY 51.41% OF THE MORTGAGE LOANS BY AGGREGATE PRINCIPAL BALANCE AS OF THE CUT-OFF DATE, A PREPAYMENT MAY SUBJECT THE RELATED MORTGAGOR TO A PREPAYMENT CHARGE. THE YIELD TO INVESTORS IN THE CLASS A CERTIFICATES MAY BE ADVERSELY AFFECTED BY ANY SHORTFALLS IN INTEREST COLLECTED ON THE MORTGAGE LOANS DUE TO PREPAYMENTS, LIQUIDATIONS OR OTHERWISE. SHORTFALLS IN INTEREST COLLECTED ON THE MORTGAGE LOANS DUE TO PREPAYMENTS WILL BE OFFSET BY THE MASTER SERVICER TO THE EXTENT DESCRIBED HEREIN. SEE "SUMMARY OF THE PROSPECTUS SUPPLEMENT--SPECIAL PREPAYMENT CONSIDERATIONS" AND "--SPECIAL YIELD CONSIDERATIONS" AND "YIELD ON THE CERTIFICATES" HEREIN.

There is currently no secondary market for the Offered Certificates and there can be no assurance that a secondary market for the Offered Certificates will develop. Salomon Brothers Inc (the "Underwriter") intends to establish a market in the Offered Certificates, but is not obligated to do so. There is no assurance that any such market, if established, will continue. See "Secondary Market" herein. The Residual Certificates may not be purchased by or transferred to a Plan (as defined herein) except upon the delivery of a certification of facts or an opinion of counsel, as provided herein. See "ERISA Considerations" and "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" herein.

As described herein, two separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund for federal income tax purposes. As described more fully herein and in the Prospectus, the Class A Certificates and the Subordinate Certificates will be the "regular interests" in the related REMIC and the Residual Certificates of each class will be the sole class of "residual interests" in the related REMIC. See "Certain Federal Income Tax Consequences" herein and in the Prospectus. Transfer of the Residual Certificates to any non-United States person will be prohibited, and any transfer of the Residual Certificates will be subject to certain additional restrictions described under "Certain Federal Income Tax Consequences--Special Tax Considerations Applicable to the Residual Certificates" herein and "Certain Federal Income Tax Consequences--REMICs--Tax on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus.

As provided herein under "The Insurer--Incorporation of Certain Documents by Reference", the Depositor will provide without charge to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all financial statements incorporated herein by reference. Requests for such copies should be directed as provided under "The Insurer--Incorporation of Certain Documents by Reference" herein.




                          -----------------------------




THE CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT WILL CONSTITUTE A PORTION OF A SEPARATE SERIES OF CERTIFICATES BEING OFFERED BY THE DEPOSITOR PURSUANT TO ITS PROSPECTUS DATED OCTOBER 18, 1996, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Prospectus. An Index of Principal Definitions is included at the end of the Prospectus.

Title of Series...................Asset-Backed Floating Rate Certificates,
                                  Series 1996-LB3 (the "Certificates").

                                  The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a segregated pool (the "Mortgage Pool") of conventional one- to four-family, adjustable-rate first lien mortgage loans (the "Mortgage Loans") having an aggregate principal balance as of November 1, 1996 (the "Cut-off Date") of approximately $199,895,673, subject to a permitted variance as described herein under "The Mortgage Pool". The Certificates will consist of four classes of certificates, designated as (i) the Class A Certificates, (ii) the Class B Certificates (the "Subordinate Certificates") and (iii) the Class R-I Certificates and the Class R-II Certificates (together, the "Residual Certificates"). The Certificates will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of November 1, 1996 (the "Agreement"), among the Depositor, the Master Servicer and the Trustee.

Offered Certificates..............Only the Class A Certificates and the Residual
                                  Certificates (collectively, the "Offered
                                  Certificates") are offered hereby. The Class A Certificates will have an approximate aggregate initial Certificate Principal Balance of approximately $194,978,000, and each class of the Residual Certificates will have an initial Certificate Principal Balance of $100. The Pass-Through Rate on the Offered Certificates is adjustable and will be calculated for each Distribution Date as described under "--PassThrough Rate" herein. The Class A Certificates in the aggregate initially evidence an interest of approximately 97.55% in the Structured Certificate Percentage of the principal of the Trust Fund. The "Structured Certificate Percentage" is equal to the fraction, expressed as a percentage, the numerator of which is the aggregate principal balance of the Mortgage Loans as of the Cut-off Date less $20,000, and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

                                  Transfer of the Residual Certificates will be subject to certain restrictions, and transfer of the Residual Certificates to any non-United States person will be prohibited, in each case as described under "Description of the Certificates--Restrictions on Transfer of the Residual Certificates", "ERISA Considerations" and "Certain Federal Income Tax Consequences--Special Tax Considerations Applicable to the Residual Certificates" herein and "Certain Federal Income Tax Consequences--REMICs--Tax on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Taxation of Owners of Residual Certificates--Noneconomic REMIC
                                  Residual Certificates" in the Prospectus.

Cut-off Date......................November 1, 1996.

Closing Date......................On or about November 25, 1996.

Subordinate Certificates..........The Subordinate Certificates will have an initial Certificate Principal Balance of approximately $4,897,473 and will have a variable Pass-Through Rate calculated as provided in the Agreement. The Subordinate Certificates in the aggregate initially evidence an interest of approximately 2.45% in the Structured Certificate Percentage of the principal of the Trust Fund. The Subordinate Certificates are not being offered hereby.

Depositor of Mortgage Loans.......Salomon Brothers Mortgage Securities VII,
                                  Inc., an indirect wholly-owned subsidiary of Salomon Inc and an affiliate of Salomon Brothers Inc. See "The Depositor" in the Prospectus.

Mortgage Loan Seller..............Salomon Brothers Realty Corp., an indirect wholly owned subsidiary of Salomon Inc and an affiliate of the Depositor and Salomon Brothers Inc. See "The Mortgage
                                  Pool--Underwriting Standards; Representations" herein.

Originator........................Long Beach Mortgage Company. See "The Mortgage
                                  Pool--Underwriting Standards; Representations" herein. The Originator is sometimes referred to herein as "Long Beach".

Master Servicer...................Long Beach Mortgage Company. See "Pooling and
                                  Servicing Agreement--The Originator and Master Servicer" herein.

Trustee...........................Norwest Bank Minnesota, National Association,
                                  a national banking association. See "Pooling and Servicing Agreement--The Trustee" herein.

The Mortgage Pool.................The Mortgage Pool will consist of approximately 1,959 conventional, one- to four-family, adjustable-rate Mortgage Loans secured by first liens on residential real properties (the "Mortgaged Properties"). The Mortgage Loans have original terms to maturity ranging from 10 years to 30 years. Each Mortgage Loan provides for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"); provided, however, that in the case of approximately 7.55% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date (each a "Delayed First Adjustment Mortgage Loan"), the first Adjustment Date for each such Mortgage Loan will occur after an initial period of two years from the origination thereof. On each Adjustment Date for each Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the Index (as described below) and a fixed percentage amount (the "Gross Margin"), subject to periodic and lifetime limitations as described herein. See "The Mortgage Pool" herein. None of the Mortgage Loans permits the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

                                  As of the Cut-off Date, the Mortgage Loans have Mortgage Rates ranging from 6.500% per annum to 16.100% per annum, a weighted average Mortgage Rate of approximately 9.7930% per annum, a weighted average next Adjustment Date in April 1997, Gross Margins ranging from 3.000% to 8.500% and a weighted average Gross Margin of approximately 5.6500%. As of the Cutoff Date, the Mortgage Loans will have a weighted average remaining term to maturity of approximately 29 years and 4 months.

                                  None of the Mortgage Loans are Buydown
                                  Mortgage Loans. See "The Mortgage Pool"
                                  herein.

The Index.........................As of any Adjustment Date, the Index
                                  applicable to the determination of the
                                  Mortgage Rate on each Mortgage Loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as most recently available as of the first business day 45 days prior to such Adjustment Date, as specified in the related Mortgage Note. See "The Mortgage Pool--The Index" herein.

Registration; Denomination........The Class A Certificates will each initially be represented by one or more global
                                  certificates registered in the name of CEDE & Co., as nominee of The Depository Trust Company ("DTC") in minimum denominations of $1,000 and integral multiples of $1.00 in excess thereof. No person acquiring an interest in the Class A Certificates (a "Certificate Owner") will be entitled to receive a Class A Certificate in fully registered, certificated form (a "Definitive Certificate"), except under the limited circumstances described herein. See "Description of the Certificates--Definitive Certificates" herein. Instead, DTC will effect payments and transfers by means of its electronic recordkeeping services, acting through certain participating organizations ("Participants"). This may result in certain delays in receipt of distributions by an investor and may restrict an investor's ability to pledge its securities. All references herein to Certificateholders of the Class A Certificates will reflect the rights of Certificate Owners, as such rights may be exercised through DTC and its Participants, except as otherwise specified herein. See "Description of the Certificates--Registration of the Class A Certificates" herein.

                                  The Residual Certificates will be offered in registered, certificated form, in minimum denominations of $20 and integral multiples thereof.

Pass-Through Rate.................The Pass-Through Rate on the Offered
                                  Certificates for each Distribution Date will be a rate per annum equal to the lesser of (i) One-Month LIBOR (as defined herein) plus 0.30%, in the case of each Distribution Date through and including the Distribution Date on which the aggregate Stated Principal Balance (as defined herein) of the Mortgage Loans is reduced to below 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, or One-Month LIBOR plus 0.80%, in the case of any Distribution Date thereafter and (ii) the Available Funds Pass-Through Rate for such Distribution Date.

                                  The "Available Funds Pass-Through Rate" for any Distribution Date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) an amount equal to (A) 1/12 of the Structured Certificate Percentage of the aggregate Scheduled Principal Balance of the then outstanding Mortgage Loans times the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans minus
                                  (B) the amount of the premium payable to the Insurer with respect to the Policy for such Distribution Date, and the denominator of which is (ii) the then outstanding aggregate Certificate Principal Balance of the Offered Certificates calculated on the basis of a 360 day year and the actual number of days elapsed in the related Interest Accrual Period (as defined herein).

                                  The "Expense Adjusted Mortgage Rate" on any
                                  Mortgage Loan is equal to the then applicable Mortgage Rate thereon minus the sum of (i) the Minimum Spread, (ii) the Trustee Fee Rate and
                                  (iii) the Servicing Fee Rate. For any
                                  Distribution Date, the Minimum Spread is equal to 0.50% per annum, the Trustee Fee Rate is equal to 0.0035% per annum and the Servicing Fee Rate is equal to 0.50% per annum. See "Pooling and Servicing Agreement--The Trustee" and "--Servicing and Other

                                  Compensation and Payment of Expenses" herein. The amount of the premium payable to the Insurer with respect to the Policy for any Distribution Date is described under "Pooling and Servicing Agreement--Certain Matters Regarding the Insurer" herein.

                                  As further described herein, with respect to the Class A Certificates and any Distribution Date, to the extent that (a) the "Accrual Rate" which is equal to the lesser of (x) the amount payable if clause (i) of the definition of Pass- Through Rate above is used to calculate interest and (y) the amount that would be payable if the Maximum Pass- Through Rate (as defined below) were used to calculate interest exceeds (b) the amount payable if clause (ii) of the definition of Pass-Through Rate above is used to calculate interest (such excess, "Basis Risk Shortfall"), the holders of the Class A Certificates will be entitled to the amount of such Basis Risk Shortfall with interest thereon at the Accrual Rate applicable from time to time after certain other distributions to such holders and certain reimbursements to the Insurer, but before the Subordinate Certificates are entitled to any distributions. The "Unpaid Basis Risk Shortfall" for the Class A Certificates and any Distribution Date is equal to the aggregate of all Basis Risk Shortfalls for any previous Distribution Dates less all payments made to the holders of the Class A Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date. The Policy will not cover Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls. See "Description of the Certificates Overcollateralization Provisions" and "--Financial Guaranty Insurance Policy" herein.

                                  The "Maximum Pass-Through Rate" for any
                                  Distribution Date is a per annum rate equal to the fraction, expressed as a percentage, the numerator of which is (i) an amount equal to
                                  (A) 1/12 of the Structured Certificate
                                  Percentage of the aggregate Scheduled
                                  Principal Balance of the then outstanding
                                  Mortgage Loans times the weighted average of the Expense Adjusted Maximum Mortgage Rates on the then outstanding Mortgage Loans minus (B) the amount of the premium payable to the Insurer with respect to the Policy for such Distribution Date, and the denominator of which is (ii) the then outstanding aggregate Certificate Principal Balance of the Offered Certificates, calculated on the basis of a 360 day year and the actual number of days elapsed in the related Interest Accrual Period.

                                  The "Expense Adjusted Maximum Mortgage Rate" on any Mortgage Loan is equal to the Maximum Mortgage Rate (as defined herein) thereon minus the sum of (i) the

                                  Minimum Spread, (ii) the Trustee Fee Rate and
                                  (iii) the Servicing Fee Rate.

Distributions--General............The Due Period with respect to any
                                  Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs. The Prepayment Period with respect to any Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs. The Determination Date with respect to any Distribution Date is on the 15th day of the month in which such Distribution Date occurs or, if such day is not a business day, then on the immediately preceding business day. The Interest Accrual Period with respect to any Distribution Date and the Offered Certificates is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, commencing on the Closing Date) and ending on the day preceding such Distribution Date, and all distributions of interest on the Offered Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period. See "Description of the Certificates" herein.

Interest Distributions............Holders of the Class A Certificates will be entitled to receive on each Distribution Date, and holders of the Residual Certificates will be entitled to receive on the first Distribution Date, interest distributions in an amount (the "Interest Distribution Amount") equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance thereof at the then-applicable Pass-Through Rate thereon, subject to reduction only in the event of shortfalls caused by the Relief Act (as defined herein) and any Prepayment Interest Shortfalls (as defined herein) to the extent not covered by the Master Servicer, in either case allocated as described herein. Notwithstanding the foregoing, if payments were not made as required under the Policy, additional interest shortfalls may be allocated to the Offered Certificates, as described herein. See "Description of the Certificates--Interest Distributions" herein.

Principal Distributions...........Holders of the Class A Certificates on each
                                  Distribution Date, and holders of the Class A Certificates and Residual Certificates on the first Distribution Date, will be entitled to receive an aggregate amount equal to the Class A Principal Distribution Amount (as defined herein). The Class A Principal Distribution Amount will include, to the extent of available funds and except as otherwise described herein, the Structured Certificate Percentage of

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




                                  the following amounts: the principal portion of all scheduled monthly payments due on the Mortgage Loans to the extent received or advanced during the related Due Period, all unscheduled amounts received in respect of the Mortgage Loans during the related Prepayment Period that are allocable to principal (including proceeds of repurchases, prepayments, liquidations and insurance (but excluding payments made under the Policy) and shortfalls relating to substitution) and certain other amounts described herein allocable to Realized Losses on the Mortgage Loans, and will be adjusted as a result of the then current required level of subordination, all as described herein.

                                  In addition, on each Distribution Date, funds received as a result of a claim under the Policy in respect of the principal portion of Realized Losses allocated to the Offered Certificates will be distributed by or on behalf of the Trustee to the holders of such Offered Certificates. See "Description of the Certificates--Financial Guaranty Insurance
                                  Policy" herein.

                                  The Certificate Principal Balance of an
                                  Offered Certificate outstanding at any time represents the then maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Residual Certificates also represent the right to receive distributions in respect of the Trust Fund on any Distribution Date after all required payments of principal and interest have been made on such date in respect of the Class A Certificates and the Subordinate Certificates; however, it is not anticipated that there will be any significant amounts remaining for any such distribution and the Policy will not cover the Residual Certificateholders with respect to any such distribution. The Certificate Principal Balance of an Offered Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof, reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein. The aggregate Certificate Principal Balance of the Subordinate Certificates as of any date of determination is equal to the excess, if any, of (a) the Structured Certificate Percentage of the then aggregate Stated Principal Balance of the Mortgage Loans over (b) the then aggregate Certificate Principal Balance of the Offered Certificates.

                                  As of the Closing Date, the amount of
                                  overcollateralization provided by the Mortgage Pool will equal the initial required amount. However, the subordination and cash flow provisions applicable to the Subordinate Certificates will, to the extent of available funds, result in a limited acceleration of the principal payments to the holders of the Class A Certificates on any Distribution Date with respect to which the amount of overcollateralization provided by the Mortgage Pool is less than the then current required amount. Such subordination and cash flow provisions may therefore have the effect of shortening the weighted average life of the Class A Certificates by increasing the rate at which principal is distributed to the holders thereof. The subordination and cash flow provisions are more fully described under "--Credit Enhancement" below and "Description of the Certificates--Overcollateralization
                                  Provisions" herein.

Credit Enhancement................The Credit Enhancement provided for the benefit of the holders of the Offered
                                  Certificates consists of the
                                  overcollateralization and the Policy, each as described below and herein.

                                  OVERCOLLATERALIZATION: As of the Closing Date, the Structured Certificate Percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date will exceed the aggregate Certificate Principal Balance of the Offered Certificates by an amount equal to approximately 2.45% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, which is the initial amount of overcollateralization required under the Agreement to be provided by the Mortgage Pool.

                                  The Agreement provides, however, that subject to certain trigger tests set forth therein, the required level of overcollateralization may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the Class A Certificates to increase the actual level of overcollateralization to its increased required level; a decrease would result in a temporary period of decelerated amortization of the Class A Certificates to achieve an actual level of overcollateralization equal to its decreased required level. See "Description of the Certificates--Overcollateralization
                                  Provisions" herein.

                                  THE FINANCIAL GUARANTY INSURANCE POLICY: The
                                  Offered Certificates will be entitled to the benefit of a certificate guaranty insurance policy (the "Policy") to be issued by Financial Security Assurance Inc. (the "Insurer"), discussed more fully under "--Financial Guaranty Insurance Policy" below. See also "Description of the Certificates" herein.

Financial Guaranty Insurance
  Policy..........................The Insurer will issue the Policy as a means of providing additional credit enhancement to the Offered Certificates. Under the Policy, the Insurer will irrevocably and unconditionally guarantee payment to the Trustee, for the benefit of the holders of the Class A Certificates on each Distribution Date, and for the benefit of the holders of the Residual Certificates on the first Distribution Date, as further described herein, of an amount that will cover any interest shortfalls (except for shortfalls in respect of the Relief Act, Prepayment Interest Shortfalls, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls) allocated to such Certificates plus the principal portion of any Realized Losses allocated to such Certificates. A payment by the Insurer under the Policy is referred to herein as an "Insured Payment". The Policy does not guarantee the holders of the Class A Certificates any specified rate of principal payments. See "Description of the Certificates--Financial Guaranty Insurance
                                  Policy" herein.

Allocation of Losses;
  Subordination...................Except as otherwise described herein, the
                                  Structured Certificate Percentage of Realized Losses on the Mortgage Loans will be allocated first to the Net Monthly Excess Cashflow (as defined herein), second to the Subordinate Certificates until the Certificate Principal Balance thereof has been reduced to zero and third to the Class A Certificates, in each case to the extent described in "Description of the Certificates--Allocation of Losses; Subordination" herein. Subject to the terms of the Policy, all Realized Losses allocated to the Class A Certificates will be covered by the Policy. See "Description of the Certificates--Financial Insurance Policy" herein.

                                  Neither the Offered Certificates nor the Mortgage Loans are insured or guaranteed by any governmental agency or instrumentality or by the Depositor, the Master Servicer, the Originator, the Trustee or any of their respective affiliates.

P&I Advances......................The Master Servicer is required to make advances in respect of delinquent payments of principal and interest on the Mortgage Loans, subject to the limitations described herein. As further described herein, the credit enhancement will provide protection to the holders of the Class A Certificates against any shortfalls resulting from delinquencies as to which a P&I Advance is not made or is determined to be non-recoverable. See "Description of the Certificates--P&I Advances" herein and "Description of the Certificates--Advances in respect of Delinquencies" in the Prospectus.

Record Date.......................The Record Date for each Distribution Date will be the close of business on the last business day of the month preceding the month in which such Distribution Date occurs. See "Description of the Certificates--General" herein.

Optional Termination..............At its option, the majority holder of the
                                  Subordinate Certificates (or if such holder does not exercise such option, the Master Servicer or the Insurer) may purchase all of the Mortgage Loans, together with any properties in respect thereof acquired by the Trustee, and thereby effect termination and early retirement of the Certificates, on any Distribution Date on which the aggregate principal balance of the Mortgage Loans and such properties remaining in the Trust Fund is less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. See "Pooling and Servicing Agreement--Termination" herein and
                                  "Description of the Certificates--Termination" in the Prospectus.

Special Prepayment
  Considerations..................The rate and timing of distributions allocable to principal on the Class A Certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the Mortgage Loans and the allocation thereof to pay principal on the Class A Certificates as provided herein. As is the case with mortgage pass-through certificates generally, the Class A Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time; however, with respect to approximately 51.41% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a prepayment charge. See "The Mortgage Pool" herein.

                                  Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the Mortgage Loans will result in a reduced rate of return of principal to investors in the Class A Certificates at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the Mortgage Loans will result in a greater rate of return of principal to investors in the Class A Certificates at a time when reinvestment at comparable yields may not be possible.

Special Yield Considerations......The yield to maturity on the Class A
                                  Certificates will depend, in general, on (i) the applicable Pass-Through

                                  Rate thereon from time to time, (ii) the applicable purchase price and (iii) the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the Mortgage Loans and payments by the Insurer and the allocation thereof to reduce the Certificate Principal Balance of such Certificates, as well as other factors.

                                  The yield to investors in the Class A
                                  Certificates will be adversely affected by any allocation thereto of any interest shortfalls not covered by the Insurer.

                                  In general, if the Class A Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the Class A Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that originally anticipated.

                                  The proceeds to the Depositor from the sale of the Offered Certificates were determined based on a number of assumptions, including a prepayment assumption of 20% CPR (as defined herein) and weighted average lives corresponding thereto. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. The yield assumptions for the Offered Certificates will vary as determined at the time of sale.

                                  RESIDUAL CERTIFICATES. Holders of the Residual Certificates are entitled to receive distributions of principal and interest as described herein, but the holders of the Class R-I Certificates are not expected to receive any distributions after the first Distribution Date, and the holders of the Class R-II Certificates are not expected to receive any distributions after the first Distribution Date other than, in the absence of Realized Losses, amounts that may be distributable from time to time in respect of the beneficial ownership interest in the Trust Fund not represented by the Structured Certificate Percentage. However, holders of the Residual Certificates, particularly the Class R-II Certificates will have tax liabilities with respect to their Certificates during the early years of the term of the related REMIC that substantially exceed the principal and interest payable thereon during or prior to such periods. See "--Certain Federal Income Tax Consequences" below, "Yield on the Certificates-- Additional Yield Considerations Applicable Solely to the Residual Certificates" herein and "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Certain Federal Income Tax
  Consequences....................Two separate elections will be made to treat designated portions of the Trust Fund as real estate mortgage investment conduits ("REMIC I" and "REMIC II" respectively, and each a "REMIC") for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each of REMIC I and REMIC II will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

                                  For federal income tax purposes, (i) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (ii) separate non-certificated regular interests in REMIC I will be issued and will be the "regular interests" in REMIC I, (iii) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II and (iv) the Class A Certificates and the Subordinate Certificates will be the "regular interests" in, and will be treated as debt instruments of, REMIC II.

                                  The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under
                                  Section 856(c)(5)(A) of the Code, generally in the same proportion that the assets in the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Offered Certificates are treated as "real estate assets" under Section 856(c)(5)(A) of the Code. The Class A Certificates also will be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See "Certain Federal Income Tax Consequences-- Characterization of Investments in REMIC Certificates" in the Prospectus.

                                  For federal income tax reporting purposes, the Class A Certificates will not be treated as having been issued with original issue discount. The Class A Certificates may be treated for federal income tax purposes as having been issued at a premium. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes is 20% CPR. No representation is made that the Mortgage Loans will prepay at that rate or at any other rate. See "Yield on the Certificates" herein.

                                  Under the REMIC Regulations (as defined
                                  herein), the Residual Certificates will not be regarded as having "significant value" for purposes of applying the rules relating to "excess inclusions". In addition, the Residual Certificates will constitute "noneconomic" residual interests for purposes of the REMIC Regulations. Transfers of the Residual Certificates will be restricted under the Agreement to United States persons (as defined in the Prospectus) in a manner designed to prevent a transfer of a noneconomic residual interest from being disregarded under the REMIC Regulations. See "Certain Federal Income Tax Consequences--REMICs-- Special Tax Considerations Applicable to the Residual Certificates" herein and "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" and "--Noneconomic REMIC Residual Certificates" in the Prospectus. Transfer of the Residual Certificates will also be subject to additional restrictions described under "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" and "ERISA Considerations" herein.

                                  The holders of the Residual Certificates, particularly, the Class R-II Certificates will be required to report an amount of taxable income with respect to the early years of the related REMIC's term that significantly exceeds distributions on such Residual Certificates during such period, with corresponding tax deductions or losses deferred until the later years of the related REMIC's term. Accordingly, on a present value basis, the tax detriments occurring in the earlier years will substantially exceed the sum of any tax benefits in the later years. As a result, such holders' after-tax rate of return may be zero or negative, even if their pre-tax rate of return is positive. See "Yield on the Certificates--Additional Yield Considerations Applicable Solely to the Residual Certificates" and "Certain Federal Income Tax Consequences--Special Tax Considerations Applicable to the Residual Certificates" herein.

                                  For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences" herein and in the Prospectus.

Ratings...........................It is a condition to the issuance of the
                                  Certificates that the Offered Certificates be rated "AAA" by Standard & Poor's and "Aaa" by Moody's. The ratings on the Offered Certificates are based in part on the ratings of the claims- paying ability of the Insurer by Standard & Poor's and Moody's. Any change in the ratings of the Insurer by Standard & Poor's and Moody's may result in a change in the ratings on the Offered Certificates. The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. If another rating agency were to rate the Offered Certificates, such rating agency may assign a rating different from the ratings described above. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments on the Mortgage Loans or the corresponding effect on yield to investors. The ratings on the Class A Certificates do not address the likelihood of receipt by the holders of the Class A Certificates of any amounts in respect of Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls, and the ratings on the Residual Certificates do not address the likelihood of receipt by the holders of the Residual Certificates of any amounts in excess of the initial Certificate Principal Balances thereof and interest thereon. See "Yield on the Certificates" and "Ratings" herein and "Yield Considerations" in the Prospectus.

Legal Investment..................The Offered Certificates will constitute
                                  "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the Prospectus) and, as such, will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities", provided that such restricting legislation was enacted prior to October 3, 1991. Institutions whose investment activities are subject to legal investment laws and regulations or to review by regulatory authorities may be subject to restrictions on investment in the Offered Certificates, particularly the Residual Certificates. Any such institution should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to restrictions on investment. See "Legal Investment" herein and in the Prospectus.

ERISA Considerations..............The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction
                                  Exemption 89-89, to the Underwriter that generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed on such prohibited transactions by
                                  Section 4975(a) and (b) of the Code and
                                  Section 502(i) of ERISA, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by the

                                  Underwriter such as the Class A Certificates, and the servicing and operation of asset pools such as the Mortgage Pool, provided that certain conditions are satisfied. Because Prohibited Transaction Exemption 89- 89 will not apply to the Residual Certificates, Residual Certificates may not be acquired by or on behalf of, or with the assets of, a Plan unless the party acquiring such Residual Certificates provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel, or a certification in lieu of such opinion of counsel, that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Master Servicer, the Trustee, the Trust Fund or the Insurer to any obligation in addition to those undertaken in the Agreement. A fiduciary of any employee benefit plan subject to ERISA or the Code should carefully review with its legal advisors whether the purchase or holding of Residual Certificates could give rise to a transaction that is prohibited or not otherwise permissible under ERISA and the Code. See "ERISA Considerations" herein and in the Prospectus.

                                  RISK FACTORS


     In addition to the matters described elsewhere in this Prospectus Supplement and the Prospectus, prospective investors should carefully consider the following factors before deciding to invest in the Offered Certificates.


UNDERWRITING STANDARDS AND POTENTIAL DELINQUENCIES

     THE ORIGINATOR'S UNDERWRITING STANDARDS ARE PRIMARILY INTENDED TO ASSESS THE VALUE OF THE MORTGAGED PROPERTY AND TO EVALUATE THE ADEQUACY OF SUCH PROPERTY AS COLLATERAL FOR THE MORTGAGE LOAN. THE ORIGINATOR PROVIDES LOANS PRIMARILY TO BORROWERS WHO DO NOT QUALIFY FOR LOANS CONFORMING TO FNMA AND FHLMC GUIDELINES BUT WHO HAVE SUBSTANTIAL EQUITY IN THEIR PROPERTY. WHILE THE ORIGINATOR'S PRIMARY CONSIDERATION IN UNDERWRITING A MORTGAGE LOAN IS THE VALUE OF THE MORTGAGED PROPERTY, THE ORIGINATOR ALSO CONSIDERS, AMONG OTHER THINGS, A MORTGAGOR'S CREDIT HISTORY, REPAYMENT ABILITY AND DEBT SERVICE-TO-INCOME RATIO, AS WELL AS THE TYPE AND USE OF THE MORTGAGED PROPERTY. THE ORIGINATOR'S UNDERWRITING STANDARDS DO NOT PROHIBIT A MORTGAGOR FROM OBTAINING SECONDARY FINANCING FROM OTHER SOURCES AT THE TIME OF ORIGINATION OF THE ORIGINATOR'S FIRST LIEN, WHICH SECONDARY FINANCING WOULD REDUCE THE EQUITY THE MORTGAGOR WOULD OTHERWISE HAVE IN THE RELATED MORTGAGED PROPERTY THAT IS INDICATED IN THE ORIGINATOR'S LOAN-TO-VALUE RATIO DETERMINATION.

     AS A RESULT OF THE ORIGINATOR'S UNDERWRITING STANDARDS, THE MORTGAGE LOANS ARE LIKELY TO EXPERIENCE RATES OF DELINQUENCY, FORECLOSURE AND BANKRUPTCY THAT ARE HIGHER, AND THAT MAY BE SUBSTANTIALLY HIGHER, THAN THOSE EXPERIENCED BY MORTGAGE LOANS UNDERWRITTEN IN A MORE TRADITIONAL MANNER.

     Approximately 1.03% of the Mortgage Loans were thirty days or more but less than sixty days delinquent in their monthly payments, and approximately 0.03% of the Mortgage Loans were sixty days or more but less than ninety days delinquent in their monthly payments, in each case by aggregate principal balance as of the Cut-off Date.

     Furthermore, changes in the values of Mortgaged Properties may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of the Mortgage Loans than on mortgage loans originated in a more traditional manner. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related Mortgage Loans. Approximately 37.89% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, are secured by Mortgaged Properties located in the State of California. If the California residential real estate market should experience an overall decline in property values after the dates of origination of the Mortgage Loans, the rates of delinquencies, foreclosures, bankruptcies and losses on the Mortgage Loans may be expected to increase, and may increase substantially. See "The Mortgage Pool--Underwriting Standards; Representations" herein.


ADDITIONAL RISKS ASSOCIATED WITH THE MORTGAGE LOANS

     Approximately 11.36% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, had a Loan-to-Value Ratio at origination in excess of 80% but will not be covered by a primary mortgage insurance policy. Mortgage Loans with higher Loan-to-Value Ratios may present a greater risk of loss. See "The Mortgage Pool--General" herein.


LIMITED OBLIGATIONS

     The Offered Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, the Originator, the Trustee or any of their respective affiliates. The only obligations of the foregoing entities with respect to the Certificates or any Mortgage Loan will be the obligations of the Depositor, of the Mortgage Loan Seller and of the Master Servicer (in its capacity as Originator) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans and of the Master Servicer with respect to its servicing obligations under the Agreement (including the limited obligation to make certain P&I Advances). Neither the Certificates nor the underlying Mortgage Loans will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, the Originator, the Trustee or any of their respective affiliates. The Offered Certificates are covered by the Policy, as and to the extent described under the caption "Description of the Certificates--Financial Guaranty Insurance Policy" herein. Proceeds of the assets included in the Trust Fund (including the Mortgage Loans) and of the Policy will be the sole source of payments on the Offered Certificates, and there will be no recourse to the Depositor, the Master Servicer, the Originator, the Trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Offered Certificates.


YIELD CONSIDERATIONS

     The yield to maturity on the Class A Certificates may be affected by the resetting of the Mortgage Rates on the Mortgage Loans on the related Adjustment Dates. In addition, because the Mortgage Rate for each Mortgage Loan is based on the Index plus the related Gross Margin, such rate could be higher than prevailing market interest rates, and this may result in an increase in the rate of prepayments on the Mortgage Loans after such adjustment. Finally, because the Mortgage Rates on the Mortgage Loans are based on the Index (and a number of the Mortgage Loans are Delayed First Adjustment Mortgage Loans) while the Pass-Through Rate on the Class A Certificates is based on One-Month LIBOR, any resulting Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls, to the extent not covered by amounts otherwise payable to the Subordinate Certificates, as described herein, will adversely affect the yield to maturity on the Class A Certificates. The Policy will not cover Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls.



                                                  THE MORTGAGE POOL


GENERAL

     References to percentages of the Mortgage Loans unless otherwise noted are calculated based on the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

     The Mortgage Pool will consist of approximately 1,959 conventional, one- to four-family, adjustable-rate Mortgage Loans secured by first liens on residential real properties (the "Mortgaged Properties") and having an aggregate principal balance as of November 1, 1996 (the "Cut-off Date") of approximately $199,895,673, after application of scheduled payments due on or before the Cut-off Date whether or not received, and subject to a permitted variance of plus or minus 5%. The Mortgage Loans have original terms to maturity ranging from 10 years to 30 years.

     Each Mortgage Loan provides for semi-annual adjustment to the Mortgage Rate thereon and for corresponding adjustments to the monthly payment amount due thereon, in each case on each adjustment date applicable thereto (each such date, an "Adjustment Date"). The first Adjustment Date for each Mortgage Loan will generally occur six months from the first Due Date thereon; provided, however, that in the case of approximately 7.55% of the Mortgage Loans (each, a "Delayed First Adjustment Mortgage Loan"), the first Adjustment Date for each such Mortgage Loan will occur after an initial period of two years from the origination thereof. On each Adjustment Date for each Mortgage Loan, the Mortgage Rate thereon will be adjusted to equal the sum, rounded to the nearest multiple of 0.125%, of the Index (as described below) and a fixed percentage amount (the "Gross Margin"); provided, however, that the Mortgage Rate on each such Mortgage Loan will not increase or decrease by more than 1.00% or 1.50% per annum on any related Adjustment Date (the "Periodic Rate Cap") and will not exceed a specified maximum Mortgage Rate over the life of such Mortgage Loan (the "Maximum Mortgage Rate") or be less than a specified minimum Mortgage Rate over the life of such Mortgage

Loan (the "Minimum Mortgage Rate"). Notwithstanding the foregoing, the Delayed First Adjustment Mortgage Loans generally have a Periodic Rate Cap of 3.00% per annum, as provided in the related Mortgage Note, for their first Adjustment Date. Effective with the first monthly payment due on each Mortgage Loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Rate Caps and the Maximum Mortgage Rates, the Mortgage Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the Index and Gross Margin, rounded as described herein. See "--The Index" herein. None of the Mortgage Loans permits the related mortgagor to convert the adjustable Mortgage Rate thereon to a fixed Mortgage Rate.

     The Mortgage Loans are secured by first mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties consisting of attached, detached or semi-detached one- to four-family dwelling units, townhouses, individual condominium units and individual units in planned unit developments and manufactured housing. The Mortgage Loans to be included in the Mortgage Pool will be acquired by the Depositor indirectly from the Originator. See "--Underwriting Standards; Representations" herein. The Originator will act as the master servicer for the Mortgage Loans pursuant to the Agreement (in such capacity, the "Master Servicer").

     Approximately 11.36% of the Mortgage Loans had a Loan-to-Value Ratio at origination in excess of 80% but will not be covered by a primary mortgage insurance policy. No Mortgage Loan will have a Loan-to-Value Ratio at origination exceeding 85.42%. There can be no assurance that the Loan-toValue Ratio of any Mortgage Loan determined at any time after origination is less than or equal to its original Loan-to-Value Ratio.

     All of the Mortgage Loans have scheduled monthly payments due on the first day of the month (with respect to each Mortgage Loan, a "Due Date"). Each Mortgage Loan will contain a customary "due-on-sale" clause.

     Approximately 51.41% of the Mortgage Loans provide for payment by the mortgagor of a prepayment charge in limited circumstances on certain prepayments. Generally, each such Mortgage Loan provides for payment of a prepayment charge on certain partial or full prepayments made for up to five years from the date of origination of such Mortgage Loan. The amount of the prepayment charge is as provided in the related Mortgage Note, and such prepayment charge will apply if, in any twelve-month period generally during the first five years from the date of origination of such Mortgage Loan, the Mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of such Mortgage Loan. The amount of the prepayment charge will generally be equal to six months' advance interest calculated on the basis of the Mortgage Rate in effect at the time of such prepayment on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan. The Master Servicer will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution on the Certificates.

     None of the Mortgage Loans are Buydown Mortgage Loans.

     The Mortgage Loans had Mortgage Rates as of the Cut-off Date of not less than 6.500% per annum and not more than 16.100% per annum and the weighted average Mortgage Rate was approximately 9.7930% per annum. As of the Cut-off Date, the Mortgage Loans had Gross Margins ranging from 3.000% to 8.500%, Minimum Mortgage Rates ranging from 6.500% per annum to 16.100% per annum and Maximum Mortgage Rates ranging from 12.850% per annum to 22.990% per annum. As of the Cut-off Date, the weighted average Gross Margin was approximately 5.6500%, the weighted average Minimum Mortgage Rate was approximately 9.7930% per annum and the weighted average Maximum Mortgage Rate was approximately 16.2922% per annum. The latest first Adjustment Date following the Cut-off Date on any Mortgage Loan occurs in October 1998 and the weighted average next Adjustment Date for all of the Mortgage Loans following the Cut-off Date is April 1997.

     The weighted average remaining term to maturity of the Mortgage Loans will be approximately 29 years and 4 months as of the Cut-off Date. None of the Mortgage Loans will have a first Due Date prior to May 1996 or after December 1996, or will have a remaining term to maturity of less than 9 years and 10 months or greater than 30 years as of the Cut-off Date. The latest maturity date of any Mortgage Loan is November 2026.

     The average principal balance of the Mortgage Loans at origination was approximately $102,136. No Mortgage Loan had a principal balance at origination of greater than $500,000 or less than $10,400. The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $102,040. No Mortgage Loan had a principal balance as of the Cut-off Date of greater than $499,812 or less than $10,311.

     The Mortgage Loans are expected to have the following characteristics as of the Cut-off Date (the sum in any column may not equal the total indicated due to rounding):


                               PRINCIPAL BALANCES OF THE MORTGAGE LOANS AT ORIGINATION

                                                                                                    % OF
                                                         NUMBER      AGGREGATE ORIGINAL      AGGREGATE ORIGINAL
         RANGE ($)                                      OF LOANS      PRINCIPAL BALANCE       PRINCIPAL BALANCE
         ---------                                      --------     -------------------     ------------------
        0.01 -   50,000.00 ..........................       409        $  14,280,265.00                 7.14%
   50,000.01 -   100,000.00..........................       765           57,167,328.00                28.57
  100,000.01 -   150,000.00..........................       448           54,803,489.00                27.39
  150,000.01 -   200,000.00..........................       174           30,017,595.00                15.00
  200,000.01 -   250,000.00..........................        84           18,847,659.00                 9.42
  250,000.01 -   300,000.00..........................        40           10,964,850.00                 5.48
  300,000.01 -   350,000.00..........................        20            6,542,031.00                 3.27
  350,000.01 -   400,000.00..........................        13            4,740,858.00                 2.37
  400,000.01 -   450,000.00..........................         3            1,232,478.00                 0.62
  450,000.01 -   500,000.00..........................         3            1,488,750.00                 0.74
                                                         ------        ----------------             --------
     Total...........................................     1,959        $ 200,085,303.00               100.00%
                                                         ======        ================             =========




     The average principal balance of the Mortgage Loans at origination was approximately $102,136. No Mortgage Loan had a principal balance at origination greater than $500,000 or less than $10,400.


                        PRINCIPAL BALANCES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE


                                                                      AGGREGATE            % OF AGGREGATE
                                                                  PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                                     NUMBER       OUTSTANDING AS OF       OUTSTANDING AS OF
        RANGE ($)                                   OF LOANS       THE CUT-OFF DATE       THE CUT-OFF DATE
        ---------                                   --------      ------------------     -----------------
        0.01 -  50,000.00 .......................        409      $  14,257,821.10                  7.13%
   50,000.01 -  100,000.00.......................        765         57,112,209.84                 28.57
  100,000.01 -  150,000.00.......................        448         54,753,536.56                 27.39
  150,000.01 -  200,000.00.......................        174         29,991,115.40                 15.00
  200,000.01 -  250,000.00.......................         84         18,832,394.33                  9.42
  250,000.01 -  300,000.00.......................         40         10,956,285.38                  5.48
  300,000.01 -  350,000.00.......................         20          6,536,073.82                  3.27
  350,000.01 -  400,000.00.......................         13          4,736,876.34                  2.37
  400,000.01 -  450,000.00.......................          3          1,231,274.52                  0.62
  450,000.01 -  500,000.00.......................          3          1,488,085.87                  0.74
                                                       -----      ----------------              --------
     Total.......................................      1,959      $ 199,895,673.16                100.00%
                                                       =====      ================              =========



     The average principal balance of the Mortgage Loans as of the Cut-off Date was approximately $102,040. No Mortgage Loan had a principal balance as of the Cut-off Date greater than $499,812 or less than $10,311.


                                              MORTGAGED PROPERTY TYPES

                                                                              AGGREGATE            % OF AGGREGATE
                                                                          PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER        OUTSTANDING AS OF      OUTSTANDING AS OF
PROPERTY TYPE                                              OF LOANS       THE CUT-OFF DATE        THE CUT-OFF DATE
-------------                                              --------      ------------------      -----------------
Single Family............................................     1,628       $ 166,183,986.24             83.14%
Two- to Four-Family......................................       130          12,344,856.46              6.18
Condominium..............................................        79           6,986,501.57              3.50
Town House...............................................         5             440,080.68              0.22
Planned Unit Development.................................        94          12,310,306.99              6.16
Manufactured Housing.....................................        23           1,629,941.22              0.82
                                                             ------       ----------------          --------
     Total...............................................     1,959       $ 199,895,673.16            100.00%
                                                             ======       ================          =========





                                         MORTGAGED PROPERTY OCCUPANCY STATUS

                                                                              AGGREGATE            % OF AGGREGATE
                                                                          PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER        OUTSTANDING AS OF      OUTSTANDING AS OF
OCCUPANCY STATUS                                           OF LOANS       THE CUT-OFF DATE        THE CUT-OFF DATE
----------------                                           --------       ----------------        ----------------
Owner-Occupied...........................................     1,755       $ 184,019,979.07                92.06%
Non Owner-Occupied.......................................       204          15,875,694.09                 7.94
                                                             ------       ----------------             --------
     Total...............................................     1,959       $ 199,895,673.16               100.00%
                                                             ======       ================             =========



     The occupancy status of a Mortgaged Property is as represented by the mortgagor in its loan application.



                                 MORTGAGE RATES OF THE MORTGAGE LOANS AT ORIGINATION

                                                                              AGGREGATE            % OF AGGREGATE
                                                                          PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER        OUTSTANDING AS OF      OUTSTANDING AS OF
MORTGAGE RATE (%)                                          OF LOANS       THE CUT-OFF DATE        THE CUT-OFF DATE
-----------------                                          --------       ----------------        ----------------
 6.500 - 6.999...........................................       24        $   3,313,192.40                1.66%
 7.000 - 7.499...........................................       19            2,474,156.67                1.24
 7.500 - 7.999...........................................      113           16,718,535.49                8.36
 8.000 - 8.499...........................................       76            9,421,579.14                4.71
 8.500 - 8.999...........................................      231           26,212,476.19               13.11
 9.000 - 9.499...........................................      131           14,831,007.63                7.42
 9.500 - 9.999...........................................      463           50,441,620.91               25.23
10.000 - 10.499..........................................      215           23,369,022.44               11.69
10.500 - 10.999..........................................      269           24,291,642.71               12.15
11.000 - 11.499..........................................       94            7,991,879.60                4.00
11.500 - 11.999..........................................      107            7,911,626.12                3.96
12.000 - 12.499..........................................       54            3,605,485.39                1.80
12.500 - 12.999..........................................       85            5,407,272.93                2.71
13.000 - 13.499..........................................       24            1,356,688.59                0.68
13.500 - 13.999..........................................       27            1,573,473.84                0.79
14.000 - 14.499..........................................       13              532,052.44                0.27
14.500 - 14.999..........................................       10              287,272.38                0.14
15.500 - 15.999..........................................        3              137,190.47                0.07
16.000 - 16.499..........................................        1               19,497.82                0.01
                                                            ------        ----------------            --------
     Total...............................................    1,959        $ 199,895,673.16              100.00%
                                                            ======        ================            =========


                             MORTGAGE RATES OF THE MORTGAGE LOANS AS OF THE CUT-OFF DATE


                                                                              AGGREGATE            % OF AGGREGATE
                                                                          PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER        OUTSTANDING AS OF      OUTSTANDING AS OF
MORTGAGE RATE (%)                                          OF LOANS       THE CUT-OFF DATE        THE CUT-OFF DATE
-----------------                                          --------      ------------------      -----------------
 6.500 - 6.999...........................................       24       $   3,313,192.40                 1.66%
 7.000 - 7.499...........................................       19           2,474,156.67                 1.24
 7.500 - 7.999...........................................      113          16,718,535.49                 8.36
 8.000 - 8.499...........................................       76           9,421,579.14                 4.71
 8.500 - 8.999...........................................      231          26,212,476.19                13.11
 9.000 - 9.499...........................................      131          14,831,007.63                 7.42
 9.500 - 9.999...........................................      463          50,441,620.91                25.23
10.000 - 10.499..........................................      215          23,369,022.44                11.69
10.500 - 10.999..........................................      269          24,291,642.71                12.15
11.000 - 11.499..........................................       94           7,991,879.60                 4.00
11.500 - 11.999..........................................      107           7,911,626.12                 3.96
12.000 - 12.499..........................................       54           3,605,485.39                 1.80
12.500 - 12.999..........................................       85           5,407,272.93                 2.71
13.000 - 13.499..........................................       24           1,356,688.59                 0.68
13.500 - 13.999..........................................       27           1,573,473.84                 0.79
14.000 - 14.499..........................................       13             532,052.44                 0.27
14.500 - 14.999..........................................       10             287,272.38                 0.14
15.500 - 15.999..........................................        3             137,190.47                 0.07
16.000 - 16.499..........................................        1              19,497.82                 0.01
                                                            ------       ----------------             --------
     Total...............................................    1,959       $ 199,895,673.16               100.00%
                                                            ======       ================             =========



     As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans was approximately 9.7930% per annum.



                              ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGED PROPERTIES

                                                                              AGGREGATE            % OF AGGREGATE
                                                                          PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER        OUTSTANDING AS OF      OUTSTANDING AS OF
LOAN-TO-VALUE RATIO (%)                                    OF LOANS       THE CUT-OFF DATE        THE CUT-OFF DATE
-----------------------                                    --------      ------------------      -----------------
Less than or equal to 25.00..............................       15       $     388,474.24                 0.19%
25.01 - 30.00............................................        9             441,492.00                 0.22
30.01 - 35.00............................................        9             374,796.95                 0.19
35.01 - 40.00............................................       15             931,733.34                 0.47
40.01 - 45.00............................................       24           1,561,181.52                 0.78
45.01 - 50.00............................................       43           3,045,480.02                 1.52
50.01 - 55.00............................................       68           4,795,957.32                 2.40
55.01 - 60.00............................................       81           6,289,414.64                 3.15
60.01 - 65.00............................................      134          10,691,775.22                 5.35
65.01 - 70.00............................................      248          22,824,451.66                11.42
70.01 - 75.00............................................      559          58,439,273.45                29.23
75.01 - 80.00............................................      587          67,402,449.54                33.72
80.01 - 85.00............................................      166          22,533,341.13                11.27
85.01 - 90.00............................................        1             175,852.13                 0.09
                                                           -------    -------------------             --------
     Total...............................................    1,959      $  199,895,673.16               100.00%
                                                            ======      =================              ========



     The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans was approximately 74.14%. No Mortgage Loan had a Loan-to-Value Ratio at origination greater than 85.42% or less than approximately 5.88%.


                                 GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                              AGGREGATE            % OF AGGREGATE
                                                                          PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER        OUTSTANDING AS OF      OUTSTANDING AS OF
LOCATION                                                   OF LOANS       THE CUT-OFF DATE        THE CUT-OFF DATE
--------                                                   --------      ------------------      -----------------
Alabama..................................................       4       $     192,189.67                 0.10%
Arizona..................................................      79           6,462,403.06                 3.23
California...............................................     572          75,738,780.85                37.89
Colorado.................................................     146          15,173,583.95                 7.59
Connecticut..............................................      16           1,541,628.77                 0.77
Delaware.................................................       4             506,033.57                 0.25
District of Columbia.....................................       1              64,451.20                 0.03
Florida..................................................      22           1,813,626.03                 0.91
Georgia..................................................      17           1,226,865.32                 0.61
Hawaii...................................................       1             149,888.68                 0.07
Idaho....................................................      12           1,107,085.81                 0.55
Illinois.................................................     114          11,758,706.76                 5.88
Indiana..................................................      25           1,674,152.21                 0.84
Iowa.....................................................       4             208,121.16                 0.10
Kansas...................................................      15             929,130.73                 0.46
Kentucky.................................................       4             245,492.46                 0.12
Louisiana................................................       9             459,865.58                 0.23
Maine....................................................       6             770,245.43                 0.39
Maryland.................................................       5             646,433.21                 0.32
Massachusetts............................................      28           2,829,488.36                 1.42
Michigan.................................................     107           8,758,616.75                 4.38
Minnesota................................................     101           9,430,695.93                 4.72
Missouri.................................................      78           3,984,000.68                 1.99
Montana..................................................       1              59,956.90                 0.03
Nevada...................................................      28           3,113,016.47                 1.56
New Hampshire............................................       6             407,806.03                 0.20
New Jersey...............................................      31           3,761,397.07                 1.88
New Mexico...............................................      45           4,926,111.24                 2.46
New York.................................................      41           4,583,174.03                 2.29
North Carolina...........................................       8             415,255.91                 0.21
Ohio.....................................................      66           3,133,868.51                 1.57
Oklahoma.................................................       4             205,454.45                 0.10
Oregon...................................................      62           6,123,328.23                 3.06
Pennsylvania.............................................      77           4,009,948.13                 2.01
Rhode Island.............................................       1              61,586.69                 0.03
Tennessee................................................      11             774,921.53                 0.39
Texas....................................................      51           5,572,498.55                 2.79
Utah.....................................................      52           5,122,796.90                 2.56
Washington...............................................      97          11,032,283.27                 5.52
Wisconsin................................................       6             804,460.44                 0.40
Wyoming..................................................       2             116,322.64                 0.06
                                                           ------       ----------------             --------
     Total...............................................   1,959       $ 199,895,673.16               100.00%
                                                           ======       ================             =========




     The aggregate principal balance of Mortgage Loans in the California zip code with the largest amount of such Mortgage Loans, by aggregate principal balance as of the Cut-off Date, was approximately $1,012,216.


                                            PURPOSE OF THE MORTGAGE LOANS

                                                                              AGGREGATE            % OF AGGREGATE
                                                                          PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER        OUTSTANDING AS OF      OUTSTANDING AS OF
LOAN PURPOSE                                               OF LOANS       THE CUT-OFF DATE        THE CUT-OFF DATE
------------                                               --------       ----------------        ----------------
Purchase.................................................      396       $  48,154,288.33                24.09%
Equity-out Refinance.....................................      885          78,378,926.60                39.21
Rate/Term Refinance......................................      678          73,362,458.23                36.70
                                                            ------      -----------------             --------
     Total...............................................    1,959       $ 199,895,673.16               100.00%
                                                            ======       ================             =========





                                         LOAN PROGRAMS OF THE MORTGAGE LOANS

                                                                              AGGREGATE            % OF AGGREGATE
                                                                          PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER        OUTSTANDING AS OF      OUTSTANDING AS OF
LOAN PROGRAM                                               OF LOANS       THE CUT-OFF DATE        THE CUT-OFF DATE
------------                                               --------       ----------------        ----------------
Full Documentation Program...............................     1,301       $ 128,121,072.66                64.09%
Fast Trac, QuickCredit or QuickCredit Fast Trac
   Documentation Program.................................       229          31,297,242.76                15.66
Stated Income Documentation Program......................       356          36,009,794.26                18.01
INSTA Credit or INSTA Credit Fast Trac...................        73           4,467,563.48                 2.23
                                                             ------       ----------------            ---------
     Total...............................................     1,959       $ 199,895,673.16               100.00%
                                                             ======       ================            ==========




                                        RISK CATEGORIES OF THE MORTGAGE LOANS

                                                                              AGGREGATE            % OF AGGREGATE
                                                                          PRINCIPAL BALANCE      PRINCIPAL BALANCE
                                                            NUMBER        OUTSTANDING AS OF      OUTSTANDING AS OF
RISK CATEGORIES                                            OF LOANS       THE CUT-OFF DATE        THE CUT-OFF DATE
---------------                                            --------       ----------------        ----------------
A-.......................................................       920       $ 101,261,952.09                50.66%
B+.......................................................       265          28,640,543.36                14.33
B........................................................       194          19,192,294.93                 9.60
B-.......................................................       206          19,275,875.18                 9.64
C........................................................       267          23,860,656.77                11.94
C-.......................................................       107           7,664,350.83                 3.83
                                                             ------      -----------------            ---------
     Total...............................................     1,959       $ 199,895,673.16               100.00%
                                                             ======       ================            ==========


                                    MAXIMUM MORTGAGE RATES OF THE MORTGAGE LOANS

                                                                             AGGREGATE            % OF AGGREGATE
                                                                         PRINCIPAL BALANCE       PRINCIPAL BALANCE
    MAXIMUM                                                 NUMBER       OUTSTANDING AS OF       OUTSTANDING AS OF
MORTGAGE RATE (%)                                          OF LOANS      THE CUT-OFF DATE        THE CUT-OFF DATE
-----------------                                          --------     ------------------      -----------------
12.500 - 12.999.........................................         9     $    1,293,823.18                  0.65%
13.000 - 13.499.........................................        11          1,423,917.95                  0.71
13.500 - 13.999.........................................        71         10,394,102.80                  5.20
14.000 - 14.499.........................................        52          5,687,430.05                  2.85
14.500 - 14.999.........................................       183         22,852,643.62                 11.43
15.000 - 15.499.........................................        90         11,808,057.52                  5.91
15.500 - 15.999.........................................       329         36,208,337.34                 18.11
16.000 - 16.499.........................................       184         19,326,008.74                  9.67
16.500 - 16.999.........................................       383         38,958,021.63                 19.49
17.000 - 17.499.........................................       150         16,056,102.34                  8.03
17.500 - 17.999.........................................       181         15,205,184.07                  7.61
18.000 - 18.499.........................................        67          4,845,111.97                  2.42
18.500 - 18.999.........................................        89          6,262,507.00                  3.13
19.000 - 19.499.........................................        48          3,461,167.74                  1.73
19.500 - 19.999.........................................        62          3,992,533.10                  2.00
20.000 - 20.499.........................................        18            708,977.18                  0.35
20.500 - 20.999.........................................        19            919,248.63                  0.46
21.000 - 21.499.........................................         6            265,098.41                  0.13
21.500 - 21.999.........................................         4             97,652.51                  0.05
22.000 - 22.499.........................................         1             19,497.82                  0.01
22.500 - 22.999.........................................         2            110,249.56                  0.06
                                                            ------      ----------------             ---------
     Total..............................................     1,959      $ 199,895,673.16                100.00%
                                                             ======      ================             ==========



     The weighted average Maximum Mortgage Rate of the Mortgage Loans as of the Cut-off Date was approximately 16.2922% per annum.


                                    MINIMUM MORTGAGE RATES OF THE MORTGAGE LOANS

                                                                             AGGREGATE            % OF AGGREGATE
                                                                         PRINCIPAL BALANCE       PRINCIPAL BALANCE
    MINIMUM                                                 NUMBER       OUTSTANDING AS OF       OUTSTANDING AS OF
MORTGAGE RATE (%)                                          OF LOANS      THE CUT-OFF DATE        THE CUT-OFF DATE
-----------------                                          --------     ------------------      -----------------
 6.500-  6.999..........................................        24      $   3,313,192.40                  1.66%
 7.000-  7.499..........................................        19          2,474,156.67                  1.24
 7.500-  7.999..........................................       113         16,718,535.49                  8.36
 8.000-  8.499..........................................        76          9,421,579.14                  4.71
 8.500-  8.999..........................................       231         26,212,476.19                 13.11
 9.000-  9.499..........................................       131         14,831,007.63                  7.42
 9.500-  9.999..........................................       463         50,441,620.91                 25.23
10.000 - 10.499.........................................       215         23,369,022.44                 11.69
10.500 - 10.999.........................................       269         24,291,642.71                 12.15
11.000 - 11.499.........................................        94          7,991,879.60                  4.00
11.500 - 11.999.........................................       107          7,911,626.12                  3.96
12.000 - 12.499.........................................        54          3,605,485.39                  1.80
12.500 - 12.999.........................................        85          5,407,272.93                  2.71
13.000 - 13.499.........................................        24          1,356,688.59                  0.68
13.500 - 13.999.........................................        27          1,573,473.84                  0.79
14.000 - 14.499.........................................        13            532,052.44                  0.27
14.500 - 14.999.........................................        10            287,272.38                  0.14
15.500 - 15.999.........................................         3            137,190.47                  0.07
16.000 - 16.499.........................................         1             19,497.82                  0.01
                                                            ------      ----------------             ---------
     Total..............................................     1,959      $ 199,895,673.16                100.00%
                                                            ======      ================             ==========


     The weighted average Minimum Mortgage Rate of the Mortgage Loans as of the Cut-off Date was approximately 9.7930% per annum.


                                         GROSS MARGINS OF THE MORTGAGE LOANS

                                                                             AGGREGATE            % OF AGGREGATE
                                                                         PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF       OUTSTANDING AS OF
GROSS MARGIN (%)                                           OF LOANS      THE CUT-OFF DATE        THE CUT-OFF DATE
----------------                                           --------      ----------------        ----------------
3.000 - 3.249...........................................         2      $     390,922.58                  0.20%
3.250 - 3.499...........................................         1            146,089.30                  0.07
3.500 - 3.749...........................................        65          6,453,717.77                  3.23
3.750 - 3.999...........................................       116         13,060,307.35                  6.53
4.000 - 4.249...........................................       142         14,118,575.18                  7.06
4.250 - 4.499...........................................        70          7,386,461.16                  3.70
4.500 - 4.749...........................................        78          7,005,596.13                  3.50
4.750 - 4.999...........................................        77          9,271,656.27                  4.64
5.000 - 5.249...........................................       132         12,929,738.78                  6.47
5.250 - 5.499...........................................       119         11,178,982.90                  5.59
5.500 - 5.749...........................................        92         10,669,439.43                  5.34
5.750 - 5.999...........................................       159         19,908,889.15                  9.96
6.000 - 6.249...........................................        81          7,881,726.27                  3.94
6.250 - 6.499...........................................       136         12,024,508.79                  6.02
6.500 - 6.749...........................................       170         20,164,206.14                 10.09
6.750 - 6.999...........................................       203         21,311,949.46                 10.66
7.000 - 7.249...........................................       152          9,705,480.82                  4.86
7.250 - 7.499...........................................       140         13,967,615.02                  6.99
7.500 - 7.749...........................................        10            793,535.36                  0.40
7.750 - 7.999...........................................         7          1,009,971.43                  0.51
8.000 - 8.249...........................................         3            243,938.34                  0.12
8.250 - 8.499...........................................         3            247,769.26                  0.12
8.500 - 8.749 ..........................................         1             24,596.27                  0.01
                                                            ------      ----------------             ---------
     Total .............................................     1,959      $ 199,895,673.16                100.00%
                                                            ======      ================             ==========



     The weighted average Gross Margin of the Mortgage Loans as of the Cut-off Date was approximately 5.6500%.


                                    NEXT ADJUSTMENT DATES FOR THE MORTGAGE LOANS

                                                                             AGGREGATE            % OF AGGREGATE
                                                                         PRINCIPAL BALANCE       PRINCIPAL BALANCE
                                                            NUMBER       OUTSTANDING AS OF       OUTSTANDING AS OF
MONTH OF NEXT ADJUSTMENT DATE                              OF LOANS      THE CUT-OFF DATE        THE CUT-OFF DATE
-----------------------------                              --------     ------------------      -----------------
December 1996...........................................         1      $        78,689.39                0.04%
February 1997...........................................        16            1,754,146.86                0.88
March 1997..............................................       829           83,669,246.25               41.86
April 1997..............................................       945           95,640,620.17               47.85
May 1997................................................        37            3,656,277.73                1.83
April 1998..............................................         1               63,835.39                0.03
May 1998................................................         3              307,786.15                0.15
June 1998...............................................         2              315,518.00                0.16
July 1998...............................................        22            2,610,763.07                1.31
August 1998.............................................        40            4,738,804.57                2.37
September 1998..........................................        29            3,279,811.93                1.64
October 1998............................................        34            3,780,173.65                1.89
                                                            ------        ----------------            --------
     Total..............................................     1,959        $ 199,895,673.16              100.00%
                                                            ======        ================            =========



     As of the Cut-off Date, the weighted average next Adjustment Date of the Mortgage Loans was April 1997.

THE INDEX

     As of any Adjustment Date, the Index applicable to the determination of the Mortgage Rate on each Mortgage Loan will be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in THE WALL STREET JOURNAL and as most recently available as of the first business day 45 days prior to such Adjustment Date, as specified in the related Mortgage Note.

     In the event that the Index becomes unavailable or otherwise unpublished, the Master Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

     The table below sets forth historical average rates of six-month LIBOR for the months indicated as made available from FNMA, which rates may differ from the rates of the Index, which is six-month LIBOR as published in THE WALL STREET JOURNAL as described above. The table does not purport to be representative of the subsequent rates of the Index which will be used to determine the Mortgage Rate on each Mortgage Loan.

                                                                                YEAR
                                                  -------------------------------------------------------------
MONTH                                             1996      1995     1994     1993      1992     1991      1990
-----                                             ----      ----     ----     ----      ----     ----      ----
January...........................................5.34%     6.69%    3.39%    3.44%     4.25%    7.13%     8.44%
February..........................................5.29      6.44     4.00     3.33      4.38     6.89      8.44
March.............................................5.52      6.44     4.25     3.38      4.55     6.53      8.69
April.............................................5.42      6.31     4.63     3.31      4.27     6.31      9.00
May...............................................5.64      6.06     5.00     3.44      4.25     6.19      8.50
June..............................................5.84      5.88     5.25     3.56      4.13     6.56      8.44
July..............................................5.92      5.88     5.33     3.56      3.63     6.31      8.05
August............................................5.74      5.94     5.33     3.44      3.63     5.88      8.19
September.........................................5.75      5.99     5.69     3.38      3.31     5.69      8.42
October...........................................5.58      5.95     6.00     3.50      3.64     5.36      8.06
November..........................................          5.74     6.44     3.52      3.89     4.94      8.38
December..........................................          5.56     7.00     3.50      3.64     4.25      7.56




UNDERWRITING STANDARDS; REPRESENTATIONS

     The Mortgage Loans will be acquired by the Depositor from the Mortgage Loan Seller, who in turn will have acquired the Mortgage Loans indirectly from the Originator. All of the Mortgage Loans were originated or acquired by the Originator, generally in accordance with the underwriting criteria described herein.

     The information set forth below with regard to the Originator's underwriting standards has been provided to the Depositor or compiled from information provided to the Depositor by the Originator. None of the Depositor, the Mortgage Loan Seller, the Trustee or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

     The Mortgage Loans were originated generally in accordance with guidelines (the "Long Beach Guidelines") established by Long Beach's underwriting department (or that of Long Beach's predecessor in interest, Long Beach Bank, F.S.B.) under Long Beach's "Full Documentation," "Fast Trac," "QuickCredit," "QuickCredit Fast Trac" or "Stated Income", "INSTA Credit" or "INSTA Credit Fast Trac" residential loan programs (the "Long Beach Programs"). The Long Beach Guidelines are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral and are also intended to consider the mortgagor's credit standing and repayment ability. On a case-by-case basis and only with the approval of two or more senior lending officers, Long Beach may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception.

Compensating factors may include, but are not limited to, low loan-to-value ratio, low debt-to-income ratio, good credit history, stable employment and time in residence at the applicant's current address. It is expected that a substantial number of the Mortgage Loans to be included in the Mortgage Pool will represent such underwriting exceptions.

     Under the Long Beach Programs, the underwriting department of Long Beach or of the applicable originator for Long Beach reviews and verifies the loan applicant's sources of income (except under the Stated Income and Fast Trac programs), calculates the amount of income from all such sources indicated on the loan application, reviews the credit history of the applicant and calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the mortgaged property for compliance with the Long Beach Guidelines. The Long Beach Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires (i) an appraisal of the mortgaged property which conforms to FHLMC and FNMA standards and (ii) a review of such appraisal, which review may be conducted by a Long Beach staff appraiser or representative and, depending upon the original principal balance and loan-to-value ratio of the mortgaged property may include a desk review of the original appraisal or a drive-by review appraisal of the mortgaged property. The Long Beach Guidelines permit single-family loans with loan-to-value ratios at origination of up to 90% (generally 75%, 55% and 50% under the Stated Income, INSTA Credit and INSTA Credit Fast Trac programs, respectively), depending on the type and use of the property, the creditworthiness of the mortgagor and the debt-to-income ratio. Under the Full Documentation program, the maximum combined loan-to-value ratio for purchase money mortgage loans, including any second deeds of trust subordinate to Long Beach's first deed of trust, is 90%.

     All of the Mortgage Loans originated in the Long Beach Programs are based on loan application packages submitted through mortgage brokerage companies or at Long Beach's retail branches or are purchased from approved originators pursuant to the Long Beach Guidelines described herein. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to Long Beach for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made. No single mortgage brokerage company accounts for more than 5%, measured by outstanding principal balance, of the single-family mortgage loans originated by Long Beach.

     Each prospective mortgagor completes an application which includes information with respect to the applicant's liabilities, income, credit history and employment history, as well as certain other personal information. Long Beach obtains a credit report on each applicant from a credit reporting company. The applicant must generally provide to Long Beach or the originator a letter explaining all late payments on mortgage debt and, generally, consumer (i.e., non-mortgage) debt. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. Under the Full Documentation program, self-employed individuals are generally required to submit their two most recent federal income tax returns. As part of its quality control system, Long Beach reverifies information with respect to the foregoing matters that has been provided by the mortgage brokerage company prior to funding a loan and periodically audits files based on a random sample of closed loans. In the course of its pre-funding audit, Long Beach reverifies the income of each mortgagor or, for a self-employed individual, reviews the income documentation obtained pursuant to the Long Beach Guidelines (except under the Stated Income program). Long Beach generally verifies the source of funds for the down payment.

     Mortgaged properties that are to secure mortgage loans underwritten under the Long Beach Programs are appraised by qualified independent appraisers who are approved by Long Beach's internal chief appraiser. In most cases, below-average properties (including properties requiring major deferred maintenance) are not acceptable as security for Long Beach mortgage loans in the Long Beach Programs. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is reviewed by a Long Beach staff appraiser or representative before the loan is funded.

     The Long Beach Guidelines are less stringent than the standards generally acceptable to FNMA and FHLMC with regard to the mortgagor's credit standing and repayment ability. Mortgagors who qualify under the Long Beach Programs generally have payment histories and debt ratios which would not satisfy FNMA and FHLMC underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Long Beach Guidelines establish the maximum permitted loan-to-value ratio for each loan type based upon these and other risk factors.

     The QuickCredit and QuickCredit Fast Trac residential loan programs are alternative risk grading programs whereby the various risk categories are assigned in a manner similar to that used for the Full Documentation and Fast Trac loan programs except that consumer credit history is not used to determine the appropriate risk grading. As in the Full Documentation and Fast Trac residential loan programs, the QuickCredit and QuickCredit Fast Trac residential loan programs use consumer credit to determine debt-to-income ratios. Maximum loan-to-value ratios and maximum loan amounts are generally lower under the QuickCredit and QuickCredit Fast Trac residential loan programs than those permitted under the Full Documentation or Fast Trac residential loan programs, respectively. In general, the QuickCredit residential loan program is similar to the Full Documentation residential loan program except that the QuickCredit residential loan program does not consider consumer credit history, requires lower maximum loan-to-value ratios and requires lower maximum loan amounts. In most other respects, the requirements of the QuickCredit and the QuickCredit Fast Trac residential loan programs correspond to the requirements of the Full Documentation and Fast Trac residential loan programs, respectively.

     Under the Stated Income residential loan program, the mortgagor's employment and income sources must be stated on the mortgagor's application. The mortgagor's income as stated must be reasonable for the related occupation and such determination as to reasonableness is subject to the loan underwriter's discretion. However, the mortgagor's income as stated on the application is not independently verified. Verification of employment is required for salaried mortgagors only. Maximum loan-to-value ratios are generally lower under the Stated Income residential loan program than those permitted under the Full Documentation residential loan program. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral property underwriting guidelines apply to the Stated Income residential loan program as apply to the Full Documentation residential loan program.

     Under the INSTA Credit and INSTA Credit Fast Trac residential loan programs, the mortgagor's derogatory consumer and mortgage credit history may be waived if a reasonable explanation for the problem is given, and the problem which caused the derogatory items to occur no longer exists. Any bankruptcy must be discharged or dismissed prior to approval. The maximum loan-to-value ratios for the INSTA Credit and the INSTA Credit Fast Trac programs are generally 55% and 50%, respectively. The maximum debt-to-income ratios are generally 60% and 55%, respectively.

         Long Beach requires title insurance on all mortgage loans in the Long Beach Programs secured by liens on real property. Long Beach also requires that fire and extended coverage casualty insurance be maintained on the secured property in an amount at least equal to the principal balance of the related single-family loan or the replacement cost of the property, whichever is less.

RISK CATEGORIES

     Under the Long Beach Programs, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio and loan amount, given the occupancy status of the mortgaged property and the mortgagor's credit history and debt ratio. In general, higher credit risk mortgage loans are graded in categories which permit higher debt ratios and more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies; however, the Long Beach Programs establish lower maximum loan-to-value ratios and maximum loan amounts for loans graded in such categories.

     The Long Beach Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

     "AMBASSADOR"; CREDIT GRADE: "A". Under the "A" risk category, the applicant must have generally repaid installment of revolving debt according to its terms and demonstrated steady employment over the last five years. A maximum of one 30-day late payment, and no 60-day late payments, within the last 12 months is permitted on an existing mortgage loan. Certain non-consumer credit, collections, or judgments may be disregarded on a case-by-case basis. Any and all payments 60 days or more late within the past 12 months may not represent more than 25% of the credit reported during that period. No collection accounts or charge-offs may remain open after the funding of the loan. No bankruptcy, discharge or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. Mortgage loans originated under the "Ambassador" program must be owner-occupied. A maximum Loan to-Value Ratio of 85% is permitted for a purchase and/or refinance mortgage loan on a single family property, and a maximum Loan-to-Value Ratio of 75% is permitted on a mortgaged property consisting of two-to-four units and condominium properties. The debt service-to-income ratio generally ranges from 45% or less to 55% or less based on the mortgagor's net disposable income.

     "PROGRAM I"; CREDIT GRADE: "A-". Under the "A-" risk category, the applicant generally must have repaid installment of revolving debt according to its terms and have demonstrated steady employment over the last two years. A maximum of one 30-day late payment, and no 60-day late payments, within the last 12 months is permitted on an existing mortgage loan. Certain non-consumer credit, collections, or judgments may be disregarded on a case-by-case basis. Any and all payments 60 days or more late within the past 12 months may not represent more than 25% of the credit reported during that period. Minor derogatory items are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is deemed good. No bankruptcy, discharge or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 85% is permitted for a purchase money and/or refinance mortgage loan on a single family property, and a maximum Loan-to-Value Ratio of 75% is permitted on a mortgaged property consisting of two-to-four units and condominium properties. A maximum Loan-to-Value Ratio of 70% is permitted for non-owner occupied purchase money and refinance loans on single family and condominium properties, and a maximum Loan-to-Value Ratio of 65% is permitted for a mortgage loan on a non-owner occupied mortgaged property consisting of two units or second home properties. Generally, the debt service-to-income ratio must be 47%, but this may be allowed to be increased to 55% based on the mortgagor's net disposable income.

     "PROGRAM II"; CREDIT GRADE: "B+". Under the "B+" risk category, the applicant must have generally repaid installment of revolving debt according to its terms and have demonstrated steady employment over the last two years. A maximum of two 30-day late payments, and no 60-day late payments, within the last 12 months is permitted on an existing mortgage loan. Certain non-consumer credit, collections, or judgments may be disregarded on a case-by-case basis. Any and all payments 60 days or more late within the past 12 months may not represent more than 35% of the credit reported during that period. One to three minor derogatory items that are 90 days or more late are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is deemed good. No bankruptcy, discharge or notice of default filings may have occurred during the preceding three years. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 80% is permitted for a purchase money and/or refinance mortgage loan on a single family property, and a maximum Loan-to-Value Ratio of 75% is permitted on a mortgaged property consisting of two-to-four units and condominium properties. A maximum Loan-to-Value Ratio of 70% is permitted for non-owner occupied purchase money and refinance mortgage loans on single family and condominium properties and a maximum Loan-to-Value Ratio of 65% is permitted for non-owner occupied purchase money and refinance mortgage loans on mortgaged properties consisting of two units or second homes properties. Generally, the debt service-to-income ratio must be 50% or less, but this may be increased to 55% based on the mortgagor's net disposable income.

     "PROGRAM III"; CREDIT GRADE: "B". Under the "B" risk category, the applicant must have generally repaid installment of revolving debt according to its terms and have demonstrated steady employment over the last two years. A maximum of four 30-day late payments within the last 12 months is acceptable on an existing mortgage loan. Certain non-consumer credit, collections, or judgments, may be disregarded on a case-by-case basis. One to four minor derogatory items that are late 90 days or more are permitted on a case-by-case basis as to non-mortgage credit when the majority of the consumer credit is deemed good. Any and all payments 60 days or more late within the past 12 months may not represent more than 50% of the credit reported during that period. No bankruptcy, discharge or notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 80% is permitted for a purchase money and/or refinance mortgage loan on a single family property, and a maximum Loan-to-Value Ratio of 75% is permitted on mortgaged properties consisting of two-to-four units and condominiums. For non-owner occupied purchase money and refinance properties, the maximum Loan-to-Value Ratio is 70% for single family and condominium properties, and 65% for non-owner occupied mortgaged properties consisting of two units or second homes. Generally, the debt service-to-income ratio must be 50% or less but this may be increased to 55% based on the mortgagor's net disposable income.

     "PROGRAM IV" CREDIT GRADE: "B-"; Under the "B-" risk category, the applicant must have generally repaid installment and revolving debt according to its terms and have demonstrated steady employment over the last two years. A maximum of one 60-day late payment within the last 12 months, and a maximum of at most 30 days late at time of application is permitted on an existing mortgage loan. Certain non-consumer credit, collections, or judgments, may be disregarded on a case-by-case basis. Payments 60 days or more late within the last 12 months may not represent more than 50% of the credit items reported during that period. No bankruptcy, discharge or notice of default filings may have occurred within the preceding two years. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 75% is permitted for a purchase money and/or refinance mortgage loan on an owner-occupied property. For non-owner occupied purchase and refinance properties, the maximum Loan-to-Value Ratio is 65% for single family and second home properties.
Generally, the debt service-to-income ratio must not exceed 55%.

     "PROGRAM V"; CREDIT GRADE: "C". Under the "C" risk category, the applicant may have experienced significant credit problems in the past. A maximum of two 60-day and one 90-day late payments, or three 60-day late payments and no 90-day late payments within the last 12 months is permitted on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Consumer credit derogatory items will be considered on a case-by-case basis. No bankruptcy, discharge or notice of default filings may have occurred during the preceding twelve months. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 75% is permitted for a purchase money and refinance mortgage loan on an owner-occupied property. For non-owner occupied purchase money and refinance properties, the maximum Loan-to-Value Ratio is 60% for single family and second home properties. Generally, the debt service-to-income ratio must not exceed 55%; however, 55%-60% will be considered on a case-by-case basis.

     "PROGRAM VI"; CREDIT GRADE: "C-". Under the "C-" risk category, the applicant may have experienced significant credit problems in the past. A maximum of two 60-day and one 90-day late payments, or three 60-day late payments and no 90-day late payments within the last 12 months is permitted on an existing mortgage loan. On a case-by-case basis, the applicant may have a notice of default/foreclosure within the last 24 months with a good explanation. The applicant may not currently be in bankruptcy; however, the applicant may have had a bankruptcy with a good explanation and proof of dismissal/discharge. Consumer derogatory items will be considered on a case-by-case basis. Long Beach underwriters must be satisfied that the problem that caused the "C-" credit no longer exists and that there is a reasonable expectation that the applicant will repay the mortgage loan according to the terms and conditions agreed upon. The mortgaged property must be in at least average condition. A maximum Loan-to-Value Ratio of 70% is permitted for a purchase money mortgage loan, and a maximum Loan-to-Value Ratio of 65% is permitted for a refinance of an owner-occupied single family property. On a case-by-case basis, the maximum Loan-to-Value Ratio permitted for a non-owner occupied purchase money and refinance mortgage loan is 50%. Generally, the debt service-to-income ratio must not exceed 55%; however, 55% to 60% will be considered on a case-by-case basis.

     The Originator will make representations and warranties with respect to the Mortgage Loans as of the Closing Date. The Originator will be obligated to repurchase Mortgage Loans in respect of which a material breach of the representations and warranties it has made has occurred (other than those breaches which have been cured). For a discussion of the representations and warranties made and the repurchase obligation, see "Mortgage Loan
Program--Representations by or on behalf of the Mortgage Loan Seller; Repurchases" in the Prospectus.


ADDITIONAL INFORMATION

     The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool as a result of incomplete documentation or otherwise if the Depositor deems such removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Certificates unless including such mortgage loans would materially alter the characteristics of the Mortgage Pool as described herein. The Depositor believes that the information set forth herein will be representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans may vary.



                                              YIELD ON THE CERTIFICATES


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full is made on a Mortgage Loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. When a partial principal prepayment is made on a Mortgage Loan, the mortgagor is not charged interest on the amount of such prepayment for the month in which such prepayment is made. In addition, the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), to any Mortgage Loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on such Mortgage Loan. See "Certain Legal Aspects of the Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940" in the Prospectus. The Master Servicer is obligated to pay from its own funds only those interest shortfalls attributable to full and partial prepayments by the mortgagors on the Mortgage Loans, but only to the extent of its aggregate Servicing Fee for the related Due Period. See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" herein. Accordingly, the effect of (i) any principal prepayments on the Mortgage Loans, to the extent that any resulting shortfall (a "Prepayment Interest Shortfall") exceeds any payments made by the Master Servicer from its own funds ("Compensating Interest") or (ii) any shortfalls resulting from the application of the Relief Act, will be to reduce the aggregate amount of interest collected that is available for distribution to Certificateholders. Any such shortfalls will be allocated among the Certificates as provided herein under "Description of the Certificates--Interest Distributions" and "--Overcollateralization Provisions". The Policy will not cover any such shortfalls.


GENERAL PREPAYMENT CONSIDERATIONS

     The rate of principal payments on the Class A Certificates, the aggregate amount of distributions on the Class A Certificates and the yield to maturity of the Class A Certificates will be related to the rate and timing of payments of principal on the Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of such Mortgage Loans as they change from time to time to accommodate changes in the Mortgage Rates and by the rate of principal prepayments thereon (including for this purpose payments resulting from refinancings, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases, whether optional or required, by the Depositor, the Mortgage Loan Seller, the Originator, the majority holder of the Subordinate Certificates, the Insurer or the Master Servicer, as the case may be). The Mortgage Loans generally may be prepaid by the mortgagors at any time; however, as described under "The Mortgage Pool" herein, with respect to approximately 51.41% of the Mortgage Loans, by aggregate principal balance as of the Cut-off Date, a prepayment may subject the related mortgagor to a prepayment charge.

     Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions in respect of principal to the holders of the Class A Certificates that otherwise would be distributed over the remaining terms of the Mortgage Loans. See "Maturity and Prepayment Considerations" in the Prospectus. Since the rates of payment of principal on the Mortgage Loans will depend on future events and a variety of factors (as described more fully herein and in the Prospectus under "Yield Considerations" and "Maturity and Prepayment Considerations"), no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of the Class A Certificates may vary from the anticipated yield will depend upon the degree to which such Certificates are purchased at a discount or premium and the degree to which the timing of payments thereon is sensitive to prepayments on the Mortgage Loans. Further, in the case of Class A Certificates purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of Class A Certificates purchased at a premium, an investor should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater will be the effect on the yield to maturity of an investor in the Class A Certificates. As a result, in the case of Class A Certificates, the effect on an investor's yield of principal payments occurring on the Mortgage Loans at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Class A Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     It is highly unlikely that the Mortgage Loans will prepay at any constant rate until maturity or that all of the Mortgage Loans will prepay at the same rate. Moreover, the timing of prepayments on the Mortgage Loans may significantly affect the actual yield to maturity on the Class A Certificates, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

     The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayment on the Mortgage Loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In addition, in the case of the Mortgage Loans in the Mortgage Pool, the existence of the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate may affect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the Mortgage Loans during any period or over the life of the Certificates. See "Yield Considerations" and "Maturity and Prepayment Considerations" in the Prospectus.

     In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates may be higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a Mortgage Loan, other than as provided by the Policy as described herein, there can be no assurance that recourse will be available beyond the specific Mortgaged Property pledged as security for repayment. See "The Mortgage Pool--Underwriting Standards; Representations" herein.


SPECIAL YIELD CONSIDERATIONS

     The Mortgage Rates on the Mortgage Loans adjust semi-annually based upon the Index, whereas the Pass-Through Rate on the Class A Certificates adjusts monthly based upon One-Month LIBOR as described under "Description of the Certificates--Calculation of One-Month LIBOR" herein, subject to the Available Funds Pass-Through Rate, with the result that increases in the Pass-Through Rate on the Class A Certificates may be limited for extended periods in a rising interest rate environment. Investors should note that approximately 7.55% of the Mortgage Loans are Delayed First Adjustment Mortgage Loans. The interest due on the Mortgage Loans during any Due Period may not equal the amount of interest that would accrue at One-Month LIBOR plus the applicable spread on the Class A Certificates during the related Interest Accrual Period; however, any such shortfall will be payable to the holders of the Class A Certificates as limited by the Maximum Pass-Though Rate to the extent and in the priority provided herein. In addition, the Index and One-Month LIBOR may respond differently to economic and market factors. Thus, it is possible, for example, that if both One-Month LIBOR and the Index rise during the same period, One-Month LIBOR may rise more rapidly than the Index or may rise higher than the Index, potentially resulting in a Basis Risk Shortfall to holders of the Class A Certificates. The Policy does not cover Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls.


WEIGHTED AVERAGE LIVES

     Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Class A Certificates will be influenced by the rate at which principal on the Mortgage Loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the borrower as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the Mortgage Loans), and the timing thereof.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the "Prepayment Assumption") assumes a prepayment rate for the Mortgage Loans of 20% CPR. The Constant Prepayment Rate model ("CPR"), assumes that the outstanding principal balance of a pool of mortgage loans prepays at a specified constant annual rate or CPR. In generating monthly cash flows, this rate is converted to an equivalent constant monthly rate. To assume 20% CPR or any other CPR percentage is to assume that the stated percentage of the outstanding principal balance of the pool is prepaid over the course of a year. No representation is made that the Mortgage Loans will prepay at 20% CPR or any other rate.

     The table following the next paragraph indicates the percentage of the initial Certificate Principal Balance of the Class A Certificates that would be outstanding after each of the dates shown at various percentages of the Prepayment Assumption and the corresponding weighted average lives of such Certificates. The table is based on the following assumptions (the "Modeling Assumptions"): (i) the Mortgage Pool consists of two Mortgage Loans with the characteristics set forth in the table below,

(ii) distributions on such Certificates are received, in cash, on the 25th day of each month, commencing in December 1996, (iii) the Mortgage Loans prepay at the percentages of the Prepayment Assumption indicated, (iv) no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the Mortgage Loans and no shortfalls due to the application of the Relief Act are incurred, (v) none of the Depositor, the Mortgage Loan Seller, the Originator, the majority holder of the Subordinate Certificates, the Insurer, the Master Servicer or any other person purchases from the Trust Fund any Mortgage Loan pursuant to any obligation or option under the Agreement, except as indicated in footnote two in the table, (vi) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in December 1996, and are computed prior to giving effect to any prepayments received in the prior month, (vii) prepayments representing payment in full of individual Mortgage Loans are received on the last day of each month commencing in November 1996, and include 30 days' interest thereon, (viii) the scheduled monthly payment for each Mortgage Loan is calculated based on its principal balance, Mortgage Rate, original term to maturity and remaining term to maturity such that the Mortgage Loan will amortize in amounts sufficient to repay the remaining principal balance of such Mortgage Loan by its remaining term to maturity (ix) the Certificates are purchased on November 25, 1996, (x) the Index remains constant at 5.562% per annum and the Mortgage Rate on each Mortgage Loan is adjusted on the next Adjustment Date (and on subsequent Adjustment Dates if necessary) to equal the Index plus the applicable Gross Margin, subject to the applicable Periodic Rate Cap, (xi) One-Month LIBOR remains constant at 5.375% per annum, (xii) the monthly payment on each Mortgage Loan is adjusted on the Due Date immediately following the next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal a fully amortizing monthly payment as described in clause (viii) above and (xiii) the Servicing Fee Rate is equal to 0.50% per annum, the Trustee Fee Rate is equal to 0.0035% per annum, the Minimum Spread is equal to 0.50% per annum and the amount of the premium payable to the Insurer is as described under the heading "Pooling and Servicing Agreement--Certain Matters Regarding the Insurer".


                                        ASSUMED MORTGAGE LOAN CHARACTERISTICS

PRINCIPAL BALANCE           ORIGINAL TERMREMAINING TERM                              MAXIMUM     MINIMUM
    AS OF THE     MORTGAGE   TO MATURITY   TO MATURITY        NEXT         GROSS     MORTGAGE    MORTGAGE  PERIODIC RATE
  CUT-OFF DATE     RATE(%)    (MONTHS)      (MONTHS)    ADJUSTMENT DATE  MARGIN(%)    RATE(%)     RATE(%)     CAP(%)
  ------------     -------    --------      --------    ---------------  ---------    -------     -------     ------
$184,798,980.40      9.7672     353           352          April 1997      5.648      16.241        9.767      1.237
$ 15,096,692.76     10.1090     360           357         August 1998      5.676      16.916       10.109      2.984




         The first hypothetical Mortgage Loan above is a Mortgage Loan that IS NOT a Delayed First Adjustment Mortgage Loan. The second hypothetical Mortgage Loan above is a Mortgage Loan that IS a Delayed First Adjustment Mortgage Loan.

         There will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics assumed in preparing the table. Any such discrepancy may have an effect upon the percentages of the initial Certificate Principal Balance outstanding (and the weighted average life) of the Class A Certificates set forth in the table. In addition, since the actual Mortgage Loans included in the Mortgage Pool will have characteristics that differ from those assumed in preparing the table set forth below and since it is not likely the level of the Index or One-Month LIBOR will remain constant as assumed, the Class A Certificates may mature earlier or later than indicated by the table. In addition, as described under "Description of the Certificates--Overcollateralization Provisions" herein, changes in the required level of overcollateralization will have the effect of accelerating or decelerating the amortization of the Class A Certificates, affecting the weighted average life thereof. Based on the foregoing assumptions, the table indicates the weighted average life of the Class A Certificates and sets forth the percentages of the initial Certificate Principal Balance of the Class A Certificates that would be outstanding after each of the Distribution Dates shown, at various percentages of the Prepayment Assumption. Neither the prepayment model used herein nor any other prepayment model or assumption purports to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans included in the Mortgage Pool. Variations in the prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Principal Balances (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all the Mortgage Loans equals any of the specified percentages of the prepayment assumption.


                              PERCENT OF INITIALD CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                       SPECIFIED PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                                                CLASS A CERTIFICATES
                                                                  ------------------------------------------------------------------
                   DISTRIBUTION DATE                                    0%           15%          20%           25%           30%
                   -----------------                              -----------   ------------  -----------   -----------   ----------
                   Closing Date..............................           100%           100%         100%          100%         100%
                   November 25, 1997.........................             99             84           79            74           69
                   November 25, 1998.........................             99             71           62            55           47
                   November 25, 1999.........................             98             59           49            40           32
                   November 25, 2000.........................             98             50           39            30           23
                   November 25, 2001.........................             97             42           31            22           16
                   November 25, 2002.........................             96             35           25            17           11
                   November 25, 2003.........................             95             30           19            12            8
                   November 25, 2004.........................             94             25           15             9            5
                   November 25, 2005.........................             93             21           12             7            3
                   November 25, 2006.........................             92             18           10             5            2
                   November 25, 2007.........................             90             15            7             3            1
                   November 25, 2008.........................             89             12            6             2            1
                   November 25, 2009.........................             87             10            4             2            0
                   November 25, 2010.........................             85              8            3             1            0
                   November 25, 2011.........................             83              7            2             1            0
                   November 25, 2012.........................             80              6            2             0            0
                   November 25, 2013.........................             77              5            1             0            0
                   November 25, 2014.........................             74              4            1             0            0
                   November 25, 2015.........................             70              3            1             0            0
                   November 25, 2016.........................             66              2            0             0            0
                   November 25, 2017.........................             62              2            0             0            0
                   November 25, 2018.........................             57              1            0             0            0
                   November 25, 2019.........................             52              1            0             0            0
                   November 25, 2020.........................             46              0            0             0            0
                   November 25, 2021.........................             39              0            0             0            0
                   November 25, 2022.........................             32              0            0             0            0
                   November 25, 2023.........................             23              0            0             0            0
                   November 25, 2024.........................             14              0            0             0            0
                   November 25, 2025.........................              4              0            0             0            0
                   November 25, 2026.........................              0              0            0             0            0

                   Weighted Average Life in Years(1).........          21.45           5.63         4.22          3.32         2.70
                   Weighted Average Life in Years(2).........          21.40           5.23         3.89          3.05         2.48

-----------------


(1)The weighted average life of a Certificate is determined by (a) multiplying the amount of each distribution of principal by the number of years from the date of issuance of the Certificate to the related Distribution Date, (b) adding the results and (c) dividing the sum by the initial Certificate Principal Balance of the Certificate.

(2)Calculated pursuant to footnote one but assumes the majority holder of the Subordinate Certificates exercises its option to purchase the Mortgage Loans. See "Pooling and Servicing Agreement--Termination" herein.

     There is no assurance that prepayments of the Mortgage Loans will conform to any of the levels of the Prepayment Assumption indicated in the table above, or to any other level, or that the actual weighted average life of the Class A Certificates will conform to any of the weighted average lives set forth in the table above. Furthermore, the information contained in the table with respect to the weighted average life of the Class A Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment or Index level assumptions.

     The characteristics of the Mortgage Loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any Mortgage Loan will prepay at any constant percentage until maturity, that all of the Mortgage Loans will prepay at the same rate or that the level of the Index will remain constant or at any level for any period of time. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments and the level of the Index is consistent with the expectations of investors.


ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

     The after-tax rate of return to holders of Residual Certificates on such Certificates will reflect such holders' pre-tax rate of return, reduced by the taxes required to be paid with respect to their Residual Certificates. Holders of the Residual Certificates, particularly the Class R-II Certificates will have tax liabilities with respect to their Residual Certificates during the early years of the related REMIC's term that substantially exceed any distributions payable thereon during or prior to any such period. In addition, holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the Mortgage Pool.

     The Residual Certificateholders should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to such holders in connection with the transfer of the Residual Certificates on after-tax rates of return on the Residual Certificates. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.



                         DESCRIPTION OF THE CERTIFICATES


GENERAL

     The Asset-Backed Floating Rate Certificates, Series 1996-LB3 (the "Certificates") will consist of four classes of certificates, designated as: (i) the Class A Certificates, (ii) the Class B Certificates (the "Subordinate Certificates") and (iii) the Class R-I Certificates and the Class R-II Certificates (together, the "Residual Certificates"). Only the Class A Certificates and the Residual Certificates (collectively, the "Offered Certificates") are offered hereby. The Subordinate Certificates, which are not being offered hereby, may be sold at any time on or after the Closing Date in accordance with the Agreement.

     The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool (the "Mortgage Pool") of conventional, one- to four-family, adjustable-rate, first lien mortgage loans having original terms to maturity ranging from 10 years to 30 years (the "Mortgage Loans") having an aggregate principal balance as of the Cut-off Date of approximately $199,895,673, subject to a permitted variance as described under "The Mortgage Pool" herein.

     The Class A Certificates in the aggregate will have an initial Certificate Principal Balance of approximately $194,978,000, and each class of the Residual Certificates will have an aggregate initial Certificate Principal Balance of $100. The Pass-Through Rate on the Offered Certificates is adjustable and will be calculated for each Distribution Date as described under "--Pass-Through Rate" herein. The Class A Certificates in the aggregate initially evidence an interest of approximately 97.55% in the Structured Certificate Percentage of the principal of the Trust Fund.

     The Class A Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants in minimum denominations of $1,000 and integral multiples of $1.00 in excess thereof. The Residual Certificates will be offered in registered, certificated form, in minimum denominations of $20 and integral multiples thereof.

     The Class A Certificates will initially be represented by one or more global certificates registered in the name of the nominee of DTC (together with any successor clearing agency selected by the Depositor, the "Clearing Agency"), except as provided below. The Depositor has been informed by DTC that DTC's nominee will be CEDE & Co. ("CEDE"). No Certificate Owner will be entitled to receive a certificate representing such person's interest, except as set forth below under "--Definitive Certificates". Unless and until Definitive Certificates are issued under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Class A Certificates shall refer to actions taken by DTC upon instructions from its Participants (as defined below), and all references herein to distributions, notices, reports and statements to Certificateholders with respect to the Class A Certificates shall refer to distributions, notices, reports and statements to DTC or CEDE, as the registered holder of the Class A Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See "--Registration of the Class A Certificates" and "--Definitive Certificates" herein.

     Residual Certificates and Definitive Certificates will be transferable and exchangeable at the offices of the Trustee. The Residual Certificates may not be purchased by or transferred to a Plan (as defined herein) except upon delivery of a certification of facts or an opinion of counsel, as provided herein. See "--Restrictions on Transfer of the Residual Certificates" and "ERISA Considerations" herein. Transfer of the Residual Certificates will be subject to certain additional restrictions and transfer of the Residual Certificates to any non-United States person will be prohibited, in each case as described under "Certain Federal Income Tax Consequences--Special Tax Considerations Applicable to Residual Certificates" herein and under "Certain Federal Income Tax Consequences--REMICs--Tax On Transfers of REMIC Residual Certificates to Certain Organizations" and "--Taxation of Owners of Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

     All distributions to holders of the Certificates, other than the final distribution on any class of Certificates, will be made by or on behalf of the Trustee to the persons in whose names such Certificates are registered at the close of business on each Record Date, which will be the last business day of the month preceding the month in which the related Distribution Date occurs. Such distributions will be made either (a) by check mailed to the address of each such Certificateholder as it appears in the Certificate Register or (b) upon written request to the Trustee at least five business days prior to the relevant Record Date by any holder of Certificates having an aggregate initial Certificate Principal Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial aggregate Certificate Principal Balance of such class of Certificates, by wire transfer in immediately available funds to the account of such Certificateholder specified in the request. The final distribution on any class of Certificates will be made in like manner, but only upon presentment and surrender of such Certificates at the corporate trust office of the Trustee or such other location specified in the notice to Certificateholders of such final distribution.

REGISTRATION OF THE CLASS A CERTIFICATES

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including Salomon Brothers Inc), banks, trust companies and clearing corporations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Certificate Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Class A Certificates may do so only through Participants and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Class A Certificates from the Trustee through DTC and DTC Participants. The Trustee will forward payments to DTC in same day funds and DTC will forward such payments to Participants in next day funds settled through the New York Clearing House. Each Participant will be responsible for disbursing such payments to Indirect Participants or to Certificate Owners. Unless and until Definitive Certificates are issued, it is anticipated that the only Certificateholder of the Class A Certificates will be CEDE, as nominee of DTC. Certificate Owners will not be recognized by the Trustee as Certificateholders, as such term is used in the Agreement, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Class A Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Class A Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Definitive Certificates, the Rules provide a mechanism by which Certificate Owners through their Participants and Indirect Participants will receive payments and will be able to transfer their interest.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Class A Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the absence of physical certificates for the Class A Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Trustee to CEDE, as nominee for DTC.

     Under the Rules, DTC will take action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC account the Class A Certificates are credited. Additionally, under the Rules, DTC will take such actions with respect to specified Voting Rights only at the direction of and on behalf of Participants whose holdings of Class A Certificates evidence such specified Voting Rights. DTC may take conflicting actions with respect to Voting Rights to the extent that Participants whose holdings of Class A Certificates evidence such Voting Rights, authorize divergent action.

     The Depositor, the Master Servicer, the Insurer and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Class A Certificates held by CEDE, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

     Definitive Certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Clearing Agency with respect to the Class A Certificates and the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Voting Rights of the Class A Certificates advise the Trustee and DTC through Participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificate Owners' best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee is required to notify all Certificate Owners through Participants of the availability of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing the Class A Certificates and receipt of instructions for re-registration, the Trustee will reissue the Class A Certificates as Definitive Certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. Such Definitive Certificates will be issued in minimum denominations of $1,000, except that any beneficial ownership represented by a Class A Certificate in an amount less than $1,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Class A Certificate.


PASS-THROUGH RATE

     The Pass-Through Rate on the Offered Certificates on each Distribution Date will be a rate per annum equal to the lesser of (i) One-Month LIBOR plus 0.30%, in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the Mortgage Loans is reduced to below 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, or One-Month LIBOR plus 0.80%, in the case of any Distribution Date thereafter and (ii) the Available Funds Pass-Through Rate for such Distribution Date. See "--Calculation of One-Month LIBOR" herein.

     The "Available Funds Pass-Through Rate" for any Distribution Date is a rate per annum equal to the fraction, expressed as a percentage, the numerator of which is (i) an amount equal to (A) 1/12 of the Structured Certificate Percentage of the aggregate Scheduled Principal Balance of the then outstanding Mortgage Loans times the weighted average of the Expense Adjusted Mortgage Rates on the then outstanding Mortgage Loans minus (B) the amount of the premium payable to the Insurer with respect to the Policy for such Distribution Date, and the denominator of which is (ii) the then outstanding aggregate Certificate Principal Balance of the Offered Certificates, calculated on the basis of a 360 day year and the actual number of days elapsed in the related Interest Accrual Period.

     The "Expense Adjusted Mortgage Rate" on any Mortgage Loan is equal to the then applicable Mortgage Rate thereon minus the sum of (i) the Minimum Spread,
(ii) the Trustee Fee Rate and (iii) the Servicing Fee Rate. For any Distribution Date, the Minimum Spread is equal to 0.50% per annum, the Trustee Fee Rate is equal to 0.0035% per annum and the Servicing Fee Rate is equal to 0.50% per annum. See "Pooling and Servicing Agreement--The Trustee" and "--Servicing and Other Compensation and Payment of Expenses" herein. The amount of the premium payable to the Insurer with respect to the Policy for any Distribution Date is described under "Pooling and Servicing Agreement--Certain Matters Regarding the Insurer" herein.

     The Pass-Through Rate on the Class A Certificates for the current related Interest Accrual Period, to the extent it has been determined, and for the immediately preceding Interest Accrual Period may be obtained by telephoning the Trustee at (410) 884-2090.

     With respect to the Class A Certificates and any Distribution Date, to the extent that (a) the "Accrual Rate" which is equal to the lesser of (x) the amount payable if clause (i) of the definition of Pass-Through Rate above is used to calculate interest and (y) the amount that would be payable if the Maximum Pass-Through Rate were used to calculate interest exceeds (b) the amount payable if clause (ii) of the definition of Pass-Through Rate above is used to calculate interest (the "Basis Risk Shortfall"), the holders of the Class A Certificates will be entitled to the amount of such Basis Risk Shortfall with interest thereon at the Accrual Rate for such Certificates applicable from time to time after certain distributions to the holders of the Class A Certificates and the Insurer but before the Subordinate Certificates are entitled to any distributions. The "Unpaid Basis Risk Shortfall" for the Class A Certificates and any Distribution Date is equal to the aggregate of all Basis Risk Shortfalls for any previous Distribution Dates less all payments made to the holders of the Class A Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date. The Policy will not cover Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls. See "--Overcollateralization Provisions" and "--Financial Guaranty Insurance Policy" herein.

     The "Maximum Pass-Through Rate" for any Distribution Date is a per annum rate equal to the fraction, expressed as a percentage, the numerator of which is
(i) an amount equal to (A) 1/12 of the Structured Certificate Percentage of the aggregate Scheduled Principal Balance of the then outstanding Mortgage Loans times the weighted average of the Expense Adjusted Maximum Mortgage Rates on the then outstanding Mortgage Loans minus (B) the amount of the premium payable to the Insurer with respect to the Policy for such Distribution Date, and the denominator of which is (ii) the then outstanding aggregate Certificate Principal Balance of the Offered Certificates, calculated on the basis of a 360 day year and the actual number of days elapsed in the related Interest Accrual Period.

     The "Expense Adjusted Maximum Mortgage Rate" on any Mortgage Loan is equal to the Maximum Mortgage Rate thereon minus the sum of (i) the Minimum Spread,
(ii) the Trustee Fee Rate and (iii) the Servicing Fee Rate.


INTEREST DISTRIBUTIONS

     Distributions in respect of interest will be made on each Distribution Date to the holders of the Class A Certificates, and on the first Distribution Date to the holders of the Residual Certificates, in each case in an amount equal to the Interest Distribution Amount for such class for such Distribution Date.

     The Interest Distribution Amount for the Class A Certificates on any Distribution Date, and for the Residual Certificates on the first Distribution Date, is equal to interest accrued during the related Interest Accrual Period on the Certificate Principal Balance thereof immediately prior to such Distribution Date at the then applicable Pass-Through Rate, reduced (to not less than zero), by such Certificates' PRO RATA share of any Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer and any shortfalls resulting from the application of the Relief Act.

     The Interest Accrual Period for any Distribution Date and the Offered Certificates of any class is the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first period, commencing on the Closing Date) and ending on the day preceding such Distribution Date, and all distributions of interest on the Offered Certificates will be based on a 360-day year and the actual number of days in the applicable Interest Accrual Period.

     Subject to the terms of the Policy, any interest losses allocable to the Offered Certificates (other than Prepayment Interest Shortfalls, shortfalls resulting from the application of the Relief Act, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls) will be covered under the Policy. Notwithstanding the foregoing, if payments are not made as required under the Policy, any such interest losses may be allocated to the Offered Certificates.

     The Certificate Principal Balance of an Offered Certificate outstanding at any time represents the then maximum amount that the holder thereof is entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The Residual Certificates also represent the right to receive distributions in respect of the Trust Fund on any Distribution Date after all required payments of principal and interest have been made on such date in respect of the Class A Certificates and the Subordinate Certificates; however, it is not anticipated that there will be any significant amounts remaining for any such distribution and the Policy will not cover the Residual Certificateholders with respect to any such distribution. The Certificate Principal Balance of an Offered Certificate as of any date of determination is equal to the initial Certificate Principal Balance thereof reduced by the aggregate of (a) all amounts allocable to principal previously distributed with respect to such Certificate and (b) any reductions in the Certificate Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses in the manner described herein. The Certificate Principal Balance of the Subordinate Certificates in the aggregate as of any date of determination is equal to the excess, if any, of (a) the Structured Certificate Percentage of the then aggregate Stated Principal Balance of the Mortgage Loans over (b) the then aggregate Certificate Principal Balance of the Offered Certificates.


CALCULATION OF ONE-MONTH LIBOR

     With respect to the first Interest Accrual Period, on November 21, 1996, and with respect to each subsequent Interest Accrual Period, on the second business day preceding each Distribution Date (each such date, an "Interest Determination Date"), the Trustee will determine the London interbank offered rate for one-month U.S. dollar deposits ("One-Month LIBOR") for the next Interest Accrual Period on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as such rates appear on the Reuter Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. As used in this section, "business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; "Reuter Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks); and "Reference Banks" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Reuter Screen LIBO Page on the Interest Determination Date in question, (iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Depositor or the Mortgage Loan Seller.

     On each Interest Determination Date, One-Month LIBOR for the related Due Period will be established by the Trustee as follows:

         (a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

         (b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month U.S. dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or, in the event that the Trustee can determine no such arithmetic mean,
     (ii) the lowest one-month U.S. dollar lending rate which

     New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

     The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Class A Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.


PRINCIPAL DISTRIBUTIONS ON THE OFFERED CERTIFICATES

     Holders of the Class A Certificates on each Distribution Date, and holders of the Class A Certificates and Residual Certificates on the first Distribution Date, will be entitled to receive an aggregate amount equal to the Class A Principal Distribution Amount. The "Class A Principal Distribution Amount" for any Distribution Date will be the lesser of:

         (a) the excess of the Structured Certificate Percentage of the Available Distribution Amount over the aggregate of the Interest Distribution Amounts for the Offered Certificates; and

         (b)  THE SUM OF:

                  (i) the Structured Certificate Percentage of the principal portion of all scheduled monthly payments on the Mortgage Loans due during the related Due Period, to the extent received by the Trustee or advanced on or prior to the related Determination Date;

                  (ii) the Structured Certificate Percentage of the principal portion of all proceeds of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Agreement during the related Prepayment Period;

                  (iii) the Structured Certificate Percentage of the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans;

                  (iv) the Structured Certificate Percentage of the principal portion of any Realized Losses incurred (or deemed to have been incurred) on any Mortgage Loans in the calendar month preceding such Distribution Date to the extent covered by Net Monthly Excess Cashflow (as defined herein) for such Distribution Date; and

                  (v) the amount of any Subordination Increase Amount (as
              defined herein) for such Distribution Date;

              MINUS

                  (vi) the amount of any Subordination Reduction Amount (as
              defined herein) for such Distribution Date.

     Notwithstanding the foregoing, as described under "--Overcollateralization Provisions" herein, no amounts will be distributed to the holders of the Offered Certificates pursuant to clause (v) above except to the extent of any Net Monthly Excess Cashflow remaining after payment to the holders of the Offered Certificates of all amounts in respect of Realized Losses pursuant to clause
(iv) above and payment to the Insurer of any Cumulative Insurance Payments. As of any Distribution Date, "Cumulative Insurance Payments" refers to the aggregate of any payments (other than those attributable to Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Excess Extraordinary Losses) made by the Insurer under the Policy to the extent not previously reimbursed, plus interest thereon.

     In no event will the Class A Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Certificate Principal Balance of the Offered Certificates.

     The "Available Distribution Amount" for any Distribution Date is equal to the sum, net of amounts reimbursable therefrom to the Master Servicer, of (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received by the Trustee on or prior to the related Distribution Date, after deduction of the Servicing Fee, the Trustee Fee and the premium payable with respect to the Policy, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, liquidation proceeds and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the preceding calendar month and (iii) all P&I Advances with respect to the Mortgage Loans received by the Trustee for such Distribution Date.

     In addition, on each Distribution Date, funds received as a result of a claim under the Policy in respect of the principal portion of Realized Losses allocated to the Offered Certificates will be distributed by or on behalf of the Trustee to the holders of such Certificates. See "--Financial Guaranty Insurance Policy" herein.

     The Stated Principal Balance of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, received by the Trustee or advanced to the Trustee, reduced by all other amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before such date, and as further reduced to the extent that any Realized Loss thereon has been allocated as provided in the Agreement on or before the date of determination.

     Distributions of the Class A Principal Distribution Amount on the Offered Certificates on each Distribution Date will be made as follows:

     FIRST, concurrently, on a PRO RATA basis to the holders of each class of Residual Certificates on the Distribution Date in December 1996, an amount equal to the entire Certificate Principal Balance of such class; and

     SECOND, to the holders of the Class A Certificates, until the Certificate Principal Balance thereof has been reduced to zero.


OVERCOLLATERALIZATION PROVISIONS

     The Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow, if any, be applied on such Distribution Date as an accelerated payment of principal on the Class A Certificates, but only to the limited extent hereafter described. The "Net Monthly Excess Cashflow" for any Distribution Date is equal to the excess of (x) the Structured Certificate Percentage of the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the aggregate of the Interest Distribution Amounts payable to the holders of the Offered Certificates and (B) the sum of the amounts described in clauses (b)(i)-(iii) of the definition of Class A Principal Distribution Amount minus the amount of any Subordination Reduction Amount.

     With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be paid as follows:

     FIRST, to the holders of the Class A Certificates, in an amount equal to any outstanding interest shortfalls thereon (other than Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer, shortfalls resulting from the application of the Relief Act, Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls) and the Structured Certificate Percentage of the principal portion of any Realized Losses incurred or deemed to have been incurred on the Mortgage Loans;

     SECOND, to the Insurer, in an amount equal to any Cumulative Insurance Payments;

     THIRD, to the holders of the Class A Certificates, in an amount equal to the Subordination Increase Amount for such Certificates;

     FOURTH, to the holders of the Class A Certificates, in an amount equal to such Certificates' allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest paid by the Master Servicer and any shortfalls resulting from the application of the Relief Act with respect to the Mortgage Loans;

     FIFTH, to the holders of the Class A Certificates, in an amount equal to any Basis Risk Shortfall;

     SIXTH, to the holders of the Class A Certificates, in an amount equal to any Unpaid Basis Risk Shortfall;

     SEVENTH, to the Insurer, any amounts remaining due to the Insurer under the terms of the Insurance Agreement (other than those attributable to Excess Bankruptcy Losses, Excess Fraud Losses, Excess Special Hazard Losses and Excess Extraordinary Losses); and

     EIGHTH, to the holders of the Subordinate Certificates as provided in the Agreement.

     With respect to any Distribution Date and the Offered Certificates, the excess, if any, of (a) the Structured Certificate Percentage of the aggregate Stated Principal Balance of the Mortgage Loans immediately following such Distribution Date over (b) the Certificate Principal Balance of the Offered Certificates as of such date (after taking into account the payment of the amounts described in clauses (b)(i)-(iv) of the definition of Class A Principal Distribution Amount on such Distribution Date) is the "Subordinated Amount" for the Offered Certificates as of such Distribution Date. With respect to the Class A Certificates, any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Subordinated Amount exceeds the Subordinated Amount as of such Distribution Date is a "Subordination Increase Amount" for the Class A Certificates. The required level of the Subordinated Amount with respect to a Distribution Date and the Offered Certificates is the "Required Subordinated Amount" with respect to such Distribution Date. With respect to any Distribution Date, the Required Subordinated Amount for the Offered Certificates will be an amount equal to approximately 2.45% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, subject to increase ("step up") or, after 30 months, decrease ("step down"), upon the occurrence of certain loss and delinquency triggers with respect to the Mortgage Pool set forth in the Agreement.

     In the event that the Required Subordinated Amount is required to step up on any Distribution Date, the Agreement provides that all Net Monthly Excess Cashflow remaining after the distributions described in clauses FIRST and SECOND above will be distributed in respect of the Subordination Increase Amount for the Class A Certificates until the Subordinated Amount is equal to the stepped up Required Subordinated Amount. This has the effect of accelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans, and of increasing the Subordinated Amount.

     In the event that the Required Subordinated Amount is permitted to step down on any Distribution Date, the Agreement provides that a portion of the principal which would otherwise be distributed to the holders of the Offered Certificates on such Distribution Date shall be distributed to the holders of the Subordinate Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans, and of reducing the Subordinated Amount. With respect to any Distribution Date and the Offered Certificates, the excess, if any, of (a) the Subordinated Amount over (b) the Required Subordinated Amount is the "Excess Subordinated Amount". If, on any Distribution Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Distribution Date would be, greater than zero (I.E., the Subordinated Amount is or would be greater than the Required Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Offered Certificates on such Distribution Date shall instead be distributed to the holders of the Subordinate Certificates in an amount equal to the lesser of (x) such Excess Subordinated Amount and (y) the amount available for distribution specified in clauses (b)(i)-(iii) of the definition of Class A Principal Distribution Amount on such Distribution Date; such amount being the "Subordination Reduction Amount" for such Distribution Date.

FINANCIAL GUARANTY INSURANCE POLICY

     The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. A form of the Policy may be obtained, upon request, from the Depositor.

     Simultaneously with the issuance of the Offered Certificates, the Insurer will deliver the Policy to the Trustee for the benefit of the holders of the Offered Certificates. Under the Policy, the Insurer will irrevocably and unconditionally guarantee payment to the Trustee on each Distribution Date for the benefit of the holders of the Class A Certificates, and on the first Distribution Date for the benefit of the holders of the Residual Certificates, the full and complete payment of Insured Payments with respect to the Class A Certificates, and in the case of the first Distribution Date with respect to the Residual Certificates, calculated in accordance with the original terms of the applicable Offered Certificates when issued and without regard to any amendment or modification of the applicable Offered Certificates or the Agreement except amendments or modifications to which the Insurer has given its prior written consent. "Insured Payments" shall mean with respect to the Class A Certificates as of any Distribution Date, and with respect to the Residual Certificates as of the first Distribution Date, the sum of (i) any shortfall in amounts available in the Distribution Account (as defined in the Agreement) to pay the Interest Distribution Amount on such Certificates for the related Interest Accrual Period, (ii) the principal portion of any Realized Losses allocated to such Certificates and, without duplication, the excess, if any, of (a) the aggregate Certificate Principal Balance of all of the Offered Certificates then outstanding over (b) the Structured Certificate Percentage of the aggregate principal balances of the Mortgage Loans then outstanding and (iii) without duplication of the amount specified in clause (ii), the aggregate Certificate Principal Balance of all of the Class A Certificates to the extent unpaid on the final Distribution Date or earlier termination of the Trust Fund pursuant to the terms of the Agreement. The Policy does not cover Prepayment Interest Shortfalls, Relief Act Shortfalls, Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls.

     If any Insured Payment is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Insurer will pay such amount out of funds of the Insurer on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by the Insurer from the Trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a holder of Class A Certificates (or Residual Certificates, if applicable) is required to return principal or interest distributed with respect to a Class A Certificate (or Residual Certificates, in the case of the Certificate Principal Balances thereof and interest thereon for the first Distribution Date) during the Term of the Policy because such distributions were avoidable preferences under applicable bankruptcy law (the "Order"), (B) a certificate of such holder of Class A Certificates (or Residual Certificates, if applicable) that the Order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by such holder of Class A Certificates (or Residual Certificates, if applicable), in such form as is reasonably required by the Insurer and provided to such holder of Class A Certificates (or Residual Certificates, if applicable) by the Insurer, irrevocably assigning to the Insurer all rights and claims of such holder of Class A Certificates (or Residual Certificates, if applicable) against the debtor which made such preference payment or otherwise with respect to such preference payment, or (ii) the date of Receipt by the Insurer from the Trustee of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, the Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or holder of Class A Certificates (or Residual Certificates, if applicable) directly, unless a holder of Class A Certificates (or Residual Certificates, if applicable) has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such

Certificateholder upon proof of such payment reasonably satisfactory to the Insurer. In connection with the foregoing, the Insurer shall have the rights provided pursuant to the Agreement.

     Payment of claims under the Policy in respect of Insured Payments will be made by the Insurer following Receipt by the Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant Distribution Date.

     The terms "Receipt" and "Received," with respect to the Policy, means actual delivery to the Insurer and to its fiscal agent appointed by the Insurer at its option, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Insurer or the fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

     Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York, the State of New York or in the city in which the corporate trust office of the Trustee is located, are authorized or obligated by law or executive order to be closed. The Insurer's obligations under the Policy to make Insured Payments shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy, whether or not such funds are properly applied by the Trustee.

     "Term of the Policy" means the period from and including the date of issuance of the Policy to and including the date on which the Certificate Principal Balances of the Offered Certificates are zero, plus such additional period, to the extent specified in the Policy, during which any payment on the Class A Certificates (or Residual Certificates, in the case of the Certificate Principal Balances thereof and interest thereon for the first Distribution Date) could be avoided in whole or in part as a preference payment.

     The Insurer shall be subrogated to the rights of the holders of the Offered Certificates to receive payments of principal and interest, as applicable, with respect to distributions on the Offered Certificates to the extent of any payment by the Insurer under the Policy. To the extent the Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the holders of any Offered Certificates, the Insurer will be subrogated to the rights of the holders of such Offered Certificates, as applicable, with respect to such Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder of such Offered Certificates for purposes of payment.

     Claims under the Policy constitute direct unsecured and unsubordinated obligations of the Insurer, and will rank equally with any other unsecured and unsubordinated obligations of the Insurer except for certain obligations in respect to tax and other payments to which preference is or may become afforded by statute. The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the Depositor. The Policy by its terms may not be cancelled or revoked prior to distribution in full of all Guaranteed Distributions (as defined therein). The Policy is governed by the laws of the State of New York. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     To the fullest extent permitted by applicable law, the Insurer agrees under the Policy not to assert, and waives, for the benefit of each holder of the Offered Certificates, all its rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Insurer to avoid payment of its obligations under the Policy in accordance with the express provisions of the Policy.

     Pursuant to the terms of the Agreement, unless an Insurer Default exists, the Insurer will be entitled to exercise certain rights of the holders of the Offered Certificates, without the consent of such Certificateholders, and the holders of the Offered Certificates may exercise such rights only with the prior written consent of the Insurer. See "Pooling and Servicing Agreement--Voting Rights" and "--Certain Matters Regarding the Insurer" herein.

     The Depositor, the Mortgage Loan Seller, the Originator and the Insurer will enter into an Insurance and Indemnity Agreement (the "Insurance Agreement") pursuant to which the Depositor, the Mortgage Loan Seller and the Originator will agree to reimburse, with interest, the Insurer for amounts paid pursuant to claims under the Policy. The Depositor, the Mortgage Loan Seller and the Originator will further agree to pay the Insurer all reasonable charges and expenses which the Insurer may pay or incur relative to any amounts paid under the Policy or otherwise in connection with the transaction and to indemnify the Insurer against certain liabilities. Except to the extent provided therein, amounts owing under the Insurance Agreement will be payable solely from the Trust Fund. An event of default by the Originator under the Insurance Agreement will constitute an Event of Default by the Originator (in its capacity as Master Servicer) under the Agreement and allow the Insurer, among other things, to direct the Trustee to terminate the Master Servicer. An "event of default" by the Originator under the Insurance Agreement includes (i) the Originator's failure to pay amounts owed, if any, under the Insurance Agreement or certain other documents, (ii) the untruth or incorrectness in any material respect of any representation or warranty of the Originator in the Insurance Agreement, the Agreement (in its capacity as Master Servicer) or certain other documents (except as they may relate to the Mortgage Loans), (iii) the Originator's failure to perform or to observe any covenant or agreement in the Insurance Agreement, and (iv) the occurrence of an Event of Default under the Agreement (in its capacity as Master Servicer), in each case if such event remains uncured for the applicable cure period.


P&I ADVANCES

     Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each Distribution Date its own funds, or funds in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Determination Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure (any such advance, a "P&I Advance").

     P&I Advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such P&I Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act.

     All P&I Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any Mortgage Loan that are deemed by the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Master Servicer out of any funds in the Certificate Account prior to the distributions on the Certificates. In the event the Master Servicer fails in its obligation to make any such advance, the Trustee will be obligated to make any such advance, to the extent required in the Agreement.

ALLOCATION OF LOSSES; SUBORDINATION

     The Policy will cover all Realized Losses allocated to the Offered Certificates. Notwithstanding the foregoing, if payments are not made as required under the Policy, Realized Losses will be allocable to the Class A Certificates based on the following priorities.

     With respect to any defaulted Mortgage Loan that is finally liquidated through foreclosure sale, disposition of the related Mortgaged Property (if acquired on behalf of the Certificateholders by deed in lieu of foreclosure) or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such Mortgage Loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the Master Servicer for P&I Advances, Servicing Fees and Servicing Advances) towards interest and principal owing on the Mortgage Loan. Such amount of loss realized and any Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses are referred to herein as "Realized Losses".

     The Structured Certificate Percentage of any Realized Losses on the Mortgage Loans other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Excess Extraordinary Losses on the Mortgage Loans will be allocated on any Distribution Date, (i) first to the Net Monthly Excess Cashflow, (ii) second, to the Subordinate Certificates until the Certificate Principal Balance thereof has been reduced to zero and (iii) third, to the Class A Certificates.

     The Structured Certificate Percentage of Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Excess Extraordinary Losses with respect to the Mortgage Loans will be allocated on any Distribution Date among the Class A Certificates and the Subordinate Certificates on a PRO RATA basis.

     Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred. An allocation of a Realized Loss on a PRO RATA basis between two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Certificate Principal Balance prior to giving effect to distributions to be made on such Distribution Date. Notwithstanding anything to the contrary described herein, in no event will the Certificate Principal Balance of a Class A Certificate be reduced more than once in respect of any particular amount both (i) allocable to such Class A Certificate in respect of Realized Losses and (ii) payable as principal to the holder of such Class A Certificate from Net Monthly Excess Cashflow or from amounts paid under the Policy.

     The aggregate amount of Realized Losses which may be allocated to the Subordinate Certificates in connection with Special Hazard Losses on the Mortgage Loans (the "Special Hazard Amount") shall initially be equal to approximately $1,998,957. As of any date of determination following the Cut-off Date, the Special Hazard Amount shall equal the amount set forth in the preceding sentence less the sum of (A) any amounts allocated solely to the Subordinate Certificates in respect of Special Hazard Losses and (B) the Adjustment Amount. The Adjustment Amount will be as calculated pursuant to the terms of the Agreement.

     The aggregate amount of Realized Losses which may be allocated to the Subordinate Certificates in connection with Fraud Losses on the Mortgage Loans (the "Fraud Loss Amount") shall initially be equal to approximately $5,996,871. As of any date of determination after the Cut-off Date, the Fraud Loss Amount shall equal (X) prior to the first anniversary of the Cut-off Date an amount equal to 3.00% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amounts allocated to the Subordinate Certificates in respect of Fraud Losses on the Mortgage Loans up to such date of determination, (Y) from the first to the second anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 2.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated to the Subordinate Certificates in respect of Fraud Losses on the Mortgage Loans since the most recent anniversary of the Cut-off Date up to such date of determination and (Z) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date, and (b) 1.00% of the aggregate principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amounts allocated to the Subordinate Certificates in respect of Fraud Losses on the Mortgage Loans since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

     The aggregate amount of Realized Losses which may be allocated to the Subordinate Certificates in connection with Bankruptcy Losses on the Mortgage Loans (the "Bankruptcy Amount") will initially be equal to approximately $100,000. As of any date of determination, the Bankruptcy Amount shall equal the approximate amount set forth in the preceding sentence less the sum of any amounts allocated to the Subordinate Certificates in respect of Bankruptcy Losses on the Mortgage Loans up to such date of determination.

     The aggregate amount of Realized Losses which may be allocated to the Subordinate Certificates in connection with Extraordinary Losses on the Mortgage Loans (the "Extraordinary Loss Amount") will initially be equal to approximately $199,896. As of any date of determination, the Extraordinary Loss Amount shall equal the approximate amount set forth in the preceding sentence less the sum of any amounts allocated to the Subordinate Certificates in respect of Extraordinary Losses on the Mortgage Loans up to such date of determination.

     Notwithstanding the foregoing, for purposes of determining the Special Hazard Amount, the Fraud Loss Amount, the Bankruptcy Amount and the Extraordinary Loss Amount as of any date of determination, Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses paid from Net Monthly Excess Cashflow which would otherwise have been payable to the holders of the Subordinate Certificates as provided in the Agreement shall be deemed to have been allocated to the Subordinate Certificates.

     A "Special Hazard Loss" is a loss incurred in respect of any defaulted Mortgage Loan as a result of direct physical loss or damage to the Mortgaged Property (except as a result of the exclusions described below), which is not insured against under the standard hazard insurance policy or blanket policy insuring against hazard losses which the Master Servicer is required to cause to be maintained on each Mortgage Loan. See "Description of Primary Insurance Policies--Primary Hazard Insurance Policies" in the Prospectus.

     Special Hazard Losses will not include any loss (an "Extraordinary Loss") resulting from:

            (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin, insects;

           (ii) smog, smoke, vapor, liquid or dust discharge from agricultural or industrial operations; pollution; contamination;

           (iii) settling, subsidence, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings;

           (iv) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

            (v) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril insured against;

           (vi) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces, or by military, naval or air forces, or by an agent of any such government, power, authority or forces;

           (vii) any weapon of war employing atomic fission or radioactive forces whether in time of peace or war; and

         (viii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transactions or trade.

     "Excess Special Hazard Losses" are Special Hazard Losses in excess of the Special Hazard Amount.

     "Excess Extraordinary Losses" are Extraordinary Losses in excess of the Extraordinary Loss Amount.

     A "Fraud Loss" is a loss incurred on a defaulted Mortgage Loan as to which there was intentional fraud, dishonesty or misrepresentation in the origination of such Mortgage Loan.

     "Excess Fraud Losses" are Fraud Losses in excess of the Fraud Loss Amount.

     A "Bankruptcy Loss" is a Deficient Valuation or a Debt Service Reduction. With respect to any Mortgage Loan, a "Deficient Valuation" is a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code. A "Debt Service Reduction" is any reduction in the amount which a mortgagor is obligated to pay on a monthly basis with respect to a Mortgage Loan as a result of any proceeding initiated under the United States Bankruptcy Code, other than a reduction attributable to a Deficient Valuation.

     "Excess Bankruptcy Losses" are Bankruptcy Losses in excess of the Bankruptcy Amount.


RESTRICTIONS ON TRANSFER OF THE RESIDUAL CERTIFICATES

     The Residual Certificates may not be purchased by or transferred to a Plan (as defined herein) except upon the delivery of a certification of facts or an opinion of counsel, as provided herein. See "ERISA Considerations" herein. In addition, the Residual Certificates will be subject to certain additional restrictions described under "Certain Federal Income Tax Consequences--Special Tax Considerations Applicable to the Residual Certificates" herein and "Certain Federal Income Tax Consequences--REMICs--Tax on Transfers of REMIC Residual Certificates to Certain Organizations" and "--Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus.


                         POOLING AND SERVICING AGREEMENT


GENERAL

     The Certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the Registration Statement. A Current Report on Form 8-K relating to the Certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of initial issuance of the Certificates. The Trust Fund created under the Agreement will consist of (i) all of the Depositor's right, title and interest in the Mortgage Loans, the related Mortgage Notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of Certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement and (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement among the Depositor, the Originator and the Mortgage Loan Seller. Reference is made to the Prospectus for important information in addition to that set forth herein regarding the Trust Fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Trustee, located in Minneapolis, Minnesota. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to the Secretary, Salomon Brothers Mortgage Securities VII, Inc., Seven World Trade Center, New York, New York 10048.


ASSIGNMENT OF THE MORTGAGE LOANS

     The Depositor will deliver to the Trustee with respect to each Mortgage Loan (i) the mortgage note endorsed without recourse to the Trustee to reflect the transfer of the Mortgage Loan, (ii) the original mortgage with evidence of recording indicated thereon and (iii) an assignment of the mortgage in recordable form to the Trustee, reflecting the transfer of the Mortgage Loan. Such assignments of Mortgage Loans are required to be recorded by or on behalf of the Depositor in the appropriate offices for real property records.


THE ORIGINATOR AND MASTER SERVICER

     The information set forth in the following paragraphs has been provided by the Originator. None of the Depositor, the Mortgage Loan Seller, the Trustee or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

     Long Beach Mortgage Company ("Long Beach" or the "Originator") will serve as the Master Servicer for the Mortgage Loans pursuant to the Agreement (in such capacity, the "Master Servicer"). Long Beach, a Delaware corporation, was incorporated in June 1994, and is approved as a seller/servicer for FNMA and FHLMC and as a non-supervised mortgagee by the U.S. Department of Housing and Urban Development. On October 7, 1994, Long Beach succeeded to the mortgage banking business formerly conducted by Long Beach Bank, F.S.B., a federally chartered savings bank (the "Bank"), including all operating systems, computers, files and substantially all personnel maintained and utilized by the Bank in its mortgage banking operations prior to its reorganization.

     The principal business of Long Beach is originating, purchasing, selling and servicing residential real estate loans secured by one- to four-family properties ("single-family") and multi-family properties containing five or more units ("multi-family"). The initial working capital for Long Beach's operations was provided by Long Beach Financial Services Company. Its principal sources of funds are anticipated to be sales of loans and mortgage-backed securities, bank lines of credit, term loans and other borrowings. At September 30, 1996, Long Beach had 131 offices, consisting of 40 loan origination centers located in California and 91 loan origination centers located throughout the rest of the United States.

     LENDING ACTIVITIES AND LOAN SALES. Long Beach originates single-family and multi-family real estate loans through referrals from mortgage brokerage companies and through its network of offices and loan origination centers. Long Beach also participates in secondary market activities by originating and selling mortgage loans, participations in loans, or mortgage-backed securities in the secondary market, generally retaining loan servicing; however, in some cases Long Beach's whole loan sale agreements provide for the transfer of servicing rights. In addition, Long Beach intends to retain mortgage loans in its own portfolio to provide a stable source of interest income and to provide collateral to secure borrowings.

     Before Long Beach originates any mortgage loans which are based on application packages submitted through a mortgage brokerage company that is new to Long Beach, such mortgage brokerage company is examined by Long Beach through license and reference checks and through a personal visit by a senior Long Beach representative. If at any time Long Beach determines that a mortgage brokerage company consistently submits applications for loans which do not meet Long Beach's underwriting and quality control standards, Long Beach terminates its relationship with that mortgage brokerage company.

     Long Beach's primary lending activity is funding loans to enable mortgagors to purchase or refinance residential real property, which loans are secured by first or second liens on the related real property. Long Beach's loan portfolio also includes loans for commercial and industrial properties. Long Beach's single-family real estate loans are predominantly "conventional" mortgage loans, meaning that they are not insured by the Federal Housing Administration or partially guaranteed by the U.S. Department of Veterans Affairs.

     The following table summarizes Long Beach's (including that of its predecessor-in interest, the Bank) one- to four-family residential mortgage loan origination and sales activity for the periods shown below. Sales activity may include sales of mortgage loans purchased by Long Beach from other loan originators.



                                                            YEAR ENDED DECEMBER 31,                   NINE MONTHS
                                                                                                  ENDED SEPTEMBER 30,
                      --------------------------------------------------------------------------------------------------------
                             1992             1993             1994             1995                     1996
                      --------------------------------------------------------------------------------------------------------
                                         (DOLLARS IN THOUSANDS)
                      --------------------------------------------------------------------------------------------------------
Originations.........      $959,534         $786,374        $1,062,593       $1,112,890              $1,434,765

Sales................     $1,081,001        $788,291        $1,081,841       $1,108,162              $1,449,249



     LOAN SERVICING. Generally, Long Beach services all the mortgage loans it originates whether those loans are sold or retained in its portfolio. Servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, and supervising foreclosure in the event of unremedied defaults. Long Beach's servicing activities are audited regularly by its internal auditors and examined periodically by applicable regulatory authorities. Certain financial records of Long Beach relating to its loan servicing activities are reviewed annually as part of the audit of Long Beach's financial statements conducted by its independent accountants.

     COLLECTION PROCEDURES; DELINQUENCY AND LOSS EXPERIENCE. When a mortgagor fails to make a required payment on a residential mortgage loan, Long Beach attempts to cause the deficiency to be cured by corresponding with the mortgagor. In most cases deficiencies are cured promptly. Pursuant to Long Beach's customary procedures for residential mortgage loans serviced by it for its own account, Long Beach generally mails a notice of intent to foreclose to the mortgagor after the loan has become 31 days past due (two payments due but not received) and, within one month thereafter, if the loan remains delinquent, typically institutes appropriate legal action to foreclose on the property securing the loan. If foreclosed, the property is sold at public or private sale and may be purchased by Long Beach. In California, real estate lenders are generally unable as a practical matter to obtain a deficiency judgment against the mortgagor on a loan secured by single-family real estate.

LONG BEACH PROGRAMS -- SERVICING PORTFOLIO

     The following table sets forth Long Beach's delinquency and loss experience (including that of its predecessor in interest, the Bank) at the dates indicated on its servicing portfolio of mortgage loans originated under the Long Beach Programs (the majority of such mortgage loans reflected in the following table are adjustable rate mortgage loans):

                                                                      AT DECEMBER 31,                                    AT
                                                                                                                      SEPTEMBER
                                                                                                                         30,
                                          ------------------------------------------------------------------------------------------
                                                 1992              1993             1994              1995               1996
                                          ------------------------------------------------------------------------------------------
                                                                 (DOLLARS IN THOUSANDS)
Total Outstanding Principal
  Balance .....................................     $1,561,256       $1,948,978       $2,422,604       $2,405,639       $2,795,101
Number of Loans ...............................         12,257           16,289           21,291           22,775           27,382
DELINQUENCY
Period of Delinquency:
31-60 Days
         Principal Balance ....................        $12,630          $13,079          $16,816          $32,483          $37,752
         Number of Loans ......................             91              106              131              286              375
         Delinquency as a Percentage
         of Total Outstanding Principal
           Balance ............................           0.81%            0.67%            0.69%            1.35%            1.35%
         Delinquency as a Percentage
           of Number of Loans .................           0.74%            0.65%            0.62%            1.26%            1.37%
61-90 Days
         Principal Balance ....................        $10,753          $13,144          $18,104          $21,249          $26,354
         Number of Loans ......................             75               93              129              188              246
         Delinquency as a Percentage
           of Total Outstanding
           Principal Balance ..................           0.69%            0.67%            0.75%            0.88%            0.94%
         Delinquency as a Percentage
           of Number of Loans .................           0.61%            0.57%            0.61%            0.83%            0.90%
91 Days or More
         Principal Balance ....................        $48,643          $60,621          $70,034          $94,201         $115,883
         Number of Loans ......................            334              418              509              765            1,049
         Delinquency as a Percentage
           of Total Outstanding
           Principal Balance ..................           3.12%            3.11%            2.89%            3.92%            4.15%
         Delinquency as a Percentage
           of Number of Loans .................           2.72%            2.57%            2.39%            3.36%            3.83%
Total Delinquencies:
         Principal Balance ....................        $72,026          $86,844         $104,953         $147,933         $179,989
         Number of Loans ......................            500              617              769            1,239            1,670
         Delinquency as a Percentage
           of Total Outstanding
           Principal Balance ..................           4.61%            4.46%            4.33%            6.15%            6.44%
         Delinquency as a Percentage
           of Number of Loans .................           4.08%            3.79%            3.61%            5.44%            6.10%
FORECLOSURES PENDING(1)
         Principal Balance ....................        $50,104          $64,443          $77,960         $102,962         $125,016
         Number of Loans ......................            342              449              583              859            1,145
         Foreclosures Pending as a
           Percentage of Total
           Outstanding Principal ..............           3.21%            3.31%            3.22%            4.28%            4.47%
         Balance
         Foreclosures Pending as
         a Percentage of Number of
         Loans ................................           2.79%            2.76%            2.74%            3.77%            4.18%
NET LOAN GAINS (LOSSES) for the
  Period(2) ...................................        $(3,198)        $(13,449)        $(24,617)        $(24,320)        $(19,264)
NET LOAN GAINS (LOSSES) as a
  Percentage of Total Outstanding
Principal Balance .............................          (0.20)%          (0.69)%          (1.02)%          (1.01)%          (0.69)%



(1) Mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2) Net Loan Gains (Losses) is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan gain (loss) for all such loans liquidated during the period indicated. The net loan gain (loss) for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan. The majority of Long Beach Program loans serviced by Long Beach have been conveyed to REMIC trust funds.

     As of September 30, 1996, 476 one- to four-family residential properties relating to loans in Long Beach's total servicing portfolio had been acquired through foreclosure or deed in lieu of foreclosure and were not liquidated, 417 of which properties relate to the Full Documentation, Fast Trac, QuickCredit and QuickCredit Fast Trac residential mortgage loan servicing portfolio.

     There can be no assurance that the delinquency and loss experience of the Mortgage Loans will correspond to the loss experience of Long Beach's mortgage portfolio set forth in the foregoing table. The statistics shown above represent the delinquency and loss experience for residential mortgages originated under the Long Beach Programs and serviced by Long Beach only for the years presented, whereas the aggregate delinquency and loss experience on the Mortgage Loans will depend on the results obtained over the life of the Trust Fund. Long Beach's portfolio includes mortgage loans with payment and other characteristics which are not representative of the payment and other characteristics of the Mortgage Loans. A substantial number of the Mortgage Loans may also have been originated based on Long Beach Guidelines that are less stringent than those generally applicable to the servicing portfolio reflected in the foregoing table. Over the last several years, the residential real estate markets in many regions of the country, including California, have experienced general deterioration, and should such decline in property values continue such that the principal balances of the Mortgage Loans and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of such Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those previously experienced by Long Beach. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Loans.

RESIDENTIAL LOAN SERVICING PORTFOLIO

     The following table sets forth Long Beach's delinquency and loss experience (including that of its predecessor in interest, the Bank) at the dates indicated on its entire servicing portfolio (inclusive of loans originated under the Long Beach Programs) of residential (including multi-family) mortgage loans:

                                                                     AT DECEMBER 31,                                     AT
                                                                                                                     SEPTEMBER
                                                                                                                        30,
                                         -------------------------------------------------------------------------------------------
                                                1992              1993             1994              1995               1996
                                         -------------------------------------------------------------------------------------------
                                                           (DOLLARS IN THOUSANDS)
Total Outstanding Principal
  Balance .....................................     $2,249,834       $2,434,615       $2,721,665       $2,790,704       $3,429,689
Number of Loans ...............................         19,235           21,159           24,669           26,766           34,251
DELINQUENCY
Period of Delinquency:
31-60 Days
        Principal Balance .....................        $21,394          $21,834          $20,923          $35,503          $44,275
        Number of Loans .......................            220              224              195              327              452
        Delinquency as a Percentage
        of Total Outstanding
        Principal .............................           0.95%            0.90%            0.77%            1.27%            1.29%
          Balance
        Delinquency as a Percentage
          of Number of Loans ..................           1.14%            1.06%            0.79%            1.22%            1.32%
61-90 Days
        Principal Balance .....................        $18,360          $19,321          $24,013          $25,237          $32,193
        Number of Loans .......................            173              177              193              253              323
        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance ...................           0.82%            0.79%            0.88%            0.90%            0.94%
        Delinquency as a Percentage
          of Number of Loans ..................           0.90%            0.84%            0.78%            0.95%            0.94%
91 Days or More
        Principal Balance .....................        $85,403          $92,100          $97,202         $109,703         $138,296
        Number of Loans .......................            764              765              771              977            1,344
        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance ...................           3.80%            3.78%            3.57%            3.93%            3.97%
        Delinquency as a Percentage
          of Number of Loans ..................           3.97%            3.62%            3.13%            3.65%            3.92%
Total Delinquencies:
        Principal Balance .....................       $125,157         $133,255         $142,138         $170,444         $212,764
        Number of Loans .......................          1,157            1,166            1,159            1,557            2,119
        Delinquency as a Percentage
          of Total Outstanding
          Principal Balance ...................           5.56%            5.47%            5.22%            6.11%            6.20%
        Delinquency as a Percentage
          of Number of Loans ..................           6.02%            5.51%            4.70%            5.82%            6.19%
FORECLOSURES PENDING(1)
        Principal Balance .....................        $87,439          $96,810         $111,514         $132,679         $156,062
        Number of Loans .......................            737              748              955            1,200            1,452
        Foreclosures Pending as a
          Percentage of Total
          Outstanding Principal ...............           3.89%            3.98%            4.10%            4.75%            4.55%
          Balance
        Foreclosures Pending as
        a Percentage of Number of
                                                          3.83%            3.54%            3.87%            4.48%            4.24%
        Loans
NET LOAN GAINS (LOSSES) for the
  Period(2) ...................................       $(10,796)        $(35,474)        $(51,296)        $(37,914)        $(25,861)
NET LOAN GAINS (LOSSES) as a
  Percentage of Total Outstanding
  Principal Balance ...........................          (0.48)%          (1.46)%          (1.88)%          (1.36)%          (0.75)%



(1) Mortgage loans which are in foreclosure but as to which title to the mortgaged property has not been acquired, at the end of the period indicated. Foreclosures pending are included in the delinquencies set forth above.

(2) Net Loan Gains (Losses) is calculated for loans conveyed to REMIC trust funds as the aggregate of the net loan gain (loss) for all such loans liquidated during the period indicated. The net loan gain (loss) for any such loan is equal to the difference between (a) the principal balance plus accrued interest through the date of liquidation plus all liquidation expenses related to such loan and (b) all amounts received in connection with the liquidation of such loan. The majority of residential loans serviced by Long Beach have been conveyed to REMIC trust funds.

     The delinquency and loss experience percentages set forth above in the immediately preceding table are calculated on the basis of the total mortgage loans serviced as of the end of the periods indicated. However, because the total outstanding principal balance of residential loans serviced by Long Beach has increased from $2,249,834,000 at December 31, 1992 to $3,429,689,000 at
September 30, 1996, the total outstanding principal balance of residential loans serviced as of the end of any indicated period includes many loans that will not have been outstanding long enough to give rise to some or all of the indicated periods of delinquency. In the absence of such substantial and continual additions of newly originated loans to the total amount of loans serviced, the percentages indicated above would be higher and could be substantially higher. The actual delinquency percentages with respect to the Mortgage Loans may be expected to be substantially higher than the delinquency percentages indicated above because the composition of the Mortgage Loans will not change.

     In addition, over the last several years, there has been a general deterioration of the real estate market and weakening of the economy in many regions of the country, including California. The general deterioration of the real estate market has been reflected in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. The general weakening of the economy has been reflected in decreases in the financial strength of mortgagors and decreases in the value of collateral serving as security for loans. If the real estate market and economy continue to decline, Long Beach may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     In the opinion of Long Beach, the period to period changes in the delinquency and loss experience set forth in the table above are attributable primarily to the introduction and seasoning of higher credit risk mortgage loans, as measured by credit risk category under Long Beach's underwriting guidelines, and a general downturn in the California economy.


THE TRUSTEE

     Norwest Bank Minnesota, National Association, a national banking association, will act as Trustee for the Certificates pursuant to the Agreement. The Trustee's offices for notices under the Agreement are located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0070, Attention:
Corporate Trust Services and its telephone number is (612) 667-1117.

     The principal compensation to be paid to the Trustee in respect of its obligations under the Agreement will be equal to accrued interest at the Trustee Fee Rate of 0.0035% per annum on the Stated Principal Balance of each Mortgage Loan. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be indemnified by the Trust Fund and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the Trustee, including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of the Agreement) incurred by the Trustee in connection with any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its obligations and duties under the Agreement, other than any loss, liability or expense (i) resulting from a breach of the Master Servicer's obligations and duties under the Agreement, (ii) that constitutes a specific liability of Trustee under the Agreement or (iii) incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's duties under the Agreement or as a result of a breach, or by reason of reckless disregard, of the Trustee's obligations and duties under the Agreement.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal compensation to be paid to the Master Servicer in respect of its servicing activities for the Certificates will be equal to accrued interest at the Servicing Fee Rate of 0.50% per annum with respect to each Mortgage Loan for each calendar month on the same principal balance on which interest on such Mortgage Loan accrues for such calendar month (the "Servicing Fee"). As additional servicing compensation, the Master Servicer is entitled to retain all assumption fees, prepayment penalties and late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Certificate Account and any escrow accounts. The Master Servicer is obligated to offset any Prepayment Interest Shortfall on any Distribution Date (payments made by the Master Servicer in satisfaction of such obligation, "Compensating Interest") to the extent of its aggregate Servicing Fee for such Distribution Date. The Master Servicer is obligated to pay certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement and is entitled to reimbursement therefor as provided in the Agreement. See "Description of the Certificates--Retained Interest; Servicing Compensation and Payment of Expenses" in the Prospectus for information regarding expenses payable by the Master Servicer and "Certain Federal Income Tax Consequences" herein regarding certain taxes payable by the Master Servicer.


VOTING RIGHTS

     At all times, 99% of all Voting Rights will be allocated among the holders of the Class A Certificates and Subordinate Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates and 1% of all Voting Rights will be allocated among the holders of the Residual Certificates in proportion to the percentage interests in such classes evidenced by their respective Certificates. Unless an Insurer Default exists, the Insurer will be entitled to exercise certain voting and other rights of the holders of the Offered Certificates. See "--Certain Matters Regarding the Insurer" herein.


CERTAIN MATTERS REGARDING THE INSURER

     Under the Agreement, on each Distribution Date, the Trustee is required to pay to the Insurer a premium with respect to the Policy equal to 1/12 times 0.22% per annum times the Certificate Principal Balance of the Class A Certificates.

     Pursuant to the terms of the Agreement, unless there exists a continuance of any failure by the Insurer to make a required payment under the Policy or there exists a proceeding in bankruptcy by or against the Insurer (either such condition, an "Insurer Default"), the Insurer will be entitled to exercise, among others, the following rights of the holders of the Class A Certificates, without the consent of such holders, and the holders of the Class A Certificates may exercise such rights only with the prior written consent of the Insurer: (i) the right to direct the Trustee to terminate the rights and obligations of the Master Servicer under the Agreement in the event of a default by the Master Servicer; (ii) the right to consent to or direct any waivers of defaults by the Master Servicer; (iii) the right to remove the Trustee pursuant to the Agreement; and (iv) the right to institute proceedings against the Master Servicer in the event of default by the Master Servicer and refusal of the Trustee to institute such proceedings. In addition, unless an Insurer Default exists, the Insurer will have the right to direct all matters relating to any proceeding seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law of any distribution made with respect to the Class A Certificates, and, unless an Insurer Default exists, the Insurer's consent will be required prior to, among other things, (i) the removal of the Trustee, (ii) the appointment of any successor Trustee or Master Servicer or (iii) any amendment to the Agreement.


TERMINATION

     The circumstances under which the obligations created by the Agreement will terminate in respect of the Certificates are described in "Description of the Certificates--Termination" in the Prospectus. The majority holder of the Subordinate Certificates (or if such holder does not exercise such option, the Master Servicer or the Insurer) will have the right to purchase all remaining Mortgage Loans and any properties acquired in respect thereof and thereby effect early retirement of the Certificates on any Distribution Date following the Due Period during which the aggregate principal balance of the Mortgage Loans and such properties at the time of purchase is reduced to below 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. In the event the majority holder of the Subordinate Certificates or the Master Servicer or the Insurer exercises such option, the purchase price payable in connection therewith generally will be equal to par plus accrued interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is distributed. In the event the majority holder of the Subordinate Certificates or the Master Servicer or the Insurer exercises such option, the portion of the purchase price allocable to the Offered Certificates of each class will be, to the extent of available funds (including funds paid under the Policy), (i) 100% of the then outstanding Certificate Principal Balance thereof, plus (ii) one month's interest on the then outstanding Certificate Principal Balance thereof at the then applicable Pass-Through Rate for such class, plus (iii) any previously accrued but unpaid interest thereon, together with the amount of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls (provided, however, that the Policy will not cover such Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls). In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See "Description of the Certificates--Termination" in the Prospectus.


                                   THE INSURER


     The following information has been supplied by Financial Security Assurance Inc. (the "Insurer") for inclusion in this Prospectus Supplement. No representation is made by the Depositor or the Underwriter as to the accuracy and completeness of such information.


GENERAL

     The Insurer is a monoline insurance company incorporated in 1984 under the laws of the State of New York. The Insurer is licensed to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

     The Insurer and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities--thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. The Insurer and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. The Insurer insures both newly-issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy the Insurer's underwriting criteria.

     The Insurer is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., U S WEST Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of the Insurer or any claim under any insurance policy issued by the Insurer or to make any additional contribution to the capital of the Insurer.

     The principal executive offices of the Insurer are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is
(212) 826-0100.


REINSURANCE

     Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by the Insurer or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, the Insurer reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by the Insurer as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit the Insurer's obligations under any financial guaranty insurance policy.


RATINGS OF CLAIMS-PAYING ABILITY

     The Insurer's claims-paying ability is rated "Aaa" by Moody's and "AAA" by each of Standard & Poor's, Nippon Investors Service, Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Ratings".


CAPITALIZATION

     The following table sets forth the capitalization of the Insurer and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1996 (in thousands):


                                                                                              SEPTEMBER 30,
                                                                                                  1996
                                                                                               (UNAUDITED)
                                                                                               -----------

Deferred Premium Revenue (net of prepaid reinsurance premiums)....................               $358,145
                                                                                                 --------

Shareholder's Equity:
     Common Stock.................................................................                 15,000
     Additional Paid-In Capital...................................................                666,470
     Unrealized Gain on Investments (net of deferred income taxes)................                  2,482
     Accumulated Earnings.........................................................                111,231
                                                                                                  -------
Total Shareholder's Equity........................................................                795,183
Total Deferred Premium Revenue and Shareholder's Equity...........................             $1,153,328
                                                                                               ==========




     For further information concerning the Insurer, see the Consolidated Financial Statements of the Insurer and its subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual financial statements filed with the State of New York Insurance Department by the Insurer are available upon request to the State of New York Insurance Department.


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     In addition to the documents described under "Incorporation of Certain Information by Reference" in the Prospectus, the consolidated financial statements of Financial Security Assurance Inc. and Subsidiaries included in or as exhibits to the following documents which have been filed with the Securities and Exchange Commission by Holdings, are hereby incorporated by reference in this Prospectus Supplement, which together with the Prospectus, forms a part of the Depositor's Registration Statement: (a) the Annual Report on Form 10-K for the year ended December 31, 1995 and (b) the Quarterly Report on Form 10-Q for the period ended September 30, 1996.

     All financial statements of Financial Security Assurance Inc. and Subsidiaries included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The Depositor will provide without charge to any person to whom this Prospectus Supplement is delivered, upon oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated by reference. Requests for such copies should be directed to the Secretary,

Salomon Brothers Mortgage Securities VII, Inc., Seven World Trade Center, New York, New York 10048.


INSURANCE REGULATION

     The Insurer is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, the Insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, the Insurer is subject to
Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as the Insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES


     Two separate elections will be made to treat designated portions of the Trust Fund as real estate mortgage investment conduits ("REMIC I" and "REMIC II" respectively, and each a "REMIC") for federal income tax purposes. Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each of REMIC I and REMIC II will qualify as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986 (the "Code").

     For federal income tax purposes, (i) the Class R-I Certificates will be the sole class of "residual interests" in REMIC I, (ii) separate non-certificated regular interests in REMIC I will be issued and will be the "regular interests" in REMIC I, (iii) the Class R-II Certificates will be the sole class of "residual interests" in REMIC II and (iv) the Class A Certificates and the Subordinate Certificates will be the "regular interests" in, and will be treated as debt instruments of, REMIC II. See "Certain Federal Income Tax Consequences--REMIC--Classification of REMICs" in the Prospectus.

     For federal income tax reporting purposes, the Class A Certificates will not be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at a constant rate of 20% CPR. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     The Internal Revenue Service (the "IRS") has issued regulations (the "OID Regulations") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Class A Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate such as the Class A Certificates. Because of the uncertainty concerning the application of
Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A Certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Class A Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

     It appears that a reasonable method of reporting original issue discount with respect to the Class A Certificates, if such Certificates are required to be treated as issued with original issue discount, generally would be to report all income with respect to such Certificates as original issue discount for each period, computing such original issue discount (i) by assuming that the value of the applicable Index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such Certificates, thereby treating such Certificates as fixed rate instruments to which the original issue discount computation rules described in the Prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable Index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in the Prospectus.

     The Class A Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Class A Certificate will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of the Class A Certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

     The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(5)(A) of the Code, generally in the same proportion that the assets in the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under
Section 856(c)(3)(B) of the Code, generally to the extent that the Class A Certificates are treated as "real estate assets" under Section 856(c)(5)(A) of the Code. The Class A Certificates will also be treated as "qualified mortgages" under Section 860G(a)(3) of the Code. See "Certain Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the Prospectus.

     It is not anticipated that either REMIC I or REMIC II will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on REMIC I or REMIC II, such tax will be borne (i) by the Trustee, if the Trustee has breached its obligations with respect to REMIC compliance under the Agreement, (ii) by the Master Servicer, if the Master Servicer has breached its obligations with respect to REMIC compliance under the Agreement and (iii) otherwise by the Trust Fund, with a resulting reduction in amounts otherwise distributable to holders of the related Offered Certificates. See "Description of the Certificates--General" and "Certain Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the Prospectus.

     The responsibility for filing annual federal information returns and other reports will be borne by the Trustee or the Master Servicer. See "Certain Federal Income Tax Consequences--REMICs--Reporting and Other Administrative Matters" in the Prospectus.

     For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

     The IRS has issued regulations under the provisions of the Code related to REMICs (the "REMIC Regulations") that significantly affect holders of the Residual Certificates. The REMIC Regulations will impose restrictions on the transfer or acquisition of certain residual interests, including the Residual Certificates. In addition, the REMIC Regulations contain restrictions that apply to the transfer of "noneconomic" residual interests to United States persons. The REMIC Regulations also provide that transfers of a Residual Certificate to a non-United States person will be disregarded for tax purposes in certain cases. Transfers of the Residual Certificates to such persons are, however, prohibited under the Agreement. See "Certain Federal Income Tax Consequences-- REMICs-- Taxation of Owners of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" in the Prospectus and "ERISA Considerations" and "Description of the Certificates--Restrictions on Transfer of the Residual Certificates" herein for additional restrictions on transfer of the Residual Certificates.

     The REMIC Regulations provide for the determination of whether a residual interest has "significant value" for purposes of applying the rules relating to "excess inclusions" with respect to residual interests. Based on the REMIC Regulations, the Residual Certificates do not have significant value. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual
Certificates--Excess Inclusions" in the Prospectus.

     The REMIC Regulations also provide that a transfer to a United States person of "noneconomic" residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of "noneconomic" residual interests will continue to remain liable for any taxes due with respect to the income on such residual interests, unless "no significant purpose of the transfer was to impede the assessment or collection of tax". Based on the REMIC Regulations, the Residual Certificates will constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC Regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due with respect to the income on the Residual Certificates. All transfers of the Residual Certificates will be subject to certain restrictions under the terms of the Agreement that are intended to reduce the possibility of any such transfer being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests.

     The holders of Residual Certificates, particularly the Class R-II Certificates will be required to report taxable income and pay tax with respect to the early accrual periods of the related REMIC's term that significantly exceeds the amount of cash distributions received by such holders from the related REMIC with respect to such periods. Furthermore, the tax on such income will exceed the cash distributions with respect to such periods. Consequently, holders of Residual Certificates, particularly Class R-II Certificates should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the related REMIC as a result of their ownership of Residual Certificates. In addition, the required inclusion of this amount of taxable income during the related REMIC's earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate (or possibly later under the "wash sale" rules of Section 1091 of the Code) may cause the after-tax rate of return of a holder of a Residual Certificate to be zero or negative even where such holders' pre-tax rate of return is positive. That is, on a present value basis, the resulting tax liabilities of a holder of a Residual Certificate will substantially exceed the sum of any tax benefits and the amount of any cash distributions on such Residual Certificates over their life.

     An individual, trust or estate that holds (whether directly or indirectly through certain pass-through entities) a Residual Certificate, particularly a Class R-I Certificate, may have significant additional gross income with respect to, but may be subject to limitations on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the related REMIC in computing such holder's regular tax liability and will not be able to deduct such fees or expenses to any extent in computing such holder's alternative minimum tax liability. Such expenses will be allocated for federal income tax information reporting purposes entirely to the Class R-I Certificates and not to the Class R-II Certificates. However, it is possible that the IRS may require all or some portion of such fees and expenses to be allocable to the Class R-II Certificates. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass Through of Miscellaneous Itemized Deductions" in the Prospectus.

     Potential investors in Residual Certificates should also be aware that under the terms of the Agreement, the holders of the largest Percentage Interest in the Residual Certificates shall, by their acceptance of such Certificates, agree to irrevocably appoint the Trustee as their agent to perform all of the duties of the tax matters person for the related REMIC.

     Purchasers of the Residual Certificates are strongly advised to consult their own tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

     For further information regarding the federal income tax consequences of investing in the Residual Certificates, see "Yield on the Certificates--Additional Yield Considerations Applicable Solely to the Residual Certificates" herein and "Certain Federal Income Tax Consequences--REMICs-- Taxation of Owners of REMIC Residual Certificates" in the Prospectus.



                             METHOD OF DISTRIBUTION


     Subject to the terms and conditions set forth in the Underwriting Agreement, dated November 20, 1996 (the "Underwriting Agreement"), the Depositor has agreed to sell, and Salomon Brothers Inc (the "Underwriter") has agreed to purchase the Offered Certificates. The Underwriter is obligated to purchase all Offered Certificates of the respective classes offered hereby if it purchases any. The Underwriter is an affiliate of the Depositor.

     Distribution of the Offered Certificates will be made from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates, before deducting expenses payable by the Depositor, will be 99.75% of the aggregate initial Certificate Principal Balance of the Offered Certificates. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.



                                SECONDARY MARKET


     There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the Prospectus under "Description of the Certificates--Reports to Certificateholders", which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

                                 LEGAL OPINIONS


     Certain legal matters relating to the Offered Certificates will be passed upon for the Depositor by Thacher Proffitt & Wood, New York, New York, and for the Underwriter by Stroock & Stroock & Lavan, New York, New York.



                                     EXPERTS


         The consolidated balance sheets of Financial Security Assurance Inc. and Subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1995, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.



                                     RATINGS


     It is a condition to the issuance of the Certificates that the Offered Certificates be rated "AAA" by Standard & Poor's Ratings Services ("Standard & Poor's") and "Aaa" by Moody's Investors Service, Inc. ("Moody's").

     The ratings of Moody's and Standard & Poor's assigned to mortgage pass-through certificates address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating process addresses structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which such prepayments will differ from that originally anticipated. The ratings assigned by Moody's and Standard & Poor's on the Offered Certificates are based in part upon the Insurer's claims paying ability. Any change in the ratings of the Insurer by Standard & Poor's and Moody's may result in a change in the ratings on the Offered Certificates. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield due to non-credit events. In addition, the ratings on the Class A Certificates do not address the likelihood of receipt by the holders of the Class A Certificates of any amounts in respect of Basis Risk Shortfalls or Unpaid Basis Risk Shortfalls, and the ratings on the Residual Certificates do not address the likelihood of receipt by the holders of the Residual Certificates of any amounts in excess of the initial Certificate Principal Balances thereof and interest thereon.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

     The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

                                LEGAL INVESTMENT


     The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") for so long as they are rated not lower than the second highest rating category by a Rating Agency (as defined in the Prospectus), and, as such, will be legal investments for certain entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of such entities to invest in "mortgage related securities" provided that such restrictive legislation was enacted prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Offered Certificates. The Federal Financial Institutions Examination Council, which includes the Board of Governors of the Federal Reserve System (the "FRB"), the Federal Deposit Insurance Corporation (the "FDIC"), the National Credit Union Administration (the "NCUA"), the Comptroller of the Currency (the "OCC") and the Office of Thrift Supervision (the "OTS"), has issued a supervisory policy statement (the "Policy Statement") that is applicable to all depository institutions (to the extent adopted by their respective federal regulators), setting forth guidelines for and imposing significant restrictions on investments in "high-risk mortgage securities". The Policy Statement generally indicates that a mortgage derivative product will be deemed to be high-risk if (i) it has a weighted average life greater than 10 years given a reasonable prepayment assumption or (ii) it exhibits greater average life volatility or greater price volatility than a benchmark fixed-rate thirty-year mortgage backed pass-through security. According to the Policy Statement, prior to purchase, a depository institution would be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable, and a failure to adhere to the monitoring, reporting and diligence requirements would be considered an unsafe and unsound practice. There can be no assurance as to whether the Offered Certificates would be treated as high-risk under the Policy Statement. The Policy Statement has been adopted by the FRB, the FDIC, the OCC, the OTS and the NCUA. In addition, the NCUA has issued regulations governing federal credit union investments which prohibit investment in certain specified types of securities, which may include the Offered Certificates. The NCUA has indicated that its regulations will take precedence over the Policy Statement. Similar policy statements and regulations have been issued by other regulators having jurisdiction over other types of depository institutions. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Offered Certificates. See "Legal Investment" in the Prospectus.



                              ERISA CONSIDERATIONS


         A fiduciary of any employee benefit plan or any other plan or arrangement subject to ERISA or Section 4975 of the Code or any person investing Plan Assets of any Plan (as defined in the Prospectus under "ERISA Considerations") should carefully review with its legal advisors whether the purchase or holding of Certificates will give rise to a prohibited transaction under ERISA or Section 4975 of the Code.

     The U.S. Department of Labor issued an individual exemption, Prohibited Transaction Exemption 89-89 (the "Exemption"), on October 17, 1989 to Salomon Brothers Inc, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of mortgage pass-through certificates underwritten by the Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) Salomon Brothers Inc, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Brothers Inc and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or comanager with respect to the Class A Certificates.

     The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Class A Certificates to be eligible for exemptive relief thereunder. First, the acquisition of Class A Certificates by certain employee benefit plans subject to
Section 406 of ERISA, or by individual retirement accounts or other plans subject to Section 4975 of the Code (each, a "Plan"), must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Class A Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Class A Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group", which consists of any Underwriter, the Depositor, the Master Servicer, each sub-servicer and any mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Class A Certificates. Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the Offered Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any sub-servicer must represent not more than reasonable compensation for such person's services under the Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Because the Class A Certificates are not subordinated to any other class of Certificates, the second general condition set forth above is satisfied with respect to the Class A Certificates. It is a condition of the issuance of the Class A Certificates that they be rated in the highest rating category by S&P and Moody's. A fiduciary of a Plan contemplating purchasing a Class A Certificate in the secondary market must make its own determination that at the time of such acquisition, the Class A Certificates continue to satisfy the third general condition set forth above. The Depositor expects that the fourth general condition set forth above will be satisfied with respect to the Class A Certificates. A fiduciary of a Plan contemplating purchasing a Class A Certificate must make its own determination that the first, third, fifth and sixth general conditions set forth above will be satisfied with respect to the Class A Certificates.

     Because the characteristics of the Residual Certificates may not meet the requirements of Prohibited Transaction Class Exemption 83-1 (as described in the Prospectus) or the Exemption, the purchase or holding of the Residual Certificates by a Plan or by individual retirement accounts or other plans subject to Section 4975 of the Code may result in prohibited transactions or the imposition of excise taxes or civil penalties. The Agreement provides that a Residual Certificate may be transferred only upon delivery by the purchaser thereof to the Trustee of either (i) an opinion of counsel, which opinion will not be at the expense of the Depositor, the Master Servicer or the Trustee, or
(ii) a certification, in each case satisfactory to the Depositor, the Trustee and the Master Servicer to the effect that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Depositor, the Master Servicer or the Trustee to any obligation in addition to those undertaken in the Agreement. The Residual Certificates will contain a legend describing such restrictions on transfer.

     Before purchasing a Class A Certificate, a fiduciary of a Plan should itself confirm (a) that the Class A Certificates constitute "certificates" for purposes of the Exemption and (b) that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase a Certificate on behalf of a Plan. See "ERISA Considerations" in the Prospectus.

     Any Plan fiduciary considering whether to purchase a Class A Certificate on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment.

MORTGAGE PASS-THROUGH CERTIFICATES (ISSUABLE IN SERIES)

Principal and interest with respect to Certificates will be payable each month on the date specified in the related Prospectus Supplement, commencing with the month following the month in which the applicable Cut-off Date (as defined herein) occurs.

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
DEPOSITOR

The Certificates offered hereby and by Supplements to this Prospectus will be offered from time to time in series.

Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a segregated pool of (a) various types of one- to four-family residential first and junior lien mortgage loans, multifamily residential mortgage loans, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Mortgage Loans"), or beneficial interests therein, (b) pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC") (any such certificates, "Agency Securities"), (c) pass-through or participation certificates or other mortgage-backed securities issued or guaranteed by private entities ("Private Mortgage-Backed Securities") or (d) funding agreements secured by Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities (each, a "Funding Agreement"), or any combination thereof, together with other assets described herein (collectively, a "Trust Fund" or the "Trust Fund Assets").

Each series of Certificates will include one or more classes. Each class of Certificates of any series will represent the right, which right may be senior to the rights of one or more of the other classes of the Certificates, to receive a specified portion of payments of principal and interest on the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities or Funding Agreements in the related Trust Fund in the manner described herein and in the related Prospectus Supplement. A series may include one or more classes of Certificates entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of Certificates that differ as to the timing, sequential order or amount of distributions of principal or interest or both. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include pool insurance policies, letters of credit, reserve funds or other types of credit support, or any combination thereof, and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Certificates" and "Description of Credit Support".

The only obligations of the Depositor with respect to a series of Certificates will be pursuant to its representations and warranties. The Master Servicer with respect to a series of Certificates evidencing interests in a Trust Fund including Mortgage Loans will be named in the related Prospectus Supplement. The principal obligations of a Master Servicer will be limited to its contractual servicing obligations, and, to the extent provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of payment delinquencies on the Mortgage Loans. The Certificates of each series will not represent an obligation of or interest in the Depositor, the Master Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. The Certificates will not be guaranteed or insured by any governmental agency or instrumentality. Although payment of principal and interest on Agency Securities will be guaranteed as described herein and in the related prospectus supplement by GNMA, FNMA or FHLMC, the Certificates of any series evidencing interests in a Trust Fund including Agency Securities will not be so guaranteed. Each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement as more fully described herein. If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See "Certain Federal Income Tax Consequences".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related Prospectus Supplement.

With respect to each series, all of the Certificates of each class offered hereby will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations. There will have been no public market for any series of Certificates prior to the offering thereof. No assurance can be given that such a market will develop as a result of such an offering. All securities will be distributed by, or sold by underwriters managed by:

--------------------
SALOMON BROTHERS INC
--------------------------------------------------------------------------------


RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES OFFERED HEREBY UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The date of this Prospectus is October 18, 1996.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT WITH RESPECT HERETO DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CERTIFICATES OFFERED HEREBY AND THEREBY OR AN OFFER OF THE CERTIFICATES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                   -------------------------------------------

                                TABLE OF CONTENTS

CAPTION                                                                     PAGE
-------                                                                     ----

Available Information.......................................................   4
Reports to Certificateholders...............................................   4
Incorporation of Certain Information by Reference...........................   4
Summary of Prospectus.......................................................   5
The Trust Funds.............................................................  15
     The Mortgage Loans.....................................................  15
     Agency Securities......................................................  20
     Private Mortgage-Backed Securities.....................................  25
     Funding Agreements.....................................................  27
Use of Proceeds.............................................................  28
Yield Considerations........................................................  28
Maturity and Prepayment Considerations......................................  29
The Depositor                                                                 31
Mortgage Loan Program.......................................................  31
     Underwriting Standards.................................................  31
     Qualifications of Originators and Mortgage Loan Sellers................  33
     Representations by or on behalf of Mortgage Loan Sellers; Repurchases..  33
Description of the Certificates.............................................  35
     General                                                                  35
     Assignment of Trust Fund Assets........................................  37
     Deposits to Certificate Account........................................  40
     Payments Mortgage Loans................................................  41
     Payments on Agency Securities and Private Mortgage-Backed Securities.....43
     Distributions..........................................................  43
     Available Distribution Amount..........................................  44
     Interest on the Certificates...........................................  44
     Principal of the Certificates..........................................  45
     Pre-Funding Account....................................................  45
     Allocation of Losses...................................................  46
     Advances in Respect of Delinquencies...................................  46
     Reports to Certificateholders..........................................  47
     Collection and Other Servicing Procedures..............................  48
     Sub-Servicing..........................................................  49
     Realization Upon Defaulted Mortgage Loans..............................  50
     Retained Interest; Servicing or Administration Compensation and
       Payment of Expenses..................................................  51
     Evidence as to Compliance..............................................  52
     Certain Matters Regarding the Master Servicer and the Depositor........  53
     Events of Default......................................................  54
     Rights Upon Event of Default...........................................  54
     Amendment..............................................................  55
     Termination............................................................  55
     Duties of the Trustee..................................................  56
     The Trustee............................................................  56

CAPTION                                                                     PAGE
-------                                                                     ----

Description of Credit Support...............................................  56
     Subordination..........................................................  57
     Letter of Credit.......................................................  58
     Mortgage Pool Insurance Policy.........................................  59
     Special Hazard Insurance Policy........................................  61
     Bankruptcy Bond........................................................  63
     Certificate Guarantee Insurance........................................  63
     Reserve Fund...........................................................  63
     Cash Flow Agreements...................................................  64
Description of Primary Insurance Policies...................................  64
     Primary Mortgage Insurance Policies....................................  64
     Primary Hazard Insurance Policies......................................  64
     FHA Insurance..........................................................  66
     VA Guarantees............................................................66
Certain Legal Aspects of Mortgage Loans.....................................  67
     General                                                                  67
     Single-Family Loans and Multifamily Loans..............................  67
     Leases and Rents.......................................................  68
     Cooperative Loans......................................................  68
     Contracts..............................................................  69
     Foreclosure on Mortgages...............................................  71
     Foreclosure on Cooperative Shares......................................  73
     Repossession with respect to Contracts.................................  74
     Louisiana Law..........................................................  75
     Rights of Redemption with respect to Single-Family Properties and
         Multifamily Properties.............................................  75
     Notice of Sale; Redemption Rights with respect to Manufactured Homes...  75
     Anti-Deficiency Legislation and Other Limitations on Lenders...........  75
     Junior Mortgages.......................................................  77
     Consumer Protection Laws with respect to Contracts.....................  77
     Other Limitations......................................................  78
     Enforceability of Certain Provisions...................................  78
     Subordinate Financing..................................................  80
     Applicability of Usury Laws............................................  80
     Alternative Mortgage Instruments.......................................  81
     Formaldehyde Litigation with respect to Contracts......................  82
     Soldiers' and Sailors' Civil Relief Act of 1940........................  82
     Environmental Legislation..............................................  83
     Forfeitures in Drug and RICO Proceedings...............................  84
     Negative Amortization Loans............................................  84
Certain Federal Income Tax Consequences.....................................  84
     General                                                                  84
     REMICs                                                                   85
     Grantor Trust Funds.................................................... 102
     Partnership Trust Funds.................................................113
State and Other Tax Consequences............................................ 119
ERISA Considerations........................................................ 119
Legal Investment............................................................ 125
Methods of Distribution..................................................... 125
Legal Matters                                                                126
Financial Information....................................................... 126
Index of Principal Definitions.............................................. 127

     UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES COVERED BY SUCH SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER SUCH SUPPLEMENT AND THIS PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THE CERTIFICATES COVERED BY SUCH SUPPLEMENT AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              AVAILABLE INFORMATION


     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Depositor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval System at the Commission's Web site (http:\\www.sec.gov). The Depositor does not intend to send any financial reports to Certificateholders.

     This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Depositor has filed with the Commission under the Securities Act of 1933 and to which reference is hereby made.

     Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's most recent Information Statement and any subsequent information statement, any supplement to any information statement relating to FHLMC and any quarterly report made available by FHLMC after December 31, 1983 can be obtained by writing or calling the FHLMC Investor Inquiry Department at 8200 Jones Branch Drive, Mail Stop 319, McLean, Virginia 22102 (800-336-3672). The Depositor did not participate in the preparation of FHLMC's Offering Circular, Information Statement or any supplement and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

     Copies of FNMA's most recent Prospectus for FNMA Certificates are available from FNMA's Mortgage Backed Securities Office, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752- 6547). FNMA's annual report and quarterly financial statements, as well as other financial information, are available from FNMA's Office of the Treasurer, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000) or the Office of the Vice President of Investor Relations, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000). The Depositor did not participate in the preparation of FNMA's Prospectus and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.



                          REPORTS TO CERTIFICATEHOLDERS


     The Trustee will mail monthly reports concerning each Trust Fund to all registered holders of Certificates of the related series. See "Description of the Certificates-Reports to Certificateholders".



                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE


     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of Offered Certificates evidencing interest therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at Seven World Trade Center, New York, New York 10048, Attention: Secretary, or by telephone at (212) 783-5635. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.

                              SUMMARY OF PROSPECTUS


     The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates................Mortgage Pass-Through Certificates,
                                     issuable in series (the "Certificates").

Depositor............................Salomon Brothers Mortgage Securities VII,
                                     Inc., an indirect wholly-owned subsidiary of Salomon Inc and an affiliate of Salomon Brothers Inc. See "The Depositor".

Master Servicer......................The Master Servicer (the "Master Servicer")
                                     for each series of Certificates evidencing interests in a Trust Fund including Mortgage Loans will be named in the related Prospectus Supplement, which may be the Depositor or an affiliate of the Depositor. See "Description of the
                                     Certificates-Certain Matters Regarding the
                                     Master Servicer and the Depositor".

Trustee..............................The Trustee (the "Trustee") for each series of Certificates will be named in the
                                     related Prospectus Supplement.

Description of Certificates..........Each series of Certificates will include one or more classes. Each series of
                                     Certificates (including any class or
                                     classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in a segregated pool of Mortgage Loans, or beneficial interests therein, Agency Securities, Private Mortgage-Backed Securities or Funding Agreements, or any combination thereof (each, a "Trust Fund Asset"), and certain other assets as described below (a "Trust Fund"). Unless otherwise provided in the related Prospectus Supplement, each class of Certificates (other than certain Strip Certificates as defined below) will have a stated principal amount (a "Certificate Principal Balance") and will be entitled to payments of interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                                     A series of Certificates may include one or more classes of Certificates (collectively, the "Senior Certificates") that are senior to one or more classes of Certificates (collectively, the "Subordinate
                                     Certificates") in respect of certain
                                     distributions of principal and interest and allocation of losses on the Mortgage Loans. Credit enhancement also may be provided with respect to any series by means of various pool insurance policies, letters of credit, reserve funds or other types of credit support, or any combination of the foregoing, as described herein and in the related Prospectus Supplement. See "Description of Credit Support".

                                     A series may include one or more classes of Certificates entitled (i) to principal distributions, with disproportionate, nominal or no interest distributions, or
                                     (ii) to interest distributions, with
                                     disproportionate, nominal or no principal distributions ("Strip Certificates"). In addition, a series may include two or more classes of Certificates which differ as to timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the Mortgage Pool, which series may include one or more classes of Certificates ("Accrual Certificates"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance thereof on each Distribution Date, as hereinafter defined, in the manner described in the related Prospectus Supplement.

                                     If so provided in the related Prospectus
                                     Supplement, a series of Certificates may include one or more classes of Certificates (collectively, the "Senior Certificates") which are senior to one or more classes of Certificates (collectively, the
                                     "Subordinate Certificates") in respect of certain distributions of principal and interest allocations of losses on Mortgage Loans. In addition, certain classes of Senior (or Subordinate) Certificates may be senior to other classes of Senior (or Subordinate) Certificates in respect of such distribution or losses.

                                     With respect to each series, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Internal Revenue Code of 1986 (the "Code"). If any such election is made with respect to a series, one of the classes of Certificates comprising such series will be designated as evidencing all "residual interests" in the related REMIC as defined in the Code.

                                     The Certificates will not represent an
                                     interest in or obligation of the Depositor or any affiliate thereof except as set forth herein, nor will the Certificates or any Mortgage Loans be insured or guaranteed by any governmental agency or instrumentality. Although payment of principal and interest on Agency Securities will be guaranteed as described herein and in the related Prospectus Supplement by GNMA, FNMA or FHLMC, the Certificates of any series including Agency Securities will not be so guaranteed.

The Trust Funds......................Each Trust Fund will consist primarily of
                                     (a) a pool (a "Mortgage Pool") of one- to four-family residential mortgage loans, multifamily residential mortgage loans, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements (collectively, the "Mortgage Loans"), or beneficial interests therein, or real property acquired upon foreclosure or comparable conversion of such Mortgage Loans, (b) Agency Securities, (c) Private Mortgage-Backed Securities or (d) Funding Agreements, or any combination thereof.

  A. The Mortgage Loans..............As more specifically described herein, the
                                     Mortgage Loans will be secured by first or junior liens on, or security interests in,
                                     (i) one- to four-family residential
                                     properties, (ii) rental apartment buildings or projects containing five or more residential units (including apartment buildings owned by cooperative housing corporations), (iii) cooperative loans (the "Cooperative Loans") secured primarily by shares in a private cooperative housing corporation (a "Cooperative") that give the owner thereof the right to occupy a particular dwelling unit in the Cooperative or (iv) new or used manufactured homes (collectively, the "Mortgaged Properties"). The Mortgaged Properties may be located in any one of the fifty states or the District of Columbia. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not less than $25,000 or more than $5,000,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons unaffiliated with the Depositor and will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates. Unless otherwise provided in the related Prospectus Supplement, each Trust Fund will contain one of the following types of Mortgage Loans:

                                     (1) Fully amortizing Mortgage Loans with a fixed rate of interest (an "Interest Rate") and level monthly payments to maturity;

                                     (2) Fully amortizing Mortgage Loans with an
                                     Interest Rate adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum (which may be rounded) of a fixed percentage amount and an index ("ARM Loans"), as described in the related Prospectus Supplement;

                                     (3) ARM Loans that provide for an election, at the borrower's option, to convert the adjustable Interest Rate to a fixed interest rate, as described in the related Prospectus Supplement;

                                     (4) ARM Loans that provide for negative
                                     amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable Interest Rate over its remaining term;

                                     (5) Fully amortizing Mortgage Loans with a fixed Interest Rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related Prospectus Supplement;

                                     (6) Fixed Interest Rate Mortgage Loans
                                     providing for level payments of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term; and

                                     (7) Another type of Mortgage Loan described in the related Prospectus Supplement.

                                     All of the Mortgage Loans will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. Certain of the Mortgage Loans will be covered by primary mortgage insurance policies to the extent provided herein and in the related Prospectus Supplement and if so provided in the related Prospectus Supplement, certain of the Mortgage Loans will be insured or guaranteed by the Federal Housing Administration (the "FHA") or the United States Department of Veterans Affairs (the "VA"). See "Description of Primary Insurance Policies".

  B. Agency Securities...............The Agency Securities evidenced by a series of Certificates will consist of (i)
                                     Mortgage Participation Certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ("FHLMC Certificates"), (ii) Guaranteed Mortgage Pass-Through Certificates issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ("FNMA Certificates"), (iii) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the Government National Mortgage Association ("GNMA Certificates"), (iv) stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates and, unless otherwise specified in the Prospectus Supplement, guaranteed to the same extent as the underlying securities,
                                     (v) another type of guaranteed pass-through certificate issued or guaranteed by GNMA, FNMA or FHLMC and described in the related Prospectus Supplement or (vi) a combination of such Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FHLMC or FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the United States.

                                     The Agency Securities may consist of
                                     pass-through securities issued under
                                     FHLMC's Cash or Guarantor Program, the GNMA
                                     I Program, the GNMA II Program or another program specified in the Prospectus Supplement. The payment characteristics of the Mortgage Loans underlying the Agency Securities will be described in the related Prospectus Supplement.

  C. Private Mortgage-Backed
        Securities...................Private Mortgage-Backed Securities may
                                     include (a) mortgage participations or
                                     pass-through certificates representing
                                     beneficial interests in certain mortgage loans or (b) collateralized mortgage obligations secured by such mortgage loans. Although individual mortgage loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private Mortgage-Backed Securities themselves will not be so insured or guaranteed. See "The Trust Funds-Private Mortgage-Backed Securities" herein.

  D. Funding Agreements..............Funding Agreements are obligations of a
                                     Finance Company (as defined herein) which are secured by Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities. See "The Trust Funds-Funding Agreements" herein.

Pre-Funding Account..................If so specified in the related Prospectus
                                     Supplement, a portion of the proceeds of the sale of one or more Classes of Certificates of a series may be deposited in a segregated account to be applied to acquire additional Mortgage Loans from the Mortgage Loan Seller, subject to the limitations set forth herein under "Description of the Certificates-PreFunding Account." Monies on deposit in the Pre-Funding Account and not applied to acquire such additional Mortgage Loans within the time set forth in the related Agreement (as defined herein) may be treated as principal and applied in the manner described in the related Prospectus Supplement.

Certificate Account..................Each Trust Fund will include one or more accounts (collectively, the "Certificate
                                     Account") established and maintained on
                                     behalf of the Certificateholders into which the Master Servicer will, to the extent described herein and in the related Prospectus Supplement, deposit all payments and collections received or advanced with respect to the related Trust Fund Assets. A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, or funds held therein may be invested in certain short-term high-quality obligations. See "Description of the Certificates-Deposits to Certificate
                                     Account".

Credit Support.......................If so specified in the related Prospectus
                                     Supplement, one or more classes of
                                     Certificates of a series evidencing
                                     interests in a Trust Fund that includes
                                     Mortgage Loans or Private Mortgage-Backed
                                     Securities may be provided partial or full protection against certain defaults and losses on such assets in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, reserve fund, insurance policy or a combination thereof (any such coverage, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Description of Credit Support".

Interest on Certificates.............Interest on each class of Certificates
                                     (other than certain classes of Strip
                                     Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Principal Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance will be made on each Distribution Date on the basis of a notional amount as described herein and in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies and other contingencies described herein and in the related Prospectus Supplement. See "Yield Considerations" and

                                     "Description of the Certificates-Interest on the Certificates".

Principal of Certificates............The Certificates of each series (other than certain Strip Certificates) initially will have an aggregate Certificate Principal Balance equal to the outstanding principal balance of the Trust Fund Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Principal Balance of a Certificate represents the maximum amount that the holder thereof is entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. The Prospectus Supplement will include the initial Certificate Principal Balance of each class of Certificates offered thereby. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Principal Balance of such class has been reduced to zero. Distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. Strip Certificates with no Certificate Principal Balance will not receive distributions in respect of principal. See "Description of the Certificates-Principal of the Certificates".

Advances.............................The Master Servicer, directly or through sub-servicers, will service and administer the Mortgage Loans included in a Trust Fund and, unless the related Prospectus Supplement provides otherwise, in connection therewith will be obligated to make certain advances with respect to delinquent scheduled payments on the Mortgage Loans. Advances made by the Master Servicer are reimbursable to the extent described herein and in the related Prospectus Supplement. The Prospectus Supplement with respect to any series may provide that the Master Servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the Master Servicer to make advances. The obligor on any such surety bond will be named, and the terms applicable to any such cash advance reserve fund will be described in the related Prospectus Supplement. See "Description of the Certificates-Advances in respect of Delinquencies".

Optional Termination.................If so specified in the related Prospectus
                                     Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth herein under "Description of the Certificates-Termination".

Tax Status of the Certificates.......The Certificates of each series offered hereby will constitute either (i) "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Code, (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code, (iii) interests ("Partnership Certificates") in a Trust Fund treated as a partnership under applicable provisions of the Code or (iv) evidences of indebtedness ("Debt Certificates") of a Trust Fund treated as debt instruments for federal income tax purposes.

                                     In general, to the extent the assets and income of the Trust Fund are treated as qualifying assets and income under the following sections of the Code, REMIC Regular Certificates and REMIC Residual Certificates (i) owned by a "domestic building and loan association" will be treated as "loans secured by an interest in real property" within the meaning of Code
                                     Section 7701(a)(19)(C) and (ii) owned by a real estate investment trust will be treated as "real estate assets" for purposes of Section 856(c)(5)(A) of the Code and interest income therefrom will be treated as "interest on obligations secured by mortgages on real property" for purposes of Section 856(c)(3)(B) of the Code. In addition, REMIC Regular Certificates will be "obligation[s]. . .which. . .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(C) of the Code. Moreover, if 95% or more of the assets and the income of the Trust Fund qualify for any of the foregoing treatments, the REMIC Regular Certificates and (with the exception of Section 860G(a)(3)(C) of the Code) REMIC Residual Certificates will qualify for the foregoing treatments in their entirety.

                                     REMIC Residual Certificates generally will be treated as representing an interest in qualifying assets and income to the same extent described above for institutions subject to Sections 7701(a)(19)(C), 856(c)(5)(A) and 856(c)(3)(B) of the Code.
                                     A portion (or, in certain cases, all) of the income from REMIC Residual Certificates
                                     (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates, (ii) may be treated as unrelated business taxable income, for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and
                                     (iii) may be subject to foreign withholding rules. In addition, transfers of certain REMIC Residual Certificates may be disregarded under some circumstances for all federal income tax purposes. See "Certain Federal Income Tax Consequences-REMICs-Taxation of Owners of REMIC Residual Certificates-Excess
                                     Inclusions," and "-Noneconomic REMIC
                                     Residual Certificates" herein.

                                     Unless otherwise provided in the related
                                     Prospectus Supplement, Grantor Trust
                                     Certificates may be either Certificates
                                     having a Certificate Principal Balance and a Pass-Through Rate ("Grantor Trust Fractional Interest Certificates") or Strip Certificates ("Grantor Trust Strip Certificates"). Holders of Grantor Trust Fractional Interest Certificates generally will be treated as owning an interest in qualifying assets and income under Sections 7701(a)(19)(C), 856(c)(5)(A), 856(c)(3)(B)
                                     and 860G(a)(3)(A) of the Code. It is
                                     unclear whether Grantor Trust Strip
                                     Certificates will be treated as
                                     representing an ownership interest in
                                     qualifying assets and income under Sections
                                     7701(a)(19)(C), 856(c)(5)(A) and
                                     856(c)(3)(B) of the Code, although the
                                     policy considerations underlying those
                                     Sections suggest that such treatment should be available. Partnership Certificates will be treated as partnership interests for purposes of federal income taxation, and accordingly, will not represent an interest in qualifying assets for purposes of
                                     Section 7701(a)(19)(C) of the Code, but
                                     will represent qualifying assets and income under Sections 856(c)(5)(A) and 856(c)(3)(B) of the Code to the extent their proportionate share of the assets of the related Trust Fund so qualify. Debt Certificates will not represent qualifying assets or income for purposes of any of the preceding Sections.

                                     Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

Rating...............................At the date of issuance, as to each series, each class of Certificates offered hereby will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating agencies. See "Rating" in the related Prospectus Supplement.

Legal Investment.....................The Prospectus Supplement for each series of Certificates will specify which classes of Certificates of such series, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Any class of Certificates that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a Trust Fund that includes junior mortgage loans will not constitute "mortgage related securities" for purposes of SMMEA. See "Legal Investment".

ERISA Considerations.................A fiduciary of an employee benefit plan and certain other retirement plans and
                                     arrangements, including individual
                                     retirement accounts, annuities, Keogh
                                     plans, and bank collective investment funds and insurance company general and separate accounts in which such plans, accounts, annuities or arrangements are invested, that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption 89- 89 (the "Exemption"), to Salomon Brothers Inc ("Salomon") that generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975(a) and (b) of the Code, transactions relating to the purchase, sale and holding of pass-through certificates underwritten by Salomon and the servicing and operation of asset pools such as certain of the Trust Funds, provided that certain conditions are satisfied. If the conditions of the Exemption will not be satisfied, the Certificates may not be acquired by or on behalf of, or with the assets of, a Plan unless the party acquiring such Certificates provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel, or a certification in lieu of such opinion of counsel, that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
                                     Section 4975 of the Code and will not
                                     subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement. See "ERISA
                                     Considerations" herein.

                                 THE TRUST FUNDS


THE MORTGAGE LOANS

     GENERAL

     The Mortgage Loans may consist of mortgage loans secured by first or junior liens on by oneto four-family residential properties ("Single Family Properties" and the related loans, "Single Family Loans"), mortgage loans secured by rental apartments or projects (including apartment buildings owned by cooperative housing corporations) containing five or more dwelling units ("Multifamily Properties" and the related loans, "Multifamily Loans"), mortgage loans secured by shares in a private cooperative housing corporation (a "Cooperative" and the related loans, "Cooperative Loans") that give the owner thereof the right to occupy a particular dwelling unit (each, a "Cooperative Unit") in the Cooperative or conditional sales contracts and installment loan agreements with respect to new or used Manufactured Homes (as defined herein, and the related contracts or agreements, the "Contracts"), or beneficial interests therein, or real property acquired upon foreclosure or comparable conversion of such Mortgage Loans. The Single-Family Properties, Cooperative shares (together with the right to occupy a particular Cooperative Unit evidenced thereby) and Manufactured Homes (collectively, the "Mortgaged Properties") may be located in any one of the fifty states or the District of Columbia. The Mortgaged Properties may include leasehold interests in residential properties, the title to which is held by third party lessors. The term of any such leasehold will exceed the term of the Mortgage Note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") not affiliated with Salomon Brothers Mortgage Securities VII, Inc. (the "Depositor"). Each Mortgage Loan will be selected by the Depositor for inclusion in a Mortgage Pool from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Loan Seller"), which prior holder may not be the Originator thereof and may be an affiliate of the Depositor. See "Mortgage Loan Program-Underwriting Standards".

     Unless otherwise specified below or in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will (i) have individual principal balances at origination of not less than $25,000 or more than $5,000,000, (ii) have monthly payments due on the first day of each month, (iii) have original terms to maturity of not more than 40 years and (iv) be one of the following types of mortgage loans:

         (1) Fully amortizing Mortgage Loans with a fixed rate of interest (an "Interest Rate") and level monthly payments to maturity;

         (2) Fully amortizing Mortgage Loans with an Interest Rate adjusted periodically (with corresponding adjustments in the amount of monthly payments) to equal the sum (which may be rounded) of a fixed percentage amount and an index ("ARM Loans"), as described in the related Prospectus Supplement;

         (3) ARM Loans that provide for an election, at the borrower's option, to convert the adjustable Interest Rate to a fixed interest rate, as described in the related Prospectus Supplement;

         (4) ARM Loans that provide for negative amortization or accelerated amortization resulting from delays in or limitations on the payment adjustments necessary to amortize fully the outstanding principal balance of the loan at its then applicable Interest Rate over its remaining term;

         (5) Fully amortizing Mortgage Loans with a fixed Interest Rate and level monthly payments, or payments of interest only, during the early years of the term, followed by periodically increasing monthly payments of principal and interest for the duration of the term or for a specified number of years, as described in the related Prospectus Supplement;

         (6) Fixed Interest Rate Mortgage Loans providing for level payment of principal and interest on the basis of an assumed amortization schedule and a balloon payment at the end of a specified term; and

         (7) Another type of Mortgage Loan described in the related Prospectus Supplement.

     If provided in the related Prospectus Supplement, certain of the Mortgage Pools may contain Mortgage Loans secured by junior liens, and the related senior liens ("Senior Liens") may not be included in the Mortgage Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related Senior Liens to satisfy fully both the Senior Liens and the Mortgage Loan. In the event that a holder of a Senior Lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the Senior Liens. The claims of the holders of the Senior Liens will be satisfied in full out of proceeds of the liquidation of the Mortgage Loan, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If the Master Servicer were to foreclose on any Mortgage Loan, it would do so subject to any related Senior Liens. In order for the debt related to the Mortgage Loan to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the Senior Liens or purchase the Mortgaged Property subject to the Senior Liens. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property are insufficient to satisfy all Senior Liens and the Mortgage Loan in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the Certificates bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and (ii) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

     Liquidation expenses with respect to defaulted junior mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that the Master Servicer took the same steps in realizing upon a defaulted junior mortgage loan having a small remaining principal balance as it would in the case of a defaulted junior mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the small junior mortgage loan than would be the case with the defaulted junior mortgage loan having a large remaining principal balance. Because the average outstanding principal balance of the Mortgage Loans is smaller relative to the size of the average outstanding principal balance of the loans in a typical pool of first priority mortgage loans, liquidation proceeds may also be smaller as a percentage of the principal balance of a Mortgage Loan than would be the case in a typical pool of first priority mortgage loans.

     Unless otherwise specified in the related Prospectus Supplement, the following requirements as to the Loan-to-Value Ratio of each Mortgage Loan of the type described above shall apply. The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan, plus, in the case of a Mortgage Loan secured by a junior lien, the outstanding principal balance of the related Senior Liens, to the Value of the related Mortgaged Property. The Value of a Single-Family Property, Multifamily Property or Cooperative Unit, other than with respect to Refinance Loans, is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. Refinance Loans are loans made to refinance existing loans. The Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan.

Unless otherwise specified in the related Prospectus Supplement, for purposes of calculating the Loan-to-Value Ratio of a Contract relating to a new Manufactured Home, the Value is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site) including "accessories" identified in the invoice (the "Manufacturer's Invoice Price"), plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. Unless otherwise specified in the related Prospectus Supplement, with respect to a used Manufactured Home, the Value is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     A Mortgaged Property may have been subject to secondary financing at origination of the Mortgage Loan, but, unless otherwise specified in the related Prospectus Supplement, the total amount of primary and secondary financing at the time of origination of the Mortgage Loan did not produce a combined Loan-to-Value Ratio in excess of (i) 90% in the case of a Mortgage Loan secured by an owner-occupied primary residence or (ii) 80% in the case of a Mortgage Loan secured by a vacation or second home.

     With respect to each Mortgaged Property, unless otherwise provided in the related Prospectus Supplement, the borrower will have represented that the dwelling is either (a) an owner-occupied primary residence or (b) a vacation or second home that (i) is not part of a mandatory rental pool and (ii) is suitable for year-round occupancy. With respect to a vacation or second home, no income derived from the property will be considered for underwriting purposes.

     Unless otherwise specified in the related Prospectus Supplement, the aggregate principal balance on the Cut-off Date of Mortgage Loans secured by condominium units will not exceed 30% of the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool. A Mortgage Loan secured by a condominium unit will not be included in a Mortgage Pool unless, at the time of sale of such Mortgage Loan by the Mortgage Loan Seller, certain representations and warranties as to the condominium project are made by the Mortgage Loan Seller or an affiliate thereof or by such other person acceptable to the Depositor having knowledge regarding the subject matter of such representations and warranties. Unless otherwise specified in the related Prospectus Supplement, such Mortgage Loan Seller, or another party on its behalf, will have made the following representations and warranties. If a condominium project is subject to developer control or to incomplete phasing or add-ons, at least 70% of the units have been sold to bona fide purchasers and are occupied as primary residences or vacation or second homes. If a condominium project has been controlled by the unit owners (other than the developer) for less than two years and is not subject to incomplete phasing or add-ons, at least 70% of the units have been sold to bona fide purchasers and at least 60% of the units are occupied as primary residences or vacation or second homes. The foregoing percentages may be modified in the case of a particular project upon proof of demonstrated market acceptance but in no event will any such percentage be reduced below 51%. If a condominium project has been controlled by the unit owners (other than the developer) for at least two years, has all common elements completed and is not subject to phasing or add-ons, the Mortgage Loan Seller, or another party on its behalf, must represent and warrant, unless otherwise specified in the related Prospectus Supplement, that the marketability of the project has been proven and that at least 90% of the units have been sold to bona fide purchasers. See "Mortgage Loan Program-Representations by or on behalf of Mortgage Loan Sellers; Repurchases" herein for a description of certain other representations made by or on behalf of Mortgage Loan Sellers at the time Mortgage Loans are sold.

     If provided in the related Prospectus Supplement, certain of the Mortgage Pools may contain Mortgage Loans subject to temporary buydown plans ("Buydown Mortgage Loans"), pursuant to which the monthly payments made by the borrower in the early years of the Mortgage Loan (the "Buydown Period") will be less than the scheduled monthly payments on the Mortgage Loan, the resulting difference to be made up from (i) an amount contributed by the borrower, the seller of the Mortgaged Property, or another source (such amount, exclusive of investment earnings thereon, being hereinafter referred to as "Buydown Funds") and placed in a custodial account and (ii) unless otherwise specified in the Prospectus Supplement, investment earnings on the Buydown Funds. See "Description of the Certificates-Payments on Mortgage Loans. Generally, the borrower under each Buydown Mortgage Loan will be qualified at the applicable Buydown Mortgage Rate. Accordingly, the repayment of a Buydown Mortgage Loan is dependent on the ability of the borrower to make larger level monthly payments after the Buydown Funds have been depleted and, for certain Buydown Mortgage Loans, during the Buydown Period. See "Mortgage Loan Program-Underwriting Standards" for a discussion of loss and delinquency considerations relating to Buydown Mortgage Loans.

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, is required to be covered by a primary mortgage guaranty insurance policy insuring against default on such Mortgage Loan as to at least the principal amount thereof exceeding 75% of the Value of the Mortgaged Property at origination of the Mortgage Loan. Such insurance must remain in force at least until the Mortgage Loan amortizes to a level that would produce a Loan-to-Value Ratio lower than 80%. See "Description of Primary Insurance Policies-Primary Mortgage Insurance Policies".

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities or Funding Agreements contained in the related Trust Fund, including (i) the aggregate outstanding principal balance, the largest, smallest and average outstanding principal balance of the Trust Fund Assets as of the applicable Cut-off Date, and, with respect to Mortgage Loans secured by a junior lien, the amount of the related Senior Liens, (ii) the type of property securing the Mortgage Loans (e.g., one- to four-family houses, multifamily residential dwellings, shares in Cooperatives and the related proprietary leases or occupancy agreements, condominium units and other attached units, new or used Manufactured Homes and vacation and second homes), (iii) the original terms to maturity of the Mortgage Loans, (iv) the earliest origination date and latest maturity date, (v) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, or, with respect to Mortgage Loans secured by a junior lien, the aggregate principal balance of Mortgage Loans having combined Loan-to-Value Ratios exceeding 80%, (vi) the Interest Rates or range of Interest Rates borne by the Mortgage Loans or mortgage loans underlying the Agency Securities, Private Mortgage-Backed Securities or Funding Agreements, (vii) the geographical distribution of the Mortgage Loans on a state-by-state basis, (viii) the number and aggregate principal balance of Buydown Mortgage Loans, if any, (ix) the weighted average Retained Interest, if any, (x) with respect to ARM Loans, the adjustment dates, the highest, lowest and weighted average margin, and the maximum Interest Rate variation at the time of any adjustment and over the life of the ARM Loan, and (xi) with respect to Mortgage Loans of the type described in (5) above, whether such loans provide for payments of interest only for any period and the frequency and amount by which, and the term during which, monthly payments adjust. If specific information respecting the Trust Fund Assets is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures or repossessions and losses could be higher than those now generally experienced by institutional lenders. Manufactured Homes are less likely to experience appreciation in value and more likely to experience depreciation in value over time than other types of housing properties. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures or repossessions and losses with respect to any Mortgage Pool. To the extent that such losses are not covered by Credit Support, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series offered hereby.

     The Depositor will cause the Mortgage Loans comprising each Trust Fund to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related series. The Master Servicer named in the related Prospectus Supplement will service the Mortgage Loans, either directly or through other loan servicing institutions pursuant to a Pooling and Servicing Agreement among the Depositor, itself and the Trustee, and will receive a fee for such services. See "Mortgage Loan Program" and "Description of the Certificates". With respect to Mortgage Loans serviced by the Master Servicer through a Sub-Servicer, the Master Servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     The Depositor will make certain representations and warranties regarding the Mortgage Loans, but its assignment of the Mortgage Loans to the Trustee will be without recourse. See "Description of the Certificates-Assignment of Trust Fund Assets". The obligations of the Master Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Pooling and Servicing Agreement (including its obligation to enforce certain purchase and other obligations of Sub-Servicers or Mortgage Loan Sellers, or both, as more fully described herein under "Mortgage Loan Program-Representations by or on behalf of Mortgage Loan Sellers; Repurchases" and "Description of the Certificates-Sub-Servicing" and "-Assignment of Trust Fund Assets") and, unless otherwise provided in the related Prospectus Supplement, its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in amounts described herein under "Description of the Certificates-Advances in respect of Delinquencies". Any obligation of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related Prospectus Supplement.


     SINGLE-FAMILY LOANS

     The Single-Family Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by first mortgages or first deeds of trust (the "Mortgages") creating a first lien on the Single-Family Properties. The Single-Family Properties will consist of one- to four-family residences, including detached and attached dwellings, townhouses, rowhouses, individual condominium units, individual units in planned-unit developments and individual units in de minimis planned-unit developments. Single-Family loans may be conventional loans, FHA-insured loans or VA-guaranteed loans as specified in the related Prospectus Supplement.


     MULTIFAMILY LOANS

     The Multifamily Loans will be evidenced by Mortgage Notes secured by Mortgages creating a first lien on the Multifamily Properties. The Multifamily Properties will consist of rental apartments or projects (including apartment buildings owned by cooperative housing cooperatives) containing five or more dwelling units. Multifamily Properties may include high-rise, mid-rise and garden apartments. Multifamily Loans may be conventional loans or FHA insured loans as specified in the related Prospectus Supplement.


     COOPERATIVE LOANS

     The Cooperative Loans will be evidenced by promissory notes (the "Cooperative Notes") secured by security interests in shares issued by Cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Units in the related buildings.


     CONTRACTS

     The Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home. The Manufactured Homes securing the Contracts will consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."


AGENCY SECURITIES

     GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

     GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by FHA under the Housing Act, or Title V of the Housing Act of 1949 ("FHA Loans"), or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code ("VA Loans").

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an amount which is at anytime sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guarantee.


     GNMA CERTIFICATES

     Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I program or the GNMA II program) will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or VA Loans. Each such mortgage loan is secured by a one- to four-family residential property. GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement (a "Guaranty Agreement") between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     The full and timely payment of principal of and interest on each GNMA Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate is due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a

GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan. Payments due the registered holders of GNMA Certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years. The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-"buydown" mortgage loans are available in respect of graduated payment or "buydown" mortgages. GNMA Certificates related to a series of Certificates may be held in book-entry form.

     If specified in a Prospectus Supplement, GNMA Certificates may be backed by multifamily mortgage loans having the characteristics specified in such Prospectus Supplement.


     FEDERAL HOME LOAN MORTGAGE CORPORATION

     FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). The common stock of FHLMC is owned by the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.


     FHLMC CERTIFICATES

     Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a "FHLMC Certificate group"). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC Certificate may be issued under either FHLMC's Cash Program or Guarantor Program.

     Mortgage loans underlying the FHLMC Certificates held in a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the

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registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the Prospectus Supplement for a series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer, or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield (expressed as a percentage) required by FHLMC. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans. Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based

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



upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.


     FEDERAL NATIONAL MORTGAGE ASSOCIATION

     FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.


     FNMA CERTIFICATES

     FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates held in a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or other servicers assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than in its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.


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



     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.


     STRIPPED MORTGAGE-BACKED SECURITIES

     Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA Certificates. The underlying securities will be held under a trust agreement by FHLMC, FNMA or GNMA, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guarantee each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.


     OTHER AGENCY SECURITIES

     If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.


PRIVATE MORTGAGE-BACKED SECURITIES

     GENERAL

     Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of mortgage loans or (b) collateralized mortgage obligations secured by mortgage loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a "PMBS Agreement"). The seller/servicer of the underlying mortgage loans will have entered into the

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



PMBS Agreement with the trustee under such PMBS Agreement (the "PMBS Trustee"). The PMBS Trustee or its agent, or a custodian, will possess the mortgage loans underlying such Private Mortgage-Backed Security. Mortgage loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "PMBS Servicer") directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer. The PMBS Servicer will be a FNMA or FHLMC approved servicer and, if FHA Loans underlie the Private Mortgage-Backed Securities, approved by HUD as an FHA mortgagee.

     The issuer of the Private Mortgage-Backed Securities (the "PMBS Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under the PMBS Agreement. Additionally, although the mortgage loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS Servicer may have the right to repurchase assets underlying the Private Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.


     UNDERLYING LOANS

     The mortgage loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buy-down loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property, multifamily property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative. Except as otherwise specified in the related Prospectus Supplement,
(i) no mortgage loan will have had a Loan-to-Value Ratio at origination in excess of 95%, (ii) each single family loan secured by a mortgaged property having a loan-to-value ratio in excess of 80% at origination will be covered by a primary mortgage insurance policy, (iii) each mortgage loan will have had an original term to stated maturity of not less than 5 years and not more than 40 years, (iv) no mortgage loan that was more than 30 days delinquent as to the payment of principal or interest will have been eligible for inclusion in the assets under the related PMBS Agreement, (v) each mortgage loan (other than a cooperative loan) will be required to be covered by a standard hazard insurance policy (which may be a blanket policy) and (vi) each mortgage loan (other than a cooperative loan or a Contract secured by a manufactured home) will be covered by a title insurance policy.


     CREDIT SUPPORT RELATING TO PRIVATE MORTGAGE-BACKED SECURITIES

     Credit support in the form of reserve funds, subordination of other private mortgage-backed securities issued under the PMBS Agreement, letters of credit, insurance policies or other types of credit support may be provided with respect to the mortgage loans underlying the Private

Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.


     ADDITIONAL INFORMATION

     The Prospectus Supplement for a series for which the Trust Fund includes Private MortgageBacked Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the mortgage loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the mortgage loans and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the term on which the underlying mortgage loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which mortgage loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.


FUNDING AGREEMENTS

     If specified in the Prospectus Supplement for a series, the Depositor may enter into a funding agreement with a limited-purpose subsidiary or affiliate of a Mortgage Loan Seller (a "Finance Company") pursuant to which (i) the Depositor will lend the net proceeds of the sale of the Certificates to such Finance Company, (ii) the Finance Company will pledge Trust Fund Assets owned by it to secure the loan from the Depositor, and (iii) the Depositor will assign the Funding Agreement, as so secured, to the Trust Fund for a series (a "Funding Agreement"). No Finance Company will be authorized to engage in any business activities other than the financing and sale of Trust Fund Assets.

     Pursuant to a Funding Agreement (i) the Depositor will lend a Finance Company the proceeds from the sale of a series of Certificates and such Finance Company will pledge to the Depositor as security therefor Trust Fund Assets having an aggregate unpaid principal balance as of any date of determination equal to at least the amount of the loan, and (ii) the Finance Company will agree to repay such loan by causing payments on the Trust Fund Assets to be made to the Trustee as assignee of the Depositor in such amounts as are necessary (together with payments from the related Reserve Fund or other funds or accounts) to pay accrued interest on such loan and to amortize the entire principal amount of such loan. A Finance Company is not obligated to provide additional collateral to secure the loan pursuant to a Funding Agreement subsequent to the issuance of the Certificates of the series by the Trust Fund.

     Unless the Depositor, the Master Servicer or other entity designated in the Prospectus Supplement exercises its option to terminate the Trust Fund and retire the Certificates of a series, or a Finance Company defaults under its Funding Agreement, such Finance Company's loan may not be prepaid other than as a result of prepayments on the pledged Trust Fund Assets. If the Finance Company, nevertheless, were to attempt to prepay its loan, the loan would not be deemed prepaid in full unless the Finance Company paid the Depositor an amount sufficient to enable the Depositor to purchase other Trust Fund Assets comparable in yield and maturity to the Finance Company's Trust Fund Assets pledged under the Funding Agreement. The Trustee then could either (i) purchase such other Trust Fund Assets and substitute them for the Trust Fund Assets pledged by the Finance Company, to the extent that such purchase and substitution did not adversely affect the tax treatment of the related series, or (ii) deposit the amount of the Finance Company's prepayment in the Certificate Account.

     In the event of a default under a Funding Agreement, the Trustee will have recourse to the related Finance Company for the benefit of the holders of the Certificates, including the right to foreclose upon the Trust Fund Assets securing that Funding Agreement. The participating Finance Companies will be limited-purpose finance entities and, therefore, it is unlikely that a defaulting Finance Company will have any significant assets except those pledged to the Trust Fund for the series and those that secure other mortgage-backed securities and collateralized mortgage obligations. The Trustee has no recourse to assets pledged to secure other securities except to the limited extent that funds generated by such assets exceed the amount required to pay those securities and are released from the lien securing such other securities and returned to a Finance Company. For that reason, prospective purchasers of Certificates should make their investment decisions on the basis that the Certificates of a series have rights solely with respect to the assets transferred to the Trust Fund for that series of Certificates.

     In the event of a default under a Funding Agreement and the sale by the Trustee of the Trust Fund Assets securing the obligations of the Finance Company under the Funding Agreement, the Trustee may distribute principal in an amount equal to the unpaid principal balance of the Trust Fund Assets so liquidated ratably among all classes of Certificates within the series, or in such other manner as may be specified in the related Prospectus Supplement.



                                 USE OF PROCEEDS


     The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Fund Assets or will be used by the Depositor for general corporate purposes. The Depositor expects that it will make additional sales of securities similar to the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Trust Fund Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.



                              YIELD CONSIDERATIONS

     Unless otherwise provided in the related Prospectus Supplement, each monthly interest payment on a Trust Fund Asset is calculated as one-twelfth of the applicable Interest Rate multiplied by the unpaid principal balance thereof. Interest to be distributed on each Distribution Date to the holders of the various classes of Certificates (other than certain classes of Strip Certificates) of each series will be similarly calculated for the applicable period, as one-twelfth of the applicable Pass-Through Rate multiplied by the outstanding Certificate Principal Balance thereof, except as provided below with respect to prepayments. In the case of Strip Certificates with no or, in certain cases, a nominal Certificate Principal Balance, such distributions of interest will be in an amount (as to any Distribution Date, "Stripped Interest") described in the related Prospectus Supplement.

     The effective yield to Certificateholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate (or, as to a Strip Certificate, the distributions of Stripped Interest thereon) and purchase price, because although interest accrued on each Trust Fund Asset during each month is due and payable on the first day of the following month (unless otherwise provided in the related Prospectus Supplement), the distribution of interest on the Certificates will not be made until the Distribution Date occurring in the month following the month of accrual of interest in the case of Mortgage Loans, and in later months in the case of Agency Securities, Private Mortgage-Backed Securities or Funding Agreements and in the case of a series of Certificates having Distribution Dates occurring at intervals less frequently than monthly.

     Unless otherwise specified in the related Prospectus Supplement, when a principal prepayment in full is made on a Mortgage Loan or a mortgage loan underlying a Private Mortgage-Backed Security, the borrower is charged interest only for the period from the due date of the preceding monthly payment up to the date of such prepayment, instead of for a full month. Accordingly, the effect of principal prepayments in full during any month will be to reduce the aggregate amount of interest collected that is available for distribution to Certificateholders. If so provided in the related Prospectus Supplement, certain of the Mortgage Loans or the mortgage loans underlying a Private Mortgage-Backed Security may contain provisions limiting prepayments hereof or requiring the payment of a prepayment penalty upon prepayment in full or in part. Unless otherwise provided in the related Prospectus Supplement, any such penalty will be applied to offset the above-described shortfalls in interest collections on the related Distribution Date. Unless otherwise specified in the related Prospectus Supplement, partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial principal prepayment is made. Unless specified otherwise in the related Prospectus Supplement, neither the Trustee, the Master Servicer nor the Depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. Holders of Agency Securities are entitled to a full month's interest in connection with prepayments in full of the underlying mortgage loans. Full and partial principal prepayments collected during the applicable Prepayment Period will be available for distribution to Certificateholders on the related Distribution Date. Unless otherwise provided in the related Prospectus Supplement, a "Prepayment Period" in respect of any Distribution Date will commence on the first day of the month in which the preceding Distribution Date occurs (or, as to the first Prepayment Period, the day after the Cut-off Date) and will end on the last day of the month prior to the month in which the related Distribution Date occurs. See "Maturity and Prepayment Considerations" and "Description of the Certificates-General".

     The Prospectus Supplement for each series of Certificates may set forth additional information regarding yield considerations.



                     MATURITY AND PREPAYMENT CONSIDERATIONS


     The original terms to maturity of the Trust Fund Assets in a particular Trust Fund will vary depending upon the type of mortgage loans underlying or comprising the Trust Fund Assets in such Trust Fund. Each Prospectus Supplement will contain information with respect to the type and maturities of the Trust Fund Assets in the related Trust Fund. Unless otherwise specified in the related Prospectus Supplement, all of the Single-Family Loans, Cooperative Loans and Contracts and all of the mortgage loans underlying the Agency Securities, Private Mortgage-Backed Securities and Funding Agreements may be prepaid without penalty in full or in part at any time. If so provided in the related Prospectus Supplement, certain of the Mortgage Loans may contain provisions prohibiting prepayment for a specified period after the origination date (a "Lockout Period"), prohibiting partial prepayments entirely or prohibiting prepayment in full or in part without a prepayment penalty.

     The prepayment experience on the mortgage loans underlying or comprising the Trust Fund Assets in a Trust Fund will affect the weighted average life of the related series of Certificates. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor.

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



The weighted average life of the Certificates of a series will be influenced by the rate at which principal on the mortgage loans underlying or comprising the Trust Fund Assets included in the related Trust Fund is paid, which payments may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default and hazard or condemnation losses). The rate of prepayment with respect to fixed rate mortgage loans has fluctuated significantly in recent years. In general, if interest rates fall below the Interest Rates on the mortgage loans underlying or comprising the Trust Fund Assets, the rate of prepayment would be expected to increase. There can be no assurance as to the rate of prepayment of the mortgage loans underlying or comprising the Trust Fund Assets in any Trust Fund. The Depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans over an extended period of time. All statistics known to the Depositor that have been compiled with respect to prepayment experience on mortgage loans indicates that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

     A number of factors, including homeowner mobility, economic conditions, enforceability of due-on-sale clauses, mortgage market interest rates, the terms of the mortgage loans (as affected by the existence of lockout provisions, due-on-sale and due-on-encumbrance clauses and prepayment fees), the quality of management of the mortgaged properties, possible changes in tax laws and the availability of mortgage funds, may affect prepayment experience. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans, mortgage loans underlying Private Mortgage-Backed Securities or mortgage loans secured by Funding Agreements will contain due-on-sale provisions permitting the lender to accelerate the maturity of such mortgage loan upon sale or certain transfers by the borrower of the underlying Mortgaged Property. The Multifamily Loans may contain due-on-encumbrance provisions (permitting the lender to accelerate the maturity of the Multifamily Loan upon further encumbrance by the borrower of the underlying Multifamily Property). Conventional mortgage loans that underlie FHLMC Certificates and FNMA Certificates may contain, and in certain instances must contain, such due-on-sale provisions. FHA Loans, VA Loans and other mortgage loans underlying GNMA Certificates contain no such clause and may be assumed by the purchaser of the mortgaged property. Thus, the rate of prepayments on FHA Loans, VA Loans and other mortgage loans underlying GNMA Certificates may be lower than that of conventional Mortgage Loans bearing comparable interest rates.

     With respect to a series of Certificates evidencing interests in the Trust Fund including Mortgage Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer generally will enforce any due-on-sale clause or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying Mortgaged Property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Certificates-Collection and Other Servicing Procedures" and "Certain Legal Aspects of Mortgage Loans-Enforceability of Certain Provisions" and "-Prepayment Charges and Prepayments" for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans. See "Description of the Certificates-Termination" for a description of the possible early termination of any series of Certificates. See also "Mortgage Loan Program-Representations by or on behalf of Mortgage Loan Sellers; Repurchases" and "Description of the Certificates-Assignment of Trust Fund Assets" for a description of the obligation of the Mortgage Loan Sellers, the Master Servicer and the Depositor to repurchase Mortgage Loans under certain circumstances. In addition, if the applicable Agreement for a series of Certificates provides for a Pre-Funding Account or other means of funding the transfer of additional Mortgage Loans to the related Trust Fund, as described under "Description of the

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Certificates-Pre-Funding Account" herein, and the Trust Fund is unable to acquire such additional Mortgage Loans within any applicable time limit, the amounts set aside for such purpose may be applied as principal payments on one or more classes of Certificates of such series.


                                  THE DEPOSITOR


     The Depositor was incorporated in the State of Delaware on January 27, 1987 as an indirect wholly-owned subsidiary of Salomon Inc. The Depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The Depositor maintains its principal office at Seven World Trade Center, New York, New York 10048. Its telephone number is (212) 783-7228.

     The Depositor does not have, nor is it expected in the future to have, any significant assets.



                              MORTGAGE LOAN PROGRAM


     The Mortgage Loans will be purchased by the Depositor, either directly or indirectly, from the Mortgage Loan Sellers. The Mortgage Loans so acquired by the Depositor will have been originated by the Originators in accordance with the underwriting criteria specified below under "Underwriting Standards".


UNDERWRITING STANDARDS

     All Mortgage Loans will have been subject to underwriting standards acceptable to the Depositor and applied as described below. Each Mortgage Loan Seller, or another party on its behalf, will represent and warrant that Mortgage Loans purchased by or on behalf of the Depositor from it have been originated by the related Originators in accordance with such underwriting standards.

     Unless otherwise specified in the related Prospectus Supplement, the underwriting standards are applied by the Originators to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. Initially, a prospective borrower is required to fill out a detailed application regarding pertinent credit information. As part of the description of the borrower's financial condition, the borrower is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report that summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained that reports the borrower's current salary and may contain information regarding length of employment and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower is required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. In the case of a Multifamily Loan, the borrower is also required to provide certain information regarding the related Multifamily Property, including a current rent schedule, the type and length of leases and pro forma operating income statements. In addition, the Depositor will consider the location of the Multifamily Property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the Multifamily Properties.

     In determining the adequacy of the property as collateral, an appraisal is made of each property considered for financing, except in the case of new Manufactured Homes, as described under "The Trust Funds". Each appraiser is selected in accordance with predetermined guidelines established for appraisers. The appraiser is required to inspect the property and verify that it is

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in good condition and that construction, if new, has been completed. With respect to properties other than Multifamily Properties, the appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. With respect to Multifamily Properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's cash flow, expenses, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between these other properties and the property being appraised. The cost approach requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the building less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must be such that it currently supports, and is anticipated to support in the future, the outstanding loan balance.

     In the case of Single Family Loans and Contracts, once all applicable employment, credit and property information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available
(i) to meet the borrower's monthly obligations on the proposed mortgage loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (such as property taxes and hazard insurance) and (ii) to meet monthly housing expenses and other financial obligations and monthly living expenses. Unless otherwise provided in the related Prospectus Supplement, the underwriting standards to be applied to the Single Family Loans will be generally similar to the traditional underwriting guidelines used by FNMA and FHLMC which are in effect at the time of origination of each Single Family Loan, except that the ratios at origination of the amounts described in (i) and (ii) above to the applicant's stable monthly gross income may exceed in certain cases the then applicable FNMA and FHLMC guidelines, but such ratios in general may not exceed 33% and 38%, respectively, of the applicant's stable monthly gross income. Such underwriting standards may be varied in appropriate cases.

     In the case of a Single Family Loan or Multifamily Loan secured by a leasehold interest in a residential property, the title to which is held by a third party lessor, the Mortgage Loan Seller, or another party on its behalf, is required to warrant, among other things, that the remaining term of the lease and any sublease be at least five years longer than the remaining term of the Mortgage Loan.

     The Mortgaged Properties may be located in states where, in general, a lender providing credit on a residential property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The underwriting standards to be applied to the Mortgage Loans in all states (including anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding principal balance of the Mortgage Loan.

     With respect to any FHA Loan the Mortgage Loan Seller is required to represent that the FHA Loan complies with the applicable underwriting policies of the FHA. See "Description of Primary Insurance Policies-FHA Insurance". With respect to any VA Loan, the Mortgage Loan Seller is required to represent that the VA Loan complies with the applicable underwriting policies of the VA. See "Description of Primary Insurance Policies-VA Guarantee".

     The recent foreclosure or repossession and delinquency experience with respect to loans serviced by the Master Servicer or, if applicable, a significant Sub-Servicer will be provided in the related Prospectus Supplement.

     Certain of the types of loans that may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the

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borrower. These types of Mortgage Loans are underwritten on the basis of a judgment that borrowers will have the ability to make larger monthly payments in subsequent years. In some instances, however, a borrower's income may not be sufficient to make loan payments as such payments increase. Unless otherwise specified in the related Prospectus Supplement, the Multifamily Loans will be nonrecourse loans, as to which, in the event of mortgagor default, recourse may only be had against the specific Multifamily Property pledged to secure that Multifamily Loan, and not against the mortgagor's assets.


QUALIFICATIONS OF ORIGINATORS AND MORTGAGE LOAN SELLERS

     Unless otherwise specified in the related Prospectus Supplement, each Originator and Mortgage Loan Seller will be required to satisfy the qualifications set forth herein. Each Originator must be an institution experienced in originating and servicing conventional mortgage loans in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans. Each Originator and Mortgage Loan Seller must be a seller/servicer approved by either FNMA or FHLMC. Each Originator and Mortgage Loan Seller must be a HUD-approved mortgagee or an institution the deposit accounts in which are insured by the Bank Insurance Fund ("BIF") or Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation (the "FDIC"). In addition, with respect to FHA Loans or VA Loans, each Originator must be approved to originate such Mortgage Loans by the FHA or VA, as applicable. In addition, each Originator and Mortgage Loan Seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the Depositor.


REPRESENTATIONS BY OR ON BEHALF OF MORTGAGE LOAN SELLERS; REPURCHASES

     Each Mortgage Loan Seller, or a party on its behalf, will have made representations and warranties in respect of the Mortgage Loans sold by such Mortgage Loan Seller. Such representations and warranties include, among other things: (i) that any required hazard insurance was effective at the origination of each Mortgage Loan, and that each such policy remained in effect on the date of purchase of the Mortgage Loan from the Mortgage Loan Seller by or on behalf of the Depositor; (ii) that, in the case of Single-Family Loans and Multifamily Loans, either (A) title insurance insuring (subject only to permissible title insurance exceptions) the lien status of the Mortgage was effective at the origination of each Mortgage Loan and such policy remained in effect on the date of purchase of the Mortgage Loan from the Mortgage Loan Seller by or on behalf of the Depositor or (B) if the Mortgaged Property securing any Mortgage Loan is located in an area where such policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to such permissible exceptions set forth therein) the first lien status of the mortgage; (iii) that the Mortgage Loan Seller had good title to each Mortgage Loan and each Mortgage Loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement described herein may forgive certain indebtedness of a borrower; (iv) that each Mortgage constituted a valid first lien on, or security interest in, the Mortgaged Property (subject only to permissible title insurance exceptions and Senior Liens, if any) and that the Mortgaged Property was free from damage and was in good repair; (v) that there were no delinquent tax or assessment liens against the Mortgaged Property; (vi) that each Mortgage Loan was current as to all required payments; and (vii) that each Mortgage Loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects. If a person other than a Mortgage Loan Seller makes any of the foregoing representations and warranties on behalf of such Mortgage Loan Seller, the identity of such person will be specified in the related Prospectus Supplement. Any person making representations and warranties on behalf of a Mortgage Loan Seller shall be an affiliate thereof or such other person acceptable to the Depositor having knowledge regarding the subject matter of such representations and warranties.


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



     All of the representations and warranties made by or on behalf of a Mortgage Loan Seller in respect of a Mortgage Loan will have been made as of the date on which such Mortgage Loan Seller sold the Mortgage Loan to or on behalf of the Depositor. A substantial period of time may have elapsed between such date and the date of initial issuance of the series of Certificates evidencing an interest in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Mortgage Loan Seller will be obligated to cure such breach or repurchase or replace the affected Mortgage Loan as described below. Since the representations and warranties made by or on behalf of such Mortgage Loan Seller do not address events that may occur following the sale of a Mortgage Loan by such Mortgage Loan Seller, it will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to the date of such sale. A Mortgage Loan Seller would have no such obligations if the relevant event that causes such breach occurs after the date of such sale. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Mortgage Loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of Certificates.

     The only representations and warranties to be made for the benefit of holders of Certificates in respect of any Mortgage Loan relating to the period commencing on the date of sale of such Mortgage Loan by the Mortgage Loan Seller to or on behalf of the Depositor will be certain limited representations of the Depositor and of the Master Servicer described below under "Description of the Certificates-Assignment of Trust Fund Assets". If the Master Servicer is also a Mortgage Loan Seller with respect to a particular series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Mortgage Loan Seller.

     The Master Servicer and/or Trustee will promptly notify the relevant Mortgage Loan Seller of any breach of any representation or warranty made by or on behalf of it in respect of a Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Certificateholders. If such Mortgage Loan Seller cannot cure such breach within 60 days from the date on which the Mortgage Loan Seller was notified of such breach, then such Mortgage Loan Seller will be obligated to repurchase such Mortgage Loan from the Trustee within 90 days from the date on which the Mortgage Loan Seller was notified of such breach, at the Purchase Price therefor. As to any Mortgage Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of (i) the unpaid principal balance thereof, (ii) unpaid accrued interest on the Stated Principal Balance (as defined below) at the Net Interest Rate from the date as to which interest was last paid to the end of the calendar month in which the relevant purchase is to occur, (iii) any unpaid servicing fees and certain unreimbursed servicing expenses payable or reimbursable to the Master Servicer with respect to such Mortgage Loan, (iv) any unpaid Retained Interest with respect to such Mortgage Loan, (v) any Realized Losses, as described below under "Description of the Certificates-Allocation of Losses", incurred with respect to such Mortgage Loan, and (vi) if applicable, any expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to a purchase obligation. Unless otherwise provided in the related Prospectus Supplement, a Mortgage Loan Seller, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of the related series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Mortgage Loans, in accordance with the standards described below under "Description of the Certificates-Assignment of the Mortgage Loans". The Master Servicer will be required under the applicable Pooling and Servicing Agreement to use its best efforts to enforce such obligations of the Mortgage Loan Seller for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ

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



in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Mortgage Loan Seller. See "Description of the Certificates-General".

     The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to the principal balance thereof as of the Cut-off Date, after application of all scheduled principal payments due on or before the Cut-off Date, whether or not received, reduced by all amounts, including advances by the Master Servicer, allocable to principal that are distributed to Certificateholders on or before the date of determination, and as further reduced to the extent that any Realized Loss (as defined below) thereon has been (or, if it had not been covered by any form of Credit Support, would have been) allocated to one or more classes of Certificates on or before the date of determination.


     Neither the Depositor nor the Master Servicer will be obligated to purchase or substitute for a Mortgage Loan if a Mortgage Loan Seller defaults on its obligation to do so, and no assurance can be given that Mortgage Loan Sellers will carry out such obligations with respect to Mortgage Loans. To the extent that a breach of the representations and warranties of a Mortgage Loan Seller may also constitute a breach of a representation made by the Depositor, the Depositor may have a repurchase or substitution obligation as described below under "Description of the Certificates-Assignment of Trust Fund Assets".



                         DESCRIPTION OF THE CERTIFICATES


     The Certificates of each series evidencing interests in a Trust Fund consisting of Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, the Master Servicer (if the Depositor is not acting as Master Servicer) and the Trustee named in the Prospectus Supplement. The Certificates of each series evidencing interests in a Trust Fund consisting exclusively of Agency Securities or Private Mortgage-Backed Securities will be issued pursuant to a Trust Agreement between the Depositor and the Trustee (each Trust Agreement or Pooling and Servicing Agreement, an "Agreement"). The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. Various forms of Pooling and Servicing Agreement have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions which may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the related Prospectus Supplement. Whenever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are incorporated herein by reference. Article and section numbers cited herein refer to articles and sections common to each Pooling and Servicing Agreement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires.


GENERAL

     The Certificates of each series (including any class of Certificates not offered hereby) will be issued in fully registered form only and will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. (Section 5.01) If so provided in the Prospectus Supplement, any class of Certificates of any series may be represented by a

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



certificate registered in the name of a nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of such Certificates will be represented by such entries on the records of participating members of DTC. Definitive certificates will be available for such Certificates only under limited circumstances as provided in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, each Trust Fund will consist of (i) such Trust Fund Assets, or interests therein, exclusive of any portion of interest payments (the "Retained Interest") on a Trust Fund Asset retained by the Depositor or any previous owner thereof, as from time to time are subject to the Agreement; (ii) such assets as from time to time are identified as deposited in the Certificate Account or any other account maintained for the benefit of the Certificateholders; (iii) with respect to Trust Funds that include Mortgage Loans, (a) property acquired on behalf of Certificateholders by foreclosure, deed in lieu of foreclosure or repossession and any revenues received thereon; (b) the rights of the Depositor under any hazard insurance policies, FHA insurance policies, VA guarantees and primary mortgage insurance policies, as described under "Description of Primary Insurance Policies"; (c) the rights of the Depositor under the agreement or agreements pursuant to which it acquired the Mortgage Loans in such Trust Fund; and (d) the rights of the Trustee in any cash advance reserve fund or surety bond as described under "Advances in respect of Delinquencies" and (iv) any letter of credit, mortgage pool insurance policy, special hazard insurance policy, bankruptcy bond, reserve fund or other type of credit support provided with respect to the related series, as described under "Description of Credit Support". Subject to any limitations described in the related Prospectus Supplement, the Certificates will be transferable and exchangeable for like Certificates of the same class and series in authorized denominations at the corporate trust office of the Trustee specified in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. (Section 5.02)

     Each series of Certificates may consist of either (i) a single class of Certificates evidencing the entire beneficial ownership of the related Trust Fund; (ii) two or more classes of Certificates evidencing the entire beneficial ownership of the related Trust Fund, one or more classes of which ("Senior Certificates") will be senior in right of payment to one or more of the other classes ("Subordinate Certificates") to the extent described in the related Prospectus Supplement (any such series, a "Senior/Subordinate Series"); or (iii) other types of classes of Certificates, as described in the related Prospectus Supplement. A series may include one or more classes of Certificates entitled to
(i) principal distributions, with disproportionate, nominal or no interest distributions or (ii) interest distributions, with disproportionate, nominal or no principal distributions ("Strip Certificates"). If so specified in the related Prospectus Supplement, partial or full protection against certain Mortgage Loan defaults and losses may be provided to a series of Certificates or to one or more classes of Certificates in such series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, reserve fund, insurance policy or a combination thereof (any such coverage, "Credit Support"). See "Description of Credit Support".

     Each class of Certificates (other than certain Strip Certificates) will have a Certificate Principal Balance and, unless otherwise provided in the related Prospectus Supplement, will be entitled to payments of interest thereon based on a specified Pass-Through Rate. See "Interest on the Certificates" and "Principal of the Certificates" below. The specific percentage ownership interest of each class of Certificates and the minimum denomination for each Certificate will be set forth in the related Prospectus Supplement.

     As to each series, one or more elections may be made to treat the related Trust Fund or designated portions thereof as a "real estate mortgage investment conduit" or "REMIC" as defined in the Internal Revenue Code of 1986 (the "Code"). The related Prospectus Supplement will specify whether a REMIC election is to be made and the terms and conditions applicable to the

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



making of a REMIC election, as well as any material federal income tax consequences to Certificateholders not otherwise described herein. If such an election is made with respect to a series, one of the classes of Certificates comprising such series will be designated as evidencing all "residual interests" in the related REMIC as defined under the Code. All other classes of Certificates in such a series will constitute "regular interests" in the related REMIC as defined in the Code. As to each series, all of the Certificates of each class offered hereby will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating organizations (each, a "Rating Agency"). As to each series with respect to which a REMIC election is to be made, the Master Servicer or the Trustee will be obligated to take all actions required in order to comply with applicable laws and regulations and, unless otherwise provided in the related Prospectus Supplement, will be obligated to pay any Prohibited Transaction Taxes or Contribution Taxes arising out of a breach of its obligations with respect to such compliance without any right of reimbursement therefor from the Trust Fund or from any Certificateholder. Unless otherwise provided in the related Prospectus Supplement, a Prohibited Transaction Tax or Contribution Tax resulting from any other cause will be charged against the related Trust Fund, resulting in a reduction in amounts otherwise distributable to Certificateholders. See "Certain Federal Income Tax Consequences-REMICs-Prohibited Transactions Tax and Other Taxes".


ASSIGNMENT OF TRUST FUND ASSETS

     ASSIGNMENT OF MORTGAGE LOANS

     At the time of issuance of any series of Certificates, the Depositor will cause the Mortgage Loans comprising the Mortgage Pool included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. (Section 2.01) The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Trust Fund. (Section 2.06) Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Interest Rate, the Net Interest Rate, the Retained Interest, if any, the current scheduled monthly payment of principal and interest, the maturity of the Mortgage Note, the Value of the Mortgaged Property, the Loan-to-Value Ratio at origination and certain other information with respect to the Mortgage Loans. As to any Mortgage Loan, the "Net Interest Rate" is equal to the Interest Rate minus the sum of the rates at which the servicing fees and the Retained Interest, if any, are calculated. (Article I)

     In addition, the Depositor will, with respect to each Mortgage Loan, deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to):

         (1) With respect to each Single-Family Loan and Multifamily Loan, the Mortgage Note endorsed, without recourse, to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage to the Trustee in recordable form. Unless otherwise provided in the related Prospectus Supplement, the Depositor will promptly cause the assignment of each related Mortgage Loan to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Mortgage Loan Seller or any other prior holder of the Mortgage Loan. (Section 2.01)

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



         (2) With respect to each Cooperative Loan, the Cooperative Note, the original security agreement, the proprietary lease or occupancy agreement, the related stock certificate and related stock powers endorsed in blank, and a copy of the original filed financing statement together with an assignment thereof to the Trustee in a form sufficient for filing. Unless otherwise provided in the related Prospectus Supplement, the Depositor will promptly cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office, except in states where in the opinion of counsel acceptable to the Trustee, such filing is not required to protect the Trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Mortgage Loan Seller or any prior holder of the Cooperative Loan (Section 2.01).

         (3) With respect to each Contract, the original Contract endorsed, without recourse, to the order of the Trustee and copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, together with a blanket assignment to the Trustee of all Contracts in the related Trust Fund and such documents and instruments. In order to give notice of the right, title and interest of the Certificateholders to the Contracts, the Depositor will cause to be executed and delivered to the Trustee a UCC-1 financing statement identifying the Trustee as the secured party and identifying all Contracts as collateral. (Section 2.01)

     The Trustee (or the custodian hereinafter referred to) will review such Mortgage Loan documents within 45 days after receipt thereof, and the Trustee (or such custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Mortgage Loan Seller. If the Mortgage Loan Seller cannot cure the omission or defect within 60 days after receipt of such notice, the Mortgage Loan Seller will be obligated, within 90 days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that a Mortgage Loan Seller will fulfill this repurchase or substitution obligation. Although the Master Servicer is obligated to use its best efforts to enforce such obligation to the extent described above under "Mortgage Loan Program-Representations by or on behalf of Mortgage Loan Sellers; Repurchases", neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Mortgage Loan Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. (Section 2.03)

     With respect to the Mortgage Loans in a Mortgage Pool, the Depositor will make representations and warranties as to the types and geographical concentration of such Mortgage Loans and as to the accuracy in all material respects of certain identifying information furnished to the Trustee in respect of each such Mortgage Loan (e.g., original Loan-to-Value Ratio, principal balance as of the Cut-off Date, Interest Rate, Net Interest Rate and maturity). In addition, unless otherwise specified in the related Prospectus Supplement, the Depositor will represent and warrant that, as of the Cut-off Date for the related series of Certificates, no Mortgage Loan was currently more than 30 days delinquent as to payment of principal and interest and no Mortgage Loan was more than 30 days delinquent more than once during the previous 12 months. Upon a breach of any such representation of the Depositor that materially and adversely affects the value of a Mortgage Loan or the interests of the Certificateholders therein, the Depositor will be obligated either to cure the breach in all material respects, repurchase the Mortgage Loan at the Purchase Price or substitute for such Mortgage Loan as described below.


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     Unless otherwise provided in the related Prospectus Supplement, if the
Depositor discovers or receives notice of any breach of its representations or warranties with respect to a Mortgage Loan, the Depositor may, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan from the Trust Fund (a "Deleted Mortgage Loan") and substitute in its place one or more Mortgage Loans (each, a "Substitute Mortgage Loan"), but only if (i) with respect to a Trust Fund for which a REMIC election is to be made, such substitution is effected within two years of the date of initial issuance of the Certificates (plus permissible extensions) or (ii) with respect to a Trust Fund for which no REMIC election is to be made, such substitution is effected within 120 days of the date of initial issuance of the Certificates. Except as otherwise provided in the related Prospectus Supplement, any Substitute Mortgage Loan will, on the date of substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of (and not more than $10,000 less than) the outstanding principal balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the Deleted Mortgage Loan, (ii) have an Interest Rate not less than (and not more than 1% greater than) the Interest Rate of the Deleted Mortgage Loan, (iii) have a Net Interest Rate equal to the Net Interest Rate of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan (v) have a Lockout Date, if applicable, not earlier than the Lockout Date on the Deleted Mortgage Loan and (vi) comply with all of the representations and warranties set forth in the Agreement as of the date of substitution. In connection with any substitution, an amount equal to the difference between the Purchase Price of the Deleted Mortgage Loan and the outstanding principal balance of the Substitute Mortgage Loan (after deduction of all scheduled payments due in the month of substitution), together with one month's interest at the applicable Net Mortgage Rate on such balance, will be deposited in the Certificate Account and distributed to Certificateholders on the first Distribution Date following the Prepayment Period in which the substitution occurred. In the event that one mortgage loan is substituted for more than one Deleted Mortgage Loan, or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then the amount described in clause (i) will be determined on the basis of aggregate principal balances, the rates described in clauses (ii) and (iii) with respect to Deleted Mortgage Loans will be determined on the basis of weighted average Interest Rates and Net Interest Rates, as the case may be, and the terms described in clause (iv) will be determined on the basis of weighted average remaining terms to maturity and the Lockout Dates described in clause (v) will be determined on the basis of weighted average Lockout Dates.

     With respect to any series as to which credit support is provided by means of a mortgage pool insurance policy, in addition to making the representations and warranties described above, the Depositor or the related Mortgage Loan Seller (or another party on behalf of the related Mortgage Loan Seller), as specified in the related Prospectus Supplement, will represent and warrant to the Trustee that no action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the date of the initial issuance of the Certificates which has resulted or will result in the exclusion from, denial of or defense to coverage under any applicable primary mortgage insurance policy, FHA insurance policy, mortgage pool insurance policy, special hazard insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage but excluding any failure of an insurer to pay by reason of the insurer's own breach of its insurance policy or its financial inability to pay (such representation being referred to herein as the "insurability representation"). See "Description of Primary Insurance Policies" and "Description of Credit Support" herein and in the related Prospectus Supplement for information regarding the extent of coverage under the aforementioned insurance policies. Upon a breach of the insurability representation which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan, the Depositor or the Mortgage Loan Seller, as the case may be, will be obligated either to cure the breach in all material respects or to purchase such Mortgage Loan at the Purchase Price, subject to the limitations specified in the related Prospectus Supplement. The related Prospectus Supplement may provide that the performance of an

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obligation to repurchase Mortgage Loans following a breach of an insurability representation will be ensured in the manner specified therein.

     The obligation to repurchase or, other than with respect to the insurability representation if applicable, to substitute Mortgage Loans as described above constitutes the sole remedy available to the Certificateholders or the Trustee for any breach of the above described representations.
(Section 2.03)

     The Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the Agreement. Upon a breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders, the Master Servicer will be obligated to cure the breach in all material respects. (Section 2.05)


     ASSIGNMENT OF AGENCY SECURITIES

     The Depositor will cause the Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.


     ASSIGNMENT OF PRIVATE MORTGAGE-BACKED SECURITIES

     The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See "The Trust Funds-Private Mortgage-Backed Securities" herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Mortgage-Backed Security conveyed to the Trustee.


     ASSIGNMENT OF FUNDING AGREEMENTS

     The Depositor will cause Funding Agreements to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any Funding Agreement. Unless otherwise specified in the related Prospectus Supplement, the Trustee will be in possession of or be assignee of record of any underlying assets for Funding Agreements. See "The Trust Funds-Funding Agreements" herein. Each Funding Agreement will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each underlying asset secured by the Funding Agreements.


DEPOSITS TO CERTIFICATE ACCOUNT

     The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Trust Fund Assets (collectively, the "Certificate Account"), which must be either (i) maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series or
(ii) an account or accounts the deposits in which are insured by the BIF or the SAIF (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other high-quality investments specified in the Agreement ("Permitted Investments"). (Section 3.12) A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the Master Servicer or the Trustee or their designee as additional compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer or the Trustee, provided that such institution meets the standards set forth above. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of pass-through certificates and may, if applicable, contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others. (Article I; Section 3.10)

     Each Sub-Servicer servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement will establish and maintain one or more separate accounts which may be interest bearing and which will comply with the standards with respect to Certificate Accounts set forth above or such other standards as may be acceptable to the Master Servicer (collectively, the "Sub-Servicing Account"). The Sub-Servicer is required to credit to the related Sub-Servicing Account on a daily basis the amount of all proceeds of Mortgage Loans received by the Sub-Servicer, less its servicing compensation. The Sub-Servicer shall remit to the Master Servicer by wire transfer of immediately available funds all funds held in the Sub-Servicing Account with respect to each Mortgage Loan on the monthly remittance date or dates specified in the related Agreement. (Section 3.08)


PAYMENTS ON MORTGAGE LOANS

     The Master Servicer will deposit or cause to be deposited in the Certificate Account for each Trust Fund including Mortgage Loans on a daily basis, unless otherwise provided in the Agreement and described in the related Prospectus Supplement, the following payments and collections received, or advances made, by the Master Servicer or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

            (i) all payments on account of principal, including principal prepayments, on the Mortgage Loans;

           (ii) all payments on account of interest on the Mortgage Loans, net of any portion thereof retained by the Master Servicer or by a Sub-Servicer as its servicing compensation and net of any Retained Interest;

          (iii) all proceeds of the hazard insurance policies and any special hazard insurance policy (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of the Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note), any primary mortgage insurance policy, any FHA insurance policy, any VA guarantee, any bankruptcy bond and any mortgage pool insurance policy (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged

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



     Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

           (iv) any amounts required to be paid under any letter of credit, as described below under "Description of Credit Support-Letter of Credit";

            (v) any advances made as described below under "Advances in respect of Delinquencies";

           (vi) if applicable, all amounts required to be transferred to the Certificate Account from a reserve fund, as described below under "Description of Credit Support-Reserve Funds";

          (vii) any Buydown Funds (and, if applicable, investment earnings thereon) required to be deposited in the Certificate Account as described below;

         (viii) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Mortgage Loan Seller as described under "Mortgage Loan Program-Representations by or on behalf of Mortgage Loan Sellers; Repurchases" or "-Assignment of Trust Fund Assets" above, exclusive of the Retained Interest, if any, in respect of such Mortgage Loan, and all proceeds of any Mortgage Loan repurchased as described under "Termination" below;

           (ix) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Policies-Primary Hazard Insurance Policies"; and

            (x) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Certificate Account. (Section 3.10)

     With respect to each Buydown Mortgage Loan, the Master Servicer, or a Sub-Servicer, will deposit related Buydown Funds in a custodial account, which may be interest bearing, and that otherwise meets the standards for Certificate Accounts set forth above (a "Buydown Account"). Unless otherwise specified in the related Prospectus Supplement, the terms of all Buydown Mortgage Loans provide for the contribution of Buydown Funds in an amount not less than either
(i) the total payments to be made from such funds pursuant to the related buydown plan or (ii) if such Buydown Funds are present valued, that amount that, together with investment earnings thereon at a specified rate, compounded monthly, will support the scheduled level of payments due under the Buydown Mortgage Loan. Neither the Master Servicer, the Sub-Servicer nor the Depositor will be obligated to add to such Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any such insufficiency is not recoverable from the borrower, distributions to Certificateholders will be affected. With respect to each Buydown Mortgage Loan, the Master Servicer will deposit in the Certificate Account the amount, if any, of the Buydown Funds (and, if applicable, investment earnings thereon) for each Buydown Mortgage Loan that, when added to the amount due from the borrower on such Buydown Mortgage Loan, equals the full monthly payment which would be due on the Buydown Mortgage Loan if it were not subject to the buydown plan.

     Unless otherwise specified in the related Prospectus Supplement, in the event a Buydown Mortgage Loan is prepaid in full or liquidated, the related Buydown Funds will be applied as follows. If the mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the Buydown Period, the Master Servicer will withdraw from the Buydown Account and remit to the mortgagor in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in a prepayment in full, the Master Servicer will withdraw from the Buydown Account for deposit in the Certificate Account the Buydown Funds and investment earnings thereon, if any, which together with such prepayment will result in a prepayment in full. If the mortgagor defaults during the Buydown Period with respect to a Buydown Mortgage Loan

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



and the Mortgaged Property is sold in liquidation (either by the Master Servicer or the insurer under any related insurance policy), the Master Servicer will withdraw from the Buydown Account the Buydown Funds and all investment earnings thereon, if any, for deposit in the Certificate Account or remit the same to the insurer if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. In the case of any such prepaid or defaulted Buydown Mortgage Loan the Buydown Funds in respect of which were supplemented by investment earnings, the Master Servicer will withdraw from the Buydown Account and either deposit in the Certificate Account or remit to the borrower, depending upon the terms of the buydown plan, any investment earnings remaining in the related Buydown Account.

     Any Buydown Funds, and any investment earnings thereon, deposited in the Certificate Account in connection with a full prepayment of the related Mortgage Loan will be deemed to reduce the amount that would be required to be paid by the borrower to repay fully the related Mortgage Loan if the Mortgage Loan were not subject to the buydown plan. (Section 3.25)


PAYMENTS ON AGENCY SECURITIES AND PRIVATE MORTGAGE-BACKED SECURITIES

     The Agency Securities and Private Mortgage-Backed Securities included in a Trust Fund will be registered in the name of the Trustee so that all distributions thereon will be made directly to the Trustee. The Trustee will deposit or cause to be deposited into the Certificate Account for each Trust Fund including Agency Securities and Private Mortgage-Backed Securities as and when received, unless otherwise provided in the Agreement, all distributions received by the Trustee with respect to the related Agency Securities and Private Mortgage-Backed Securities (other than payments due on or before the Cut-off Date and exclusive of any trust administration fee and amounts representing the Retained Interest, if any).


DISTRIBUTIONS

     Distributions allocable to principal and interest on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, distributions will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments to the holders of Certificates of any class on each Distribution Date will be made to the Certificateholders of the respective class of record on the next preceding Record Date (other than in respect of the final distribution), based on the aggregate fractional undivided interests in that class represented by their respective Certificates. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Depositor or its designee no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Depositor or its agent specified in the notice to Certificateholders of such final distribution. (Sections 4.01 and 9.01)

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



AVAILABLE DISTRIBUTION AMOUNT

     All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

            (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

                (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution
         Date),

                (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Prepayment Period, and

                (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, a Mortgage Loan Seller, a Sub-Servicer or the Master Servicer or that are payable in respect of certain expenses of the related Trust Fund;

           (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account;

          (iii)   all advances with respect to such Distribution Date;

           (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

            (v) to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

     As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.


INTEREST ON THE CERTIFICATES

     Each class of Certificates (other than certain classes of Strip Certificates) may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate for each class, or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     With respect to each series of Certificates and each Distribution Date, the "Accrued Certificate Interest" distributable on each Certificate, other than certain classes of Strip Certificates, will be equal to one month's interest on the outstanding Certificate Principal Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, subject to the following. As to each Strip Certificate with no or, in certain cases, a nominal Certificate Principal Balance, the

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



Accrued Certificate Interest with respect to any Distribution Date will equal one month's Stripped Interest. Unless otherwise specified in the related Prospectus Supplement, the Accrued Certificate Interest on each Certificate of a series will be reduced in the event of shortfalls in collections of interest resulting from prepayments on Mortgage Loans, with that shortfall allocated among all of the Certificates of that series in the manner specified in the related Prospectus Supplement. See "Yield Considerations".


PRINCIPAL OF THE CERTIFICATES

     Unless the related Prospectus Supplement provides otherwise, each Certificate will have a "Certificate Principal Balance" which, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Trust Fund Assets and other assets included in the related Trust Fund. With respect to each such Certificate, distributions generally will be applied to undistributed accrued interest thereon, and thereafter to principal. The outstanding Certificate Principal Balance of a Certificate will be reduced to the extent of distributions of principal thereon, and in the case of Certificates evidencing an interest in Mortgage Loans, by the amount of any Realized Losses, as defined below, allocated thereto. Unless the related Prospectus Supplement provides otherwise, the initial aggregate Certificate Principal Balance of all classes of Certificates of a series will equal the outstanding aggregate principal balance of the related Trust Fund Assets as of the applicable Cut-off Date. The initial aggregate Certificate Principal Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Principal Balance of such class has been reduced to zero. With respect to a Senior/Subordinate Series, unless otherwise provided in the related Prospectus Supplement, distributions allocable to principal of a class of Certificates will be based on the percentage interest in the related Trust Fund evidenced by such class (with respect to the Senior Certificates, the "Senior Percentage"), which in turn will be based on the Certificate Principal Balance of such class as compared to the Certificate Principal Balance of all classes of Certificates of such series. Distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. Strip Certificates with no Certificate Principal Balance will not receive distributions of principal.


PRE-FUNDING ACCOUNT

     If so specified in the related Prospectus Supplement, the related Agreement may provide for the transfer by the Mortgage Loan Seller of additional Mortgage Loans to the related Trust Fund after the Closing Date. Such additional Mortgage Loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for such transfer, and will generally be underwritten to the same standards as the Mortgage Loans initially included in the Trust Fund. As specified in the related Prospectus Supplement, such transfer may be funded by the establishment of a Pre-Funding Account (a "Pre-Funding Account"). If a Pre-Funding Account is established, all or a portion of the proceeds of the sale of one or more classes of Certificates of the related series will be deposited in such account to be released as additional Mortgage Loans are transferred. A Pre-Funding Account will be required to be maintained as an eligible account under the related agreement, all amounts therein will be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 25% of the aggregate outstanding principal balance of the Certificates. The related Agreement or other agreement providing for the transfer of additional Mortgage Loans will generally provide that all such transfers must be made within 3 months after the Closing Date, and that amounts set aside to fund such transfers (whether in a Pre-Funding Account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in such Prospectus Supplement.


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



     The Depositor will be required to provide data regarding the additional Mortgage Loans to the Rating Agencies and the certificate insurer, if any, sufficiently in advance of the scheduled transfer to permit review by such parties. Transfer of the additional Mortgage Loans will be further conditioned upon confirmation by the Rating Agencies that the addition of such Mortgage Loans to the Trust Fund will not result in the downgrading of the Certificates or, in the case of a series guaranteed or supported by a certificate insurer, will not adversely affect the capital requirements of such certificate insurer. Finally, a legal opinion to the effect that the conditions to the transfer of the additional Mortgage Loans have been satisfied.


ALLOCATION OF LOSSES

     With respect to any defaulted Mortgage Loan that is finally liquidated, through foreclosure sale or otherwise (a "Liquidated Loan"), the amount of the Realized Loss incurred in connection with such liquidation will equal the excess, if any, of the unpaid principal balance of the Liquidated Loan immediately prior to liquidation, over the aggregate amount of Liquidation Proceeds derived from such liquidation remaining after application of such proceeds to unpaid accrued interest on the Liquidated Loan and to reimburse the Master Servicer or any Sub-Servicer for related unreimbursed servicing expenses. With respect to certain Mortgage Loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of such reduction (a "Deficient Valuation") also will be treated as a Realized Loss. As to any series of Certificates other than a Senior/Subordinate Series, unless specified otherwise in the related Prospectus Supplement, any Realized Loss not covered as described under "Description of Credit Support" will be allocated among all of the Certificates on a pro rata basis.


ADVANCES IN RESPECT OF DELINQUENCIES

     With respect to any series of Certificates evidencing interests in a Trust Fund consisting of Mortgage Loans, other than a Senior/Subordinate Series, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal and interest (net of related servicing fees and Retained Interest) that were due during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). See "Description of Primary Insurance Policies" and "Description of Credit Support".

     With respect to any Senior/Subordinate Series, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will advance on each Distribution Date its own funds or funds held in the Certificate Account which are not included in the Available Distribution Amount for such Distribution Date, in an aggregate amount equal to the lesser of (a) the total of all amounts required to be distributed on each class of Senior Certificates and Strip Certificates, if any, on such Distribution Date which remain after applying towards such payment the entire Available Distribution Amount, including funds otherwise payable to the Subordinate Certificateholders but excluding such advance, and (b) the aggregate of payments of principal and interest (net of related servicing fees and Retained Interest) that were due during the related Due Period and were delinquent on the related Determination Date. Alternatively, for a Senior/Subordinate Series, the Master Servicer may be obligated to make advances in the manner provided in the preceding paragraph. In either case, the Master Servicer will, unless the related Prospectus Supplement provides otherwise, be obligated to make such advances regardless of recoverability from the related Mortgage Loans to the extent that the Certificate Principal Balance of the Subordinate Certificates is greater than zero. Thereafter, such advances are required to be made only to the extent they are deemed by the Master Servicer to be recoverable from Related Proceeds, unless otherwise specified in the related Prospectus Supplement. See "Description of Primary Insurance Policies" and "Description of Credit Support".

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, in the case of a Senior/Subordinate Series, out of any amounts otherwise distributable on the Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account to the extent that the Master Servicer shall determine that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds and, in the case of a Senior/Subordinate Series, the Certificate Principal Balance of the Subordinate Certificates has been reduced to zero. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer will replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. (Section 4.03) If so specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.


REPORTS TO CERTIFICATEHOLDERS

     With each distribution to holders of any class of Certificates of a series, the Master Servicer or the Trustee, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth:

                (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Principal Balance thereof;

               (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

              (iii) the amount of related administration or servicing compensation received by the Trustee or the Master Servicer and any Sub-Servicer and such other customary information as the Master Servicer deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

               (iv) if applicable, the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

                (v) the aggregate Stated Principal Balance of the Mortgage Loans at the close of business on such Distribution Date;

               (vi) the number and aggregate Stated Principal Balance of Mortgage Loans (a) delinquent one month, (b) delinquent two or more months, and (c) as to which foreclosure proceedings have been commenced;

              (vii) with respect to any Mortgaged Property acquired on behalf of Certificateholders through foreclosure or deed in lieu of foreclosure during the preceding calendar month, the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date in such month;


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              (viii) the book value of any Mortgaged Property acquired on behalf of Certificateholders through foreclosure or deed in lieu of foreclosure as of the close of business on the last business day of the calendar month preceding the Distribution Date;

               (ix) the aggregate Certificate Principal Balance of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Principal Balance due to the allocation of any Realized Loss;

                (x) the Special Hazard Subordination Amount, if any, at the close of business on such Distribution Date;

               (xi) the aggregate amount of principal prepayments made and Realized Losses incurred during the related Prepayment Period;

              (xii) the amount deposited in the Reserve Fund, if any, on such Distribution Date;

             (xiii) the amount remaining in the Reserve Fund, if any, as of the close of business on such Distribution Date;

              (xiv) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

               (xv) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

              (xvi) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable PassThrough Rate applicable to the next succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement; and

              (xvii) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date.

     In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. (Section 4.02)


COLLECTION AND OTHER SERVICING PROCEDURES

     The Master Servicer, directly or through Sub-Servicers, will make reasonable efforts to collect all scheduled payments under the Mortgage Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Mortgage Loans and held for its own account, provided such procedures are consistent with the Agreement and any related insurance policy, bankruptcy bond, letter of credit or other instrument described under "Description of Primary Insurance Policies" or "Description of Credit Support" (any such instrument providing coverage as to losses resulting from physical damage, a "Hazard Insurance Instrument", any such instrument providing coverage as to credit or other risks, a

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"Credit Insurance Instrument", and collectively, the "Insurance Instruments").
Consistent with the above, the Master Servicer may, in its discretion, waive any late payment charge in respect of a late Mortgage Loan payment and, only upon determining that the coverage under any related Insurance Instrument will not be affected, extend or cause to be extended the due dates for payments due on a Mortgage Note for a period not greater than 125 days. (Section 3.07)

     In any case in which property securing a Mortgage Loan, other than a Multifamily Loan, has been, or is about to be, conveyed by the borrower, or in any case in which property securing a Multifamily Loan has been, or is about to be encumbered by the borrower, the Master Servicer will, to the extent it has knowledge of such conveyance, encumbrance, proposed conveyance or encumbrance, exercise or cause to be exercised on behalf of the related Trust Fund the lender's rights to accelerate the maturity of such Mortgage Loan under any due-on-sale or due-on-encumbrance clause applicable thereto, but only if the exercise of any such rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the Master Servicer reasonably believes it is unable under applicable law to enforce such due-on-sale or due-on-encumbrance clause, the Master Servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed or encumbered, pursuant to which such person becomes liable under the Mortgage Note, Cooperative Note or Contract and, to the extent permitted by applicable law, the borrower remains liable thereon. Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans-Enforceability of Certain Provisions". In connection with any such assumption, the terms of the related Mortgage Loan may not be changed. (Section 3.15)

     With respect to Multifamily Loans, the related mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Multifamily Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. The Master Servicer will monitor any Multifamily Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as it would normally take with respect to similar loans serviced for its own portfolio. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives. Alternatively, the Master Servicer may determine to institute foreclosure proceedings with respect to a Multifamily Loan soon after default.


SUB-SERVICING

     Any Master Servicer may delegate its servicing obligations in respect of the Mortgage Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement. Each Sub-Servicer will be required to perform the customary functions of a servicer of comparable loans, including collecting payments from borrowers and remitting such collections to the Master Servicer; maintaining primary hazard insurance as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder, subject in certain cases to the right of the Master Servicer to approve in advance any such settlement; maintaining escrow or impoundment accounts of borrowers for payment of taxes, insurance and other items required to be paid by any borrower pursuant to the Mortgage Loan; processing assumptions or substitutions, although, unless otherwise specified in the related Prospectus Supplement, the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance

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coverage; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Mortgage Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of Mortgage Loans in a particular Mortgage Pool under any applicable mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy or letter of credit. See "Description of Credit Support".

     The sub-servicing agreement between any Master Servicer and a Sub-Servicer (a "SubServicing Agreement") will be consistent with the terms of the related Pooling and Servicing Agreement and will not result in a withdrawal or downgrading of any class of Certificates issued pursuant to such Pooling and Servicing Agreement. Although each Sub-Servicing Agreement will be a contract solely between the Master Servicer and the Sub-Servicer, the Agreement pursuant to which a series of Certificates is issued will provide that, if for any reason the Master Servicer for such series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

     The Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Mortgage Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under a Pooling and Servicing Agreement. See "Description of the Certificates-Retained Interest, Servicing Compensation and Payment of Expenses".

     The Master Servicer may require any Sub-Servicer to agree to indemnify the Master Servicer for any liability or obligation sustained by the Master Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. Unless otherwise provided in the related Prospectus Supplement, each Sub-Servicer is required to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     As servicer of the Mortgage Loans, the Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the insurer under each Insurance Instrument, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Insurance Instrument, other than amounts to be applied to the restoration of a Mortgaged Property or released to the mortgagor, are to be deposited in the Certificate Account for the related Trust Fund, subject to withdrawal as heretofore described. Unless otherwise provided in the Prospectus Supplement relating to a series of Certificates, the Master Servicer or its designee will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted Mortgage Loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized; however, the Master Servicer will be entitled to reimbursement for any unreimbursed advances and reimbursable expenses thereunder. (Section 3.16)

     If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related Hazard Insurance Instrument are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Credit Insurance Instrument, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that

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



such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds. (Section 3.16)

     If recovery on a defaulted Mortgage Loan under any related Credit Insurance Instrument is not available for the reasons set forth in the preceding paragraph, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. (Section 3.16) If the proceeds of any liquidation of the property securing the defaulted Mortgage Loan are less than the outstanding principal balance of the defaulted Mortgage Loan plus interest accrued thereon at the Interest Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Mortgage Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent monthly payments made with respect to the Mortgage Loan.
(Section 3.11)

     If the Master Servicer or its designee recovers Insurance Proceeds with respect to any defaulted Mortgage Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Mortgage Loan, unreimbursed servicing expenses incurred with respect to the Mortgage Loan and any unreimbursed advances of delinquent monthly payments made with respect to the Mortgage Loan. (Section 3.11) In the event that the Master Servicer has expended its own funds to restore damaged property and such funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Certificate Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. (Section 3.11) Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon at the Net Interest Rate. In addition, when property securing a defaulted Mortgage Loan can be resold for an amount exceeding the outstanding principal balance of the related Mortgage Loan together with accrued interest and expenses, it may be expected that, if retention of any such amount is legally permissible, the insurer will exercise its right under any related mortgage pool insurance policy to purchase such property and realize for itself any excess proceeds. See "Description of Primary Insurance Policies" and "Description of Credit Support".

     With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing the Cooperative Loan. See "Certain Legal Aspects of Mortgage Loans-Foreclosure on Cooperatives". This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Master Servicer's ability to sell, and realize the value of, those shares.


RETAINED INTEREST; SERVICING OR ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

     The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Trust Fund Assets, and, if so, the owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A Retained Interest in a Trust Fund Asset represents a specified portion of

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



the interest payable thereon. The Retained Interest will be deducted from borrower payments as received and will not be part of the related Trust Fund. Any partial recovery of interest on a Mortgage Loan, after deduction of all applicable servicing fees, will be allocated between Retained Interest (if any) and interest at the Net Interest Rate on a pari passu basis.

     The Master Servicer's (or in the case of a Trust Fund consisting of Agency Securities or Private Mortgage-Backed Securities if specified in the related Prospectus Supplement, the Trustee's) primary compensation with respect to a series of Certificates will come from the monthly payment to it, with respect to each interest payment on a Trust Fund Asset, of an amount equal to one-twelfth of the difference between the Interest Rate (minus the rate at which the Retained Interest, if any, is calculated) and the Net Interest Rate times the scheduled principal balance of such Trust Fund Asset. Since any Retained Interest and the Master Servicer's (or the Trustee's) primary compensation are percentages of the scheduled principal balance of each Trust Fund Asset, such amounts will decrease in accordance with the amortization schedule of the Trust Fund Assets. As additional compensation in connection with a series of Certificates relating to Mortgage Loans, the Master Servicer or the Sub-Servicers will retain all assumption fees, prepayment penalties and late payment charges, to the extent collected from mortgagors. Unless otherwise specified in the related Prospectus Supplement, any interest or other income which may be earned on funds held in the Certificate Account or any Sub-Servicing Account may be paid as additional compensation to the Trustee, the Master Servicer or the Sub-Servicers, as the case may be. Any Sub-Servicer will receive a portion of the Master Servicer's primary compensation as its sub-servicing compensation. (Section 3.18)

     With respect to a series of Certificates consisting of Mortgage Loans, in addition to amounts payable to any Sub-Servicer, the Master Servicer will pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. (Section 3.18)

     The Master Servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans, including under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds. The Master Servicer is also entitled to reimbursement from the Certificate Account for Advances. With respect to a series of Certificates relating to Agency Securities, the Trustee shall pay all expenses incurred in administration thereof, subject to the limitations described in the related Prospectus Supplement.


EVIDENCE AS TO COMPLIANCE

     Each Agreement with respect to a series of Certificates consisting of Mortgage Loans, will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform

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Single Attestation Program for Mortgage Bankers or the Audit Program for
Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer. (Section 3.21)

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.
(Section 3.20)

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates.

     Each Agreement will provide that the Master Servicer may resign from its obligations and duties under the Agreement only if such resignation, and the appointment of a successor, will not result in a downgrading of any class of Certificates or upon a determination that its duties under the Agreement are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement. (Section 6.04)

     Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense is related to any specific Mortgage Loan or Mortgage Loans (unless any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account. Except in the case of a series of Senior/Subordinate Certificates, any such obligation of the Certificateholders will be borne among them on a pro rata basis in proportion to the Accrued Certificate Interest payable thereto, and, notwithstanding any other provision, their respective distributions will be reduced accordingly.
(Section 6.03)

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     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC. (Section 6.02)


EVENTS OF DEFAULT

     Unless otherwise provided in the related Prospectus Supplement for a series of Certificates that includes Mortgage Loans, Events of Default under each Agreement will consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment that continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (fifteen days in the case of a failure to pay the premium for any insurance instrument required to be maintained pursuant to the Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and
(iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. (Section 7.01)


RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans (other than any Retained Interest of the Master Servicer), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a housing loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement. (Sections 7.01 and 7.02)

     No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding. (Section 10.03) The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders

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



of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. (Section 8.02)


AMENDMENT

     Each Agreement may be amended by the Depositor, the Master Servicer, if any, and the Trustee, without the consent of any of the holders of Certificates covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates evidencing not less than 66% of the Voting Rights, for any purpose; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Trust Fund Assets which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of Certificates of such class evidencing not less than 66% of the aggregate Voting Rights of such class or (iii) reduce the aforesaid percentage of Voting Rights required for the consent to any such amendment without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not cause the Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding. (Section 10.01) The Voting Rights evidenced by any Certificate will be the portion of the voting rights of all of the Certificates in the related series allocated in the manner described in the related Prospectus Supplement. (Article I)


TERMINATION

     The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Trust Fund Asset subject thereto or the disposition of all property acquired upon foreclosure of any such Trust Fund Asset and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee which will be specified in the notice of termination. (Section 9.01)

     Any such purchase of assets of the Trust Fund shall be made at a price approximately equal to (A) in the case of a series of Certificates evidencing interests in a Trust Fund that includes Mortgage Loans, the greater of (i) the sum of (a) 100% of the Stated Principal Balance of each Mortgage Loan as of the day of such purchase plus accrued interest thereon at the applicable Net Interest Rate to the first day of the month following such purchase plus (b) the appraised value of any property acquired for the benefit of Certificateholders in respect of such loans, and (ii) the aggregate fair market value of all of the assets in the Trust Fund (as determined by the Trustee, the Servicer, and, if different than both such persons, the person entitled to effect such termination), in each case taking into account accrued interest at the applicable Net Interest Rate

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to the first day of the month following such purchase and (B) in the case of a series of Certificates evidencing interests in a Trust Fund that includes Agency Securities or Private Mortgage-Backed Securities, the sum of 100% of the unpaid principal balance of each outstanding Trust Fund Asset as of the day of such purchase plus accrued interest thereon at the Net Interest Rate to the first day of the month of such purchase, or at such other price as may be specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that series, but the right of the person entitled to effect such termination is subject to the aggregate principal balance of the outstanding Trust Fund Assets for such series at the time of purchase being less than the percentage of the aggregate principal balance of the Mortgage Loans at the Cut-off Date for that series specified in the related Prospectus Supplement. (Section 9.01)


DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of any Agreement, the Certificates or any Mortgage Loan or related document and is not accountable for the use or application by or on behalf of the Master Servicer of any funds paid to the Master Servicer or its designee in respect of the Certificates or the Mortgage Loans, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer. (Section 8.03) If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement. (Section 8.01)


THE TRUSTEE

     The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee may have normal banking relationships with the Depositor and its affiliates and with the Master Servicer and its affiliates.



                          DESCRIPTION OF CREDIT SUPPORT


     If so provided in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include Credit Support for such series or for one or more classes of Certificates comprising such Series, which Credit Support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the Mortgage Loans covered thereby or a specified dollar amount: (i) coverage with respect to Realized Losses incurred on Liquidated Loans (the "Defaulted Mortgage Amount"); (ii) coverage with respect to Special Hazard Realized Losses, as defined below (the "Special Hazard Amount"); and (iii) coverage with respect to certain actions that may be taken by a bankruptcy court in connection with a Mortgage Loan, including a Deficient Valuation or a reduction by a bankruptcy court of the Interest Rate on a Mortgage Loan or an extension of its maturity (collectively, the "Bankruptcy Amount"). As set forth below and in the related Prospectus Supplement, such coverage may be provided by subordination of one or more other classes of Certificates, one or more insurance policies, a bankruptcy bond, a letter of credit, a reserve fund or any combination of the foregoing. The amount and type of any Credit Support with respect to a series of Certificates or with respect to one or more classes of Certificates comprising such series, and the obligors on such Credit Support, will be set forth in the related Prospectus Supplement. See "Description of the Certificates".



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SUBORDINATION

     With respect to any Senior/Subordinate Series, in the event of any Realized Losses on Mortgage Loans not in excess of the limitations described below, the rights of the Subordinate Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinate to the rights of the Senior Certificateholders to the extent described in the related Prospectus Supplement.

     All Realized Losses will be allocated to the Subordinate Certificates of the related series (or, if such series includes more than one class of Subordinated Certificates, to the outstanding class of Subordinate Certificates having the first priority for allocation of Realized Losses and then to additional outstanding classes of Subordinate Certificates, if any), until the Certificate Principal Balance thereof has been reduced to zero. Any additional Realized Losses will be allocated to the Senior Certificates (or, if such series includes more than one class of Senior Certificates, either on a pro rata basis among all of the Senior Certificates in proportion to their respective outstanding Certificate Principal Balances or as otherwise provided in the related Prospectus Supplement). However, with respect to Realized Losses that are attributable to physical damage to Mortgaged Properties of a type that is not covered by standard hazard insurance policies ("Special Hazard Realized Losses"), the amount thereof that may be allocated to the Subordinate Certificates of the related series may be limited to an amount (the "Special Hazard Subordination Amount") specified in the related Prospectus Supplement. If so, any Special Hazard Realized Losses in excess of the Special Hazard Subordination Amount will be allocated among all outstanding classes of Certificates of the related series, on a pro rata basis in proportion to their respective outstanding Certificate Principal Balances, regardless of whether any Subordinate Certificates remain outstanding, or as otherwise provided in the related Prospectus Supplement.

     Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof as of the Distribution Date following the Prepayment Period in which such Realized Loss was incurred. If so provided in the related Prospectus Supplement, in the event of a Realized Loss incurred in connection with the liquidation of a defaulted Mortgage Loan, the Senior Certificateholders may be entitled to receive a distribution of principal, to be paid from and to the extent of funds otherwise distributable to the Subordinate Certificateholders, equal to the amount, if any (the "Unrecovered Senior Portion"), by which (i) the then applicable Senior Percentage times the Scheduled Principal Balance of the Liquidated Loan immediately prior to liquidation exceeds (ii) the portion of the related unscheduled recovery that is allocable to principal, reduced by the principal portion of all monthly payments due but unpaid as of the date of liquidation. Payments to the Senior Certificateholders in respect of any Unrecovered Senior Portion on any Distribution Date will only be made with respect to Realized Losses incurred in connection with Mortgage Loans that became Liquidated Loans during the preceding Prepayment Period and will not be made as to any Special Hazard Realized Losses in excess of the Special Hazard Subordination Amount, if applicable. As with any other distribution of principal, any payment to the holders of Senior Certificates attributable to an Unrecovered Senior Portion will be applied to reduce the Certificate Principal Balance thereof. Unless otherwise provided in the related Prospectus Supplement, the "Scheduled Principal Balance" of any Mortgage Loan as of any date of determination is equal to the unpaid principal balance thereof as of the date of determination, reduced by the principal portion of all monthly payments due but unpaid as of the date of determination.

     As set forth under "Description of the Certificates-Principal of the Certificates", the rights of holders of the various classes of Certificates of any series to receive distributions of principal and interest is determined by the aggregate Certificate Principal Balance of each such class. The Certificate Principal Balance of any Certificate will be reduced by all amounts previously distributed on such Certificate in respect of principal, and by any Realized Losses allocated thereto. If there were no Realized Losses or prepayments of principal on any of the Mortgage Loans, the respective rights of the holders of Certificates of any series to future distributions would

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not change. However, to the extent so provided in the related Prospectus
Supplement, holders of Senior Certificates may be entitled to receive a disproportionately larger amount of prepayments received, which will have the effect of accelerating the amortization of the Senior Certificates and increasing the respective percentage interest in future distributions evidenced by the Subordinate Certificates in the related Trust Fund (with a corresponding decrease in the Senior Percentage), as well as preserving the availability of the subordination provided by the Subordinate Certificates. In addition, as set forth above, Realized Losses will be first allocated to Subordinate Certificates by reduction of the Certificate Principal Balance thereof, which will have the effect of increasing the respective interest in future distributions evidenced by the Senior Certificates in the related Trust Fund.

     If so provided in the related Prospectus Supplement, certain amounts otherwise payable on any Distribution Date to holders of Subordinate Certificates may be deposited into a reserve fund. Amounts held in any reserve fund may be applied as described below under "Reserve Funds" and in the related Prospectus Supplement.

     With respect to any Senior/Subordinate Series, the terms and provisions of the subordination may vary from those described above; any such variation will be described in the related Prospectus Supplement.

     If so provided in the related Prospectus Supplement, the Credit Support for the Senior Certificates of a Senior/Subordinate Series may include, in addition to the subordination of the Subordinate Certificates of such series and the establishment of a reserve fund, any of the other forms of Credit Support described below. If any of such other forms of Credit Support described below is maintained solely for the benefit of the Senior Certificates of a Senior/Subordinate Series, then the coverage described below as being provided by such Credit Support with respect to a series of Certificates may be limited to the extent necessary to make required distributions on such Senior Certificates or as otherwise specified in the related Prospectus Supplement. If so provided in the related Prospectus Supplement, the obligor on any such other forms of Credit Support maintained for the benefit of the Senior Certificates of a Senior/Subordinate Series may be reimbursed for amounts paid thereunder out of amounts otherwise payable on the Subordinate Certificates.


LETTER OF CREDIT

     As to any series of Certificates to be covered by a Letter of Credit, a bank (the "Letter of Credit Bank") will deliver to the Trustee an irrevocable Letter of Credit. The Master Servicer or Trustee will exercise its best reasonable efforts to keep or cause to be kept the Letter of Credit in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will agree to pay the fees for the Letter of Credit on a timely basis unless, as described in the related Prospectus Supplement, the payment of such fees is otherwise provided for.

     The Master Servicer or the Trustee will make or cause to be made draws on the Letter of Credit Bank under each Letter of Credit. Subject to such differences as will be described in the related Prospectus Supplement, Letters of Credit may cover all or any of the following amounts:

                (i) to the extent of any Defaulted Mortgage Amount, for any Mortgage Loan that became a Liquidated Loan during the related Prepayment Period (other than Mortgage Loans as to which amounts paid or payable under any related Hazard Insurance Instrument, including the Letter of Credit as described in (ii) below, are not sufficient either to restore the Mortgaged Property or to pay the outstanding principal balance of the Mortgage Loan plus accrued interest), an amount which, together with all Liquidation Proceeds, Insurance Proceeds, and other collections on such Liquidated Loan (net of amounts payable or reimbursable therefrom to the Master Servicer for related unpaid servicing fees and unreimbursed servicing expenses), will equal the sum of (A) the unpaid principal balance of

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     such Liquidated Loan (plus accrued interest at the applicable Net Interest
     Rate) plus (B) the amount of related servicing expenses, if any, not reimbursed to the Master Servicer from Liquidation Proceeds, Insurance Proceeds and other collections on such Liquidation Loan (which shall be paid to the Master Servicer);

               (ii) to the extent of any Special Hazard Amount, as to each Mortgage Loan that is delinquent and as to which the Mortgaged Property has suffered damage (other than physical damage caused by hostile or warlike action in time of war or peace, by any weapons of war, by any insurrection or rebellion, or by any nuclear reaction or nuclear radiation or nuclear contamination whether controlled or uncontrolled, or by any action taken by any governmental authority in response to any of the foregoing) and for which any amounts paid or payable under the related primary hazard insurance policy or any Special Hazard Insurance Policy are not sufficient to pay either of the following amounts, an amount which, together with all Insurance Proceeds paid or payable under the related primary hazard insurance policy or any Special Hazard Insurance Policy (net, if such proceeds are not to be applied to restore such Mortgaged Property, of all amounts payable or reimbursable therefrom to the Master Servicer for related unpaid servicing fees and unreimbursed servicing expenses), will be equal to the lesser of (A) the amount required to restore such Mortgaged Property and (B) the sum of (1) the unpaid principal balance of such Mortgage Loan (plus accrued interest at the applicable Net Interest Rate) plus (2) the amount of related servicing expenses, if any, not reimbursed to the Master Servicer from Insurance Proceeds paid under the related primary hazard insurance policy or any Special Hazard Insurance Policy; and

              (iii) to the extent of any Bankruptcy Amount, with respect to any Mortgage Loan that has been subject to bankruptcy proceedings as described above, the amount of any debt service reduction or Deficient Valuation.

     If the related Prospectus Supplement so provides, at such time as the Letter of Credit Bank makes a payment as described above with respect to a Liquidated Loan, or a payment of the full amount owing on a Mortgage Loan as to which the Mortgaged Property has been damaged (as described in (ii)(B) above), the Liquidated Loan will be removed from the related Trust Fund in accordance with the terms set forth in the related Prospectus Supplement and will no longer be subject to the Agreement. Unless otherwise provided in the related Prospectus Supplement, Mortgage Loans that have been subject to bankruptcy proceedings as described above, or as to which payment under the Letter of Credit has been made for the purpose of restoring the related Mortgaged Property (as described in (ii)(A) above), will remain part of the related Trust Fund. Any Defaulted Mortgage Amount, Special Hazard Amount and Bankruptcy Amount covered by any Letter of Credit will each be reduced to the extent of related unreimbursed draws thereunder.

     In the event that the Letter of Credit Bank ceases to be a duly organized commercial bank, or its debt obligations are rated lower than the highest rating on any class of the Certificates on the date of issuance by the Rating Agency or Agencies, the Master Servicer or Trustee will use its best reasonable efforts to obtain or cause to be obtained, as to each Letter of Credit, a substitute Letter of Credit issued by a commercial bank that meets such requirements and providing the same coverage; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the fees charged or collateral required by such successor Letter of Credit Bank shall be more than the fees charged or collateral required by such predecessor Letter of Credit Bank, each component of coverage thereunder may be reduced proportionately to such a level as results in such fees and collateral being not more than the fees then charged and collateral then required by such predecessor Letter of Credit Bank.


MORTGAGE POOL INSURANCE POLICY

     As to any series of Certificates to be covered by a Mortgage Pool Insurance Policy with respect to any Defaulted Mortgage Amount, the Master Servicer will exercise its best reasonable

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efforts to maintain or cause to be maintained the Mortgage Pool Insurance Policy in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will agree to pay the premiums for each Mortgage Pool Insurance Policy on a timely basis unless, as described in the related Prospectus Supplement, the payment of such fees is otherwise provided.

     The Master Servicer will present or cause to be presented claims to the insurer under each Mortgage Pool Insurance Policy. Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only upon satisfaction of certain conditions, as described below and, if applicable, in the related Prospectus Supplement.

     Mortgage Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under the primary mortgage insurance policy, or losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy, irrespective of the reason therefor.

     Mortgage Pool Insurance Policies in general provide that no claim may validly be presented thereunder with respect to a Mortgage Loan unless (i) an acceptable primary mortgage insurance policy, if the initial Loan-to-Value Ratio of the Mortgage Loan exceeded 80%, has been kept in force until such Loan-to-Value Ratio is reduced to 80%; (ii) premiums on the primary hazard insurance policy have been paid by the insured and real estate taxes and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the insurer; (iii) if there has been physical loss or damage to the Mortgaged Property, it has been restored to its physical condition at the time the Mortgage Loan became insured under the Mortgage Pool Insurance Policy, subject to reasonable wear and tear; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the mortgagor, and if required by the insurer, has sold the property with the approval of the insurer.

     Assuming the satisfaction of these conditions, the insurer has the option to either (i) acquire the property securing the defaulted Mortgage Loan for a payment equal to the principal balance thereof plus accrued and unpaid interest at the Interest Rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured, on condition that the insurer must be provided with good and merchantable title to the Mortgaged Property (unless the property has been conveyed pursuant to the terms of the applicable primary mortgage insurance policy) or (ii) pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan and accrued and unpaid interest at the Interest Rate to the date of the payment of the claim and such expenses exceed the proceeds received from a sale of the Mortgaged Property which the insurer has approved. In both (i) and (ii), the amount of payment under a Mortgage Pool Insurance Policy will be reduced by the amount of such loss paid under the primary mortgage insurance policy.

     Unless earlier directed by the insurer, a claim under a Mortgage Pool Insurance Policy must be filed (i) in the case when a primary mortgage insurance policy is in force, within a specified number of days (typically, 60 days) after the claim for loss has been settled or paid thereunder, or after acquisition by the insured or a sale of the property approved by the insurer, whichever is later, or (ii) in the case when a primary mortgage insurance policy is not in force, within a specified number of days (typically, 60 days) after acquisition by the insured or a sale of the property approved by the insurer. A claim must be paid within a specified period (typically, 30 days) after the claim is made by the insured.

     Unless otherwise specified in the Prospectus Supplement relating to a series of Certificates, the amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the Certificates of any series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the insurer upon disposition of all acquired properties. The amount of claims paid includes certain expenses incurred by the Master Servicer as well as accrued

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interest on delinquent Mortgage Loans to the date of payment of the claim. See
"Certain Legal Aspects of Mortgage Loans-Foreclosure on Mortgages" and "-Repossession with respect to Contracts". Accordingly, if aggregate net claims paid under a Mortgage Pool Insurance Policy reach the applicable policy limit, coverage thereunder will be exhausted and any further losses will be borne by Certificateholders of the related series.

     In the event that an insurer under a Mortgage Pool Insurance Policy ceases to be a Qualified Insurer (such term being defined to mean a private mortgage guaranty insurance company duly qualified as such under applicable laws and approved as an insurer by FHLMC, FNMA, or any successor entity, and having a claims-paying ability acceptable to the Rating Agency or Agencies), the Master Servicer will use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Mortgage Pool Insurance Policy with a total coverage equal to the then outstanding coverage of such Mortgage Pool Insurance Policy; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the cost of the replacement policy is greater than the cost of such Mortgage Pool Insurance Policy, the coverage of the replacement policy may be reduced to the level such that its premium rate does not exceed the premium rate on such Mortgage Pool Insurance Policy. However, in the event that the insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by FHLMC, FNMA, or any successor entity, the Master Servicer will review, or cause to be reviewed, the financial condition of the insurer with a view towards determining whether recoveries under the Mortgage Pool Insurance Policy are jeopardized for reasons related to the financial condition of the insurer. If the Master Servicer determines that recoveries are so jeopardized, it will exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

     Because each Mortgage Pool Insurance Policy will require that the property subject to a defaulted Mortgage Loan be restored to its original condition prior to claiming against the insurer, such policy will not provide coverage against hazard losses. As set forth below, the primary hazard insurance policies covering the Mortgage Loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than the full replacement cost of such losses. Further, a special hazard insurance policy (or a Letter of Credit to the extent of the Special Hazard Amount) will not cover all risks, and the coverage thereunder will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by Certificateholders. (Section 3.13)


SPECIAL HAZARD INSURANCE POLICY

     As to any series of Certificates to be covered by an Insurance Instrument that does not cover any Special Hazard Amount, unless otherwise provided in the related Prospectus Supplement, the Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Special Hazard Insurance Policy in full force and effect covering the Special Hazard Amount, unless coverage thereunder has been exhausted through payment of claims; provided, however, that the Master Servicer is under no obligation to maintain such policy in the event that any Insurance Instrument covering such series as to any Defaulted Mortgage Amount is no longer in effect. The Master Servicer will agree to pay the premiums on each Special Hazard Insurance Policy on a timely basis unless, as described in the related Prospectus Supplement, payment of such premiums is otherwise provided for.

     Each Special Hazard Insurance Policy will, subject to the limitations described below, protect holders of Certificates of the related series from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and mudflows) not insured against under the primary hazard insurance policies or a flood insurance policy if the property is in a designated flood area and (ii) loss from partial damage caused by reason of the application of the co-insurance clause contained in the primary hazard insurance policies. Special Hazard Insurance

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Policies will not cover losses occasioned by normal wear and tear, war, civil insurrection, certain governmental actions, errors in design, nuclear or chemical reaction or contamination, faulty workmanship or materials (except under certain circumstances), flood (if the property is located in a designated flood area) and certain other risks.

     Subject to the foregoing limitations, each Special Hazard Insurance Policy will provide that, when there has been damage to property securing a defaulted Mortgage Loan acquired by the insured and to the extent the damage is not covered by the related primary hazard insurance policy or flood insurance policy, the insurer will pay the lesser of (i) the cost of repair to the property and (ii) upon transfer of the property to the insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus accrued interest to the date of claim settlement and certain expenses incurred by or on behalf of the Master Servicer with respect to the property. The amount of coverage under the Special Hazard Insurance Policy will be reduced by the sum of (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus (b) any amount paid as the cost of repair of the property.

     Restoration of the property with the proceeds described under clause (i) of the immediately preceding paragraph will satisfy the condition under a Credit Insurance Instrument that the property be restored before a claim thereunder may be validly presented with respect to the defaulted Mortgage Loan secured by such property. The payment described under clause (ii) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of such Mortgage Loan under a Credit Insurance Instrument as to any Defaulted Mortgage Amount. Therefore, so long as the Credit Insurance Instrument remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under any Special Hazard Insurance Policy and any Credit Insurance Instrument.

     The sale of a Mortgaged Property must be approved by the insurer under any Special Hazard Insurance Policy and funds received by the insured in excess of the unpaid principal balance of the Mortgage Loan plus interest thereon to the date of sale plus certain expenses incurred by or on behalf of the Master Servicer with respect to the property (not to exceed the amount actually paid by the insurer) must be refunded to such insurer and, to that extent, coverage under the Special Hazard Insurance Policy will be restored. If aggregate claim payments under a Special Hazard Insurance Policy reach the policy limit, coverage thereunder will be exhausted and any further losses will be borne by Certificateholders.

     A claim under a Special Hazard Insurance Policy generally must be filed within a specified number of days (typically, 60 days) after the insured has acquired good and merchantable title to the property, and a claim payment is payable within a specified number of days (typically, 30 days) after a claim is accepted by the insurer. Special Hazard Insurance Policies provide that no claim may be paid unless primary hazard insurance policy premiums, flood insurance premiums (if the property is located in a federally designated flood area) and, as approved by the insurer, real estate property taxes, property protection and preservation expenses and foreclosure or repossession costs have been paid by or on behalf of the insured, and unless the insured has maintained the primary hazard insurance policy and, if the property is located in a federally designated flood area, flood insurance, as required by the Special Hazard Insurance Policy.

     If a Special Hazard Insurance Policy is cancelled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will use its best reasonable efforts to obtain or cause to be obtained from another Insurer a replacement policy comparable to such Special Hazard Insurance Policy with a total coverage that is equal to the then existing coverage of such Special Hazard Insurance Policy; provided, however, that, unless otherwise provided in the related Prospectus Supplement, if the cost of the replacement policy is greater than the cost

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



of such Special Hazard Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on such Special Hazard Insurance Policy.

     Since each Special Hazard Insurance Policy is designed to permit full recoveries as to any Defaulted Mortgage Amount under a Credit Insurance Instrument in circumstances in which such recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a primary hazard insurance policy and thus would not be restored, each Agreement provides that, if the related Credit Insurance Instrument shall have lapsed or terminated or been exhausted through payment of claims, the Master Servicer will be under no further obligation to maintain the Special Hazard Insurance Policy.


BANKRUPTCY BOND

     As to any series of Certificates to be covered by a Bankruptcy Bond with respect to any Bankruptcy Amount, the Master Servicer will exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage thereunder has been exhausted through payment of claims. The Master Servicer will pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related Prospectus Supplement, payment of such premiums is otherwise provided for. Subject to the limit of the dollar amount of coverage provided, each Bankruptcy Bond will cover certain losses resulting from an extension of the maturity of a Mortgage Loan, or a reduction by the bankruptcy court of the principal balance of or the Interest Rate on a Mortgage Loan, and the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the Bankruptcy Code. See "Certain Legal Aspects of Mortgage Loans-Foreclosure on Mortgages" and "-Repossession with respect to Contracts".


CERTIFICATE GUARANTEE INSURANCE

     Certificate guarantee insurance ("Certificate Guarantee Insurance"), if any, with respect to a series of Certificates will be provided by one or more insurance companies. Such Certificate Guarantee Insurance will guarantee, with respect to one or more classes of Certificates of the related series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Certificate Guarantee Insurance will also guarantee against any payment made to a Certificateholder that is subsequently recovered as a "voidable preference" payment under federal bankruptcy law. A copy of the Certificate Guarantee Insurance policy for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


RESERVE FUND

     If so provided in the related Prospectus Supplement, the Depositor will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such Prospectus Supplement. In the alternative or in addition to such deposit, to the extent described in the Prospectus Supplement for a Senior/Subordinate Series, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on the Subordinate Certificates. Amounts in a Reserve Fund may be distributed to Certificateholders, or applied to reimburse the Master Servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related Prospectus Supplement. Unless otherwise provided in the related

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Prospectus Supplement, any such Reserve Fund will not be deemed to be part of the related Trust Fund.

     Amounts deposited in any Reserve Fund for a series will be invested in Permitted Investments by, or at the direction of, the Master Servicer or any other person named in the related Prospectus Supplement.


CASH FLOW AGREEMENTS

     If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements designed to reduce the effects of interest rate or currency exchange rate fluctuations on the Trust Fund Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the Prospectus Supplement for a series of Offered Certificates.



                    DESCRIPTION OF PRIMARY INSURANCE POLICIES


     Each Mortgage Loan will be covered by a primary hazard insurance policy and, if required as described below, a primary mortgage insurance policy.


PRIMARY MORTGAGE INSURANCE POLICIES

     As set forth under "Description of the Certificates-Realization Upon Defaulted Mortgage Loans", the Master Servicer will maintain or cause to be maintained with respect to each Mortgage Loan, other than a Multifamily Loan, a primary mortgage insurance policy in accordance with the underwriting standards described herein and in the related Prospectus Supplement. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted Mortgage Loan (plus accrued and unpaid interest thereon and certain approved expenses) over a specified percentage of the Value of the related Mortgaged Property.

     As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the borrower, among other things, to: (i) advance or discharge (a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the primary mortgage insurance policy (ordinary wear and tear excepted); and (iii) tender to the insurer good and merchantable title to, and possession of, the Mortgaged Property.


PRIMARY HAZARD INSURANCE POLICIES

     Each Agreement will require the Master Servicer to cause the borrower on each Mortgage Loan to maintain a primary hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on

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such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any primary hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished by borrowers. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement provides that the Master Servicer may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Master Servicer will deposit in the Certificate Account all sums that would have been deposited therein but for such clause. The Master Servicer also is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a Mortgaged Property is located at origination in a federally designated flood area, each Agreement requires the Master Servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

     The hazard insurance policies covering the Mortgaged Properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

     The Master Servicer will not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the Cooperative is responsible for maintenance of hazard insurance for the property owned by the Cooperative, and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Note do not maintain such insurance or

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do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to such borrower's Cooperative apartment or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Note.

     Since the amount of hazard insurance the Master Servicer will cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since residential properties have historically appreciated in value over time, in the event of partial loss hazard insurance proceeds may be insufficient to restore fully the damaged property. Under the terms of the Mortgage Loans, borrowers are required to present claims to insurers under hazard insurance policies maintained on the Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by borrowers. (Section 3.14)


FHA INSURANCE

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United States Housing Act of 1937, as amended.

     There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow the Department of Housing and Urban Development ("HUD") to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such mortgage loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

     Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA insured Mortgage Loan serviced by it for an amount equal to the principal amount of any such debenture.

     The Master Servicer will be required to take such steps as are reasonably necessary to keep FHA insurance in full force and effect.


VA GUARANTEES

     The VA is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. VA currently administers a variety of federal assistance programs on behalf

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of eligible veterans and their dependents and beneficiaries. VA administers a loan guaranty program pursuant to which VA guarantees a portion of loans made to eligible veterans.

     Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through VA's supplemental servicing of the loan, VA determines, through an economic analysis, whether VA will (a) authorize the holder to convey the property securing the VA Loan to the Secretary of Veterans Affairs following termination or (b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA Loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. Section 3732(c), as amended.

     The Master Servicer will be required to take such steps as are reasonably necessary to keep the VA guarantees in full force and effect.



                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS


     The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because such legal aspects are governed in part by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "The Trust Funds-The Mortgage Loans".


GENERAL

     All of the Mortgage Loans, except as described below, are loans to homeowners and all of the Single-Family Loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the type of security instrument customary to grant a security interest in real property in the state in which the Single-Family Property or Multifamily Property, as the case may be, is located. If specified in the Prospectus Supplement relating to a series of Certificates, a Trust Fund may also contain (i) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings or (ii) Contracts evidencing both (a) the obligation of the obligor to repay the loan evidenced thereby and (b) the grant of a security interest in the related Manufactured Home to secure repayment of such loan. Any of the foregoing types of encumbrance will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument as well as the order of recordation or filing of the instrument in the appropriate public office. Such a lien is not prior to the lien for real estate taxes and assessments.


SINGLE-FAMILY LOANS AND MULTIFAMILY LOANS

     The Single-Family Loans and Multifamily Loans will be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending upon the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a Single-Family Loan or Multifamily Loan is located. The filing of a mortgage or a deed of trust creates a lien upon or conveys title to the real property encumbered by such

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instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments. Priority with respect to mortgages and deeds of trust depends on their terms and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/homeowner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. (In the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the borrower/homeowner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.) Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor (similar to a mortgagor), who may or may not be the borrower, the beneficiary (similar to a mortgagee), who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by the law of the state in which the real property is located, the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and, in some cases, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages and deeds of trust which encumber Multifamily Property often contain an assignment of rents and leases, pursuant to which the borrower assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and appoint a receiver before becoming entitled to collect the rents.

     Even after a foreclosure or the enforcement of an assignment of rents and leases, the potential rent payments from the property may not be sufficient to service the mortgage debt. For instance, the net income that would otherwise be generated from the property may be insufficient to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations inherited by the lender as landlord. In the event of a borrower's default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.


COOPERATIVE LOANS

     The Cooperative owns or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as project mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder

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of the blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the Trust Fund, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenantstockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenantstockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "Foreclosure on Cooperative Shares" below.


CONTRACTS

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Such financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of such state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of such interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to such office, depending on state law.

     The Master Servicer will be required under the related Agreement to effect such notation or delivery of the required documents and fees, and to obtain possession of the certificate of title,

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as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the Master Servicer fails, due to clerical errors or otherwise, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the seller and transferred to the Depositor.

     The Depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the Trustee, on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor, the Master Servicer nor the Trustee will amend the certificates of title to identify the Trustee, on behalf of the Certificateholders, as the new secured party and, accordingly, the Depositor or the Mortgage Loan Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest might not be held effective against creditors of the Depositor or Mortgage Loan Seller.

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Depositor has failed to perfect or cause to be perfected the security interest assigned to the Trust Fund, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee, on behalf of the Certificateholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in such state, and if the Depositor did not take steps to re-perfect its security interest in

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such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Depositor must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the Depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, reregistration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related Agreement, the Master Servicer will be obligated to take such steps, at the Master Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The Depositor will obtain the representation of the Mortgage Loan Seller that it has no knowledge of any such liens with respect to any Manufactured Home securing a Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.


FORECLOSURE ON MORTGAGES

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust, which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholder. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage and in the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. However, since a foreclosure action is equitable in nature and is addressed to a court of equity, the court may relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that the mortgagor's default was neither willful nor in bad faith and that the mortgagee's action was such as to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, recent judicial decisions suggest that a non-collusive,

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regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burdens of ownership, including obtaining casualty insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage insurance proceeds.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder, in either event adding the amounts expended to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of

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trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.


FORECLOSURE ON COOPERATIVE SHARES

     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenantstockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenantstockholder, including mechanics' liens against the Cooperative apartment building incurred by such tenant-stockholder. Typically, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event the tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement that, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement or that have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Under the laws applicable in most states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must

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account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti- Deficiency Legislation and Other Limitations on Lenders" below.


REPOSSESSION WITH RESPECT TO CONTRACTS

     Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of such home in the event of a default by the obligor will generally be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

            (i) Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to courtissued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

           (ii) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.

          (iii) Sale proceeds are to be applied first to repossession expenses (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgment in those states that do not prohibit or limit such judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.


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LOUISIANA LAW

     Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

     Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

     So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.


RIGHTS OF REDEMPTION WITH RESPECT TO SINGLE-FAMILY PROPERTIES AND MULTIFAMILY PROPERTIES

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a nonstatutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The right of redemption would defeat the title of any purchaser acquired at a public sale. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.


NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

     While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.


ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right

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of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies of collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 13 rehabilitative plan to cure a monetary default with respect to a mortgage loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of a foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorneys' fees and costs to the extent the value of the security exceeds the debt.

     The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted Mortgage Loan. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

     FOR COOPERATIVE LOANS

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral

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(which, in the case of a Cooperative Loan, would be the shares of the
Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.


JUNIOR MORTGAGES

     Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the Trust Fund. The rights of the Certificateholders as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-Foreclosure on Mortgages" herein.

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.


CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

     Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the federal Truth-in-Lending Act, Regulation "Z", the Equal Credit Opportunity Act, Regulation "B", the Fair Credit Reporting Act, and related statutes. These laws can impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability may affect an assignee's ability to enforce a contract. In addition, certain of the Mortgage Loans may be subject to special rules, disclosure requirements and other provisions that were added to the federal Truth-in-Lending Act by the Homeownership and Equity Protection Act of 1994 (such Mortgage Loans, "High Cost Loans"), if such Mortgage Loans were originated on or after October 1, 1995, are not mortgage loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. Purchasers or assignees of any High Cost Loan could be liable for all claims and subject to all defenses arising under such provisions that the mortgagor could assert against the originator thereof. Remedies available to the mortgagor include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. See "Mortgage Loan Program-Representations by or on Behalf of Mortgage Loan Sellers; Repurchases."

     Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Unless otherwise provided in the related Prospectus Supplement, under the Agreement, late charges will be retained by the Master Servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Certificateholders.


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     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule") has the effect of subjecting a seller (and certain related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due thereunder.

     Most of the Contracts in a Trust Fund will be subject to the requirements of the FTC Rule. Accordingly, the Trustee, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting any such claim or defense, and if the Mortgage Loan Seller had or should have had knowledge of such claim or defense, the Master Servicer will have the right to require the Mortgage Loan Seller to repurchase the Contract because of a breach of its Mortgage Loan Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Mortgage Loan Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer for any losses suffered by the Mortgage Loan Seller with respect to which the dealer would have been primarily liable to the obligor.


OTHER LIMITATIONS

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.


ENFORCEABILITY OF CERTAIN PROVISIONS

     Unless the Prospectus Supplement indicates otherwise, all the related Mortgage Loans will contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the lender. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St Germain Depository Institutions Act of 1982 (the "Garn-St Germain Act"), which was enacted on October 15, 1982. This legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St Germain Act does "encourage" lenders to

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permit assumptions of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.


     SINGLE-FAMILY LOANS AND MULTIFAMILY LOANS

     Exempted from this preemption pursuant to the Garn-St Germain Act are mortgage loans (originated other than by federal savings and loan associations and federal savings banks) that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982 ("Window Period Loans"). However, this exception applies only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers of property underlying Window Period Loans unless the property underlying such Window Period Loan is located in one of the five "window period states" identified below. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage Loans originated by such institutions are therefore not deemed to be Window Period Loans.

     With the expiration of the exemption for Window Period Loans on October 15, 1985, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period", which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states", five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans. The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act (including federal savings and loan associations and federal savings banks) may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a Mortgage Loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may have an impact upon the average life of the Mortgage Loans related to a series and the number of such Mortgage Loans which may be outstanding until maturity.


     TRANSFER OF MANUFACTURED HOMES

     Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of such contracts by the obligee on the contract upon any such sale or transfer that is not consented to. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will, to the extent it has knowledge of such conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.


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     In the case of a transfer of a Manufactured Home as to which the Master
Servicer desires to accelerate the maturity of the related Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the Master Servicer may be prohibited from enforcing a due-on-sale clause in respect of certain Manufactured Homes.


     PREPAYMENT CHARGES AND PREPAYMENTS

     Generally, Mortgage Loans may be prepaid in full or in part without penalty. Generally, Multifamily Loans may contain provisions limiting prepayments on such loans, including prohibiting prepayment for a specified period after origination, prohibiting partial prepayments entirely or requiring the payment of a prepayment penalty upon prepayment in full or in part. The regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.


SUBORDINATE FINANCING

     When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceeds by the senior lender.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The Depositor has been advised by counsel that a court interpreting Title V would hold that mortgage loans originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to

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adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loans originated after the date of such state action will be eligible for inclusion in a Trust Fund if such Mortgage Loans bear interest or provide for discount points or charges in excess of permitted levels. No Mortgage Loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

     Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the Trust Fund.


ALTERNATIVE MORTGAGE INSTRUMENTS

     ARM Loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, (i) state-chartered banks may originate "alternative mortgage instruments" (including ARM Loans) in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, (ii) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions and (iii) all other non-federally chartered housing creditors, including, without limitation, state-chartered savings and loan associations, savings banks and mutual savings banks and mortgage banking companies may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII further provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

     The Depositor has been advised by its counsel that it is their opinion that a court interpreting Title VIII would hold that ARM Loans that were originated by state-chartered lenders before the date of enactment of any state law or constitutional provision rejecting applicability of Title VIII would not be subject to state laws imposing restrictions or prohibitions on the ability of state-chartered lenders to originate alternative mortgage instruments.

     All of the ARM Loans that were originated by a state-chartered lender after the enactment of a state law or constitutional provision rejecting the applicability of Title VIII complied with applicable state law. All of the ARM Loans that were originated by federally chartered lenders or

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that were originated by state-chartered lenders prior to enactment of a state law or constitutional provision rejecting the applicability of Title VIII were originated in compliance with all applicable federal regulations.


FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

     A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the Mortgage Loan Seller, and the Certificateholders would suffer a loss only to the extent that (i) the Mortgage Loan Seller breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) the Mortgage Loan Seller, the Depositor or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to borrowers who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the Master Servicer to foreclose on an affected Single-Family Loan or enforce rights under a Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.



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ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility. What constitutes sufficient participation in the management of a property securing a loan or the business of a borrower to render the exemption unavailable to a lender has been a matter of interpretation by the courts. CERCLA has been interpreted to impose liability on a secured party, even absent foreclosure, where the party participated in the financial management of the borrower's business to a degree indicating a capacity to influence waste disposal decisions. However, court interpretations of the secured creditor exemption have been inconsistent. In addition, when lenders foreclose and thereupon become owners of collateral property, courts are inconsistent as to whether such ownership renders the secured creditor exemption unavailable. Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. Such cleanup costs may be substantial. It is possible that such cleanup costs could become a liability of a Trust Fund and reduce the amounts otherwise distributable to the holders of the related series of Certificates. Moreover, certain federal statutes and certain states by statute impose a lien for any cleanup costs incurred by such state on the property that is the subject of such cleanup costs (an "environmental lien"). All subsequent liens on such property generally are subordinated to such an environmental lien and, in some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the Trust in a related parcel of real property that is subject to such an environmental lien could be adversely affected.

     Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the Master Servicer has not made and will not make such evaluations prior to the origination of the Mortgage Loans. Neither the Master Servicer nor any replacement Servicer will be required by any Agreement to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The Master Servicer does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the Master Servicer will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on such property. A failure so to foreclose may reduce the amounts otherwise available to Certificateholders of the related Series.


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FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchase with the proceeds of, illegal drug or RICO activities.


NEGATIVE AMORTIZATION LOANS

     A recent case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("DIDMC") and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Alternative Mortgage Transaction Parity Act of 1982, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.



                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates offered hereunder. This discussion is directed solely to Certificateholders that hold the Certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986 (the "Code") and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (i) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Certificates. See "State and Other Tax Consequences." Certificateholders are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Certificates offered hereunder.

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     The following discussion addresses securities of four general types: (i)
certificates ("REMIC Certificates") representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC Provisions") of the Code, (ii) certificates ("Grantor Trust Certificates") representing interests in a Trust Fund ("Grantor Trust Fund") as to which no such election will be made, (iii) certificates ("Partnership Certificates") representing interests in a Trust Fund ("Partnership Trust Fund") which is treated as a partnership for federal income tax purposes, and (iv) certificates ("Debt Certificates") representing indebtedness of a Partnership Trust Fund for federal income tax purposes. The Prospectus Supplement for each series of Certificates will indicate which of the foregoing treatments will apply to such series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, (i) references to a "Certificateholder" or a "holder" are to the beneficial owner of a Certificate and (ii) unless indicated otherwise in the applicable Prospectus Supplement, references to "Mortgage Loans" include Agency Securities, Private Mortgage-Backed Securities and Funding Agreements.

     The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.


REMICS

  CLASSIFICATION OF REMICS

     Upon the issuance of each series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" ("REMIC Regular Certificates") or "residual interests" ("REMIC Residual Certificates") in that REMIC within the meaning of the REMIC Provisions.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.


  CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying such Certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status

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in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of
Section 860G(a)(3) of the Code. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC will report those determinations to Certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Certificates and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. In addition, in some instances Mortgage Loans may not be treated entirely as assets described in the foregoing sections. If so, the related Prospectus Supplement will describe the Mortgage Loans that may not be so treated. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856(c)(5)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(5)(A) of the Code.


  TIERED REMIC STRUCTURES

     For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("Tiered REMICs") for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in
Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one
REMIC.


  TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

     GENERAL

     Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.


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     ORIGINAL ISSUE DISCOUNT

     Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section.

     The Code requires that a prepayment assumption be used with respect to Mortgage Loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption (the "Prepayment Assumption") used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related Prospectus Supplement. However, neither the Depositor, nor the Master Servicer will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

     The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be the fair market value of such class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such REMIC Regular Certificate.

     In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such Certificates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Certificates in preparing information returns to the Certificateholders and the Internal Revenue Service (the "IRS").

     Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to such Certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each Distribution Date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for

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under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

     In addition, if the accrued interest to be paid on the first Distribution Date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns to the Certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Distribution Date) and that portion of the interest paid on the first Distribution Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Distribution Date should be included in the stated redemption price of such REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first Distribution Date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a Certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates-Market Discount" for a description of such election under the OID Regulations.

     If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of such Certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held such REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

     As to each "accrual period," that is, unless otherwise stated in the related Prospectus Supplement, each period that ends on a date that corresponds to the day prior to each Distribution Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during such accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such REMIC Regular

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Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated
(i) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Certificate. For these purposes, the original yield to maturity of the Certificate will be calculated based on its issue price and assuming that distributions on the Certificate will be made in all accrual periods based on the Mortgage Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount that accrued with respect to such Certificate in prior accrual periods, and reduced by the amount of any distributions made on such REMIC Regular Certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day.

     A subsequent purchaser of a REMIC Regular Certificate that purchases such Certificate at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to such Certificate. However, each such daily portion will be reduced, if such cost is in excess of its "adjusted issue price," in proportion to the ratio such excess bears to the aggregate original issue discount remaining to be accrued on such REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Certificate at the beginning of the accrual period which includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day.


     MARKET DISCOUNT

     A Certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a Certificateholder generally will be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular

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Certificates-Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest would be irrevocable.

     However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if such market discount is less than 0.25% of the remaining stated redemption price of such REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates-Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (iii) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

     To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of such Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.



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     PREMIUM

     A REMIC Regular Certificate purchased at a cost (excluding any portion of such cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize such premium under the constant yield method over the life of the Certificate. If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit Certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the Certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates-Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code.


     REALIZED LOSSES

     Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire such Certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their Certificates become wholly or partially worthless as the result of one or more realized losses on the Mortgage Loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until such holder's Certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

     Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to such Certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans or the Underlying Certificates until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income.


  TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

     GENERAL

     As residual interests, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Mortgage Loans or as debt instruments issued by the REMIC.

     A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related Prospectus Supplement. The daily

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amounts so allocated will then be allocated among the REMIC Residual
Certificateholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

     A holder of a REMIC Residual Certificate that purchased such Certificate from a prior holder of such Certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds such REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased such REMIC Residual Certificate from a prior holder of such Certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of such Certificate. The REMIC Regulations, however, do not provide for any such modifications.

     Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of such REMIC Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

     The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interests without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by such REMIC Residual Certificateholders for the corresponding period may significantly adversely affect such REMIC Residual Certificateholders' after-tax rate of return.


     TAXABLE INCOME OF THE REMIC

     The taxable income of the REMIC will equal the income from the Mortgage Loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby), amortization of any premium on the Mortgage Loans, bad debt losses with respect to the Mortgage Loans and, except as described below, for servicing, administrative and other expenses.


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     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC Certificates offered hereby will be determined in the manner described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the Mortgage Loans or other property will equal the fair market value of such interests in the Mortgage Loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the Trustee may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Mortgage Loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to Mortgage Loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "-Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing such discount income that is analogous to that required to be used by a REMIC as to Mortgage Loans with market discount that it holds.

     A Mortgage Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of such Mortgage Loan.

     A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered hereby) described therein will not apply.

     If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of such class (such excess "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of such class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount."

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     As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "-Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows such deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of
Section 67 of the Code. See "-Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.


     BASIS RULES, NET LOSSES AND DISTRIBUTIONS

     The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for such REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such REMIC Residual Certificateholder.

     A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

     Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of such REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in such REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in such REMIC Residual Certificates will initially equal the amount paid for such REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders, and increases in such initial bases either occur after such distributions or (together with their initial bases) are less than the amount of such distributions, gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

     The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "-Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC Residual

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Certificate to such REMIC Residual Certificateholder and the adjusted basis such
REMIC Residual Certificate would have in the hands of an original holder, see "-Taxation of Owners of REMIC Residual Certificates-General" above.


     EXCESS INCLUSIONS

     Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events.

     In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (i) the daily portions of REMIC taxable income allocable to such REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for each day during such quarter that such REMIC Residual Certificate was held by such REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such REMIC Residual Certificate before the beginning of such quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value."

     For REMIC Residual Certificateholders, excess inclusions (i) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (ii) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "-Foreign Investors in REMIC Certificates," below. Furthermore, for purposes of the alternative minimum tax, (i) excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and (ii) alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

     In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and certain cooperatives; the REMIC Regulations currently do not address this subject.


     NONECONOMIC REMIC RESIDUAL CERTIFICATES

     Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to

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enable the transferor to impede the assessment or collection of tax." If such transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on such "noneconomic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is noneconomic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Pooling and Servicing Agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee, as to which the transferor is also required to make a reasonable investigation to determine such transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by such purchaser.

     The related Prospectus Supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "noneconomic" will be based upon certain assumptions, and the Depositor will make no representation that a REMIC Residual Certificate will not be considered "noneconomic" for purposes of the above-described rules. See "-Foreign Investors in REMIC Certificates-REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.


     MARK-TO-MARKET RULES

     On December 28, 1993, the IRS released temporary regulations (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a "negative value" REMIC Residual Certificate is not treated as a security and thus generally may not be marked to market. This exclusion from the mark-to-market requirement is expanded to include all REMIC Residual Certificates under proposed Treasury regulations published January 4, 1995 which provide that any REMIC Residual Certificate issued after January 4, 1995 will not be treated as a security and therefore generally may not be marked to market.

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     POSSIBLE PASS-THROUGH OF MISCELLANEOUS ITEMIZED DEDUCTIONS

     Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of such fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Unless otherwise stated in the related Prospectus Supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

     With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (i) an amount equal to such individual's, estate's or trust's share of such fees and expenses will be added to the gross income of such holder and (ii) such individual's, estate's or trust's share of such fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they exceed in the aggregate two percent of a taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for such holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of such fees and other deductions will be included in such holder's gross income. Accordingly, such REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Such prospective investors should carefully consult with their own tax advisors prior to making an investment in such Certificates.


  SALES OF REMIC CERTIFICATES

     If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of such REMIC Regular Certificate to such Certificateholder, increased by income reported by such Certificateholder with respect to such REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on such REMIC Regular Certificate received by such Certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "-Taxation of Owners of REMIC Residual Certificates-Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided such REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. The Code as of the date of this Prospectus provides for a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.


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     Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the Certificate based on the application of the Prepayment Assumption to such Certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount of ordinary income actually includible in the seller's income prior to such sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased such REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such REMIC Certificate was held by such holder, reduced by any market discount included in income under the rules described above under "-Taxation of Owners of REMIC Regular Certificates-Market Discount" and "-Premium."

     REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which such section applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to such REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.


  PROHIBITED TRANSACTIONS AND OTHER POSSIBLE REMIC TAXES

     The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means the disposition of a Mortgage Loan, the receipt of income from a source other than a Mortgage Loan or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Loans for temporary investment pending distribution on the REMIC

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Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Pooling and Servicing Agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to such tax.

     REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

     Unless otherwise disclosed in the related Prospectus Supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless otherwise stated in the related Prospectus Supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related Master Servicer or Trustee in either case out of its own funds, provided that the Master Servicer or the Trustee, as the case may be, has sufficient assets to do so, and provided further that such tax arises out of a breach of the Master Servicer's or the Trustee's obligations, as the case may be, under the related Pooling and Servicing Agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the Master Servicer or the Trustee will be charged against the related Trust Fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.


  TAX AND RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES TO CERTAIN ORGANIZATIONS

     If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (i) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of such transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on the transferor of the REMIC Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in the Pooling

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and Servicing Agreement, and will be discussed more fully in any Prospectus
Supplement relating to the offering of any REMIC Residual Certificate.

     In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of (i) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization and
(ii) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in such pass-through entity furnishes to such pass-through entity (i) such holder's social security number and a statement under penalties of perjury that such social security number is that of the record holder or (ii) a statement under penalties of perjury that such record holder is not a disqualified organization.

     For these purposes, a "disqualified organization" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or the Federal Home Loan Mortgage Corporation), (ii) any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code or (iii) any organization described in Section 1381(a)(2)(C) of the Code. For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to such interest, be treated as a pass-through entity.


  TERMINATION

     A REMIC will terminate immediately after the Distribution Date following receipt by the REMIC of the final payment in respect of the Mortgage Loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on such REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in such Certificate, such REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of such difference, and such loss may be treated as a capital loss.


  REPORTING AND OTHER ADMINISTRATIVE MATTERS

     Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related Prospectus Supplement, the Trustee will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement, will be irrevocably appointed by the holders of the largest percentage interest in the related REMIC Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects.

     As agent for the tax matters person, the Trustee, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report such REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the Trustee, as agent for the tax matters person,

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and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and certain other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "-Taxation of Owners of REMIC Regular Certificates-Market Discount."

     Unless otherwise specified in the related Prospectus Supplement, the responsibility for complying with the foregoing reporting rules will be borne by the Trustee.


  BACKUP WITHHOLDING WITH RESPECT TO REMIC CERTIFICATES

     Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.


  FOREIGN INVESTORS IN REMIC CERTIFICATES

     A REMIC Regular Certificateholder that is not a "United States person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not, unless otherwise disclosed in the related Prospectus Supplement, be subject to United States federal income or

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withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with certain identification requirements (including delivery of a statement, signed by the Certificateholder under penalties of perjury, certifying that such Certificateholder is not a United States person and providing the name and address of such Certificateholder). For these purposes, "United States person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to such holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     In addition, the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on such United States shareholder's allocable portion of the interest income received by such controlled foreign corporation.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Unless otherwise stated in the related Prospectus Supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related Pooling and Servicing Agreement.


GRANTOR TRUST FUNDS

  CLASSIFICATION OF GRANTOR TRUST FUNDS

     With respect to each series of Grantor Trust Certificates, Thacher Proffitt & Wood, counsel to the Depositor, will deliver its opinion to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation. Accordingly, each holder of a Grantor Trust Certificate generally will be treated as the owner of an interest in the Mortgage Loans included in the Grantor Trust Fund.

     For purposes of the following discussion, a Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate." A Grantor Trust Certificate representing ownership of all or a portion of the difference between interest paid on the Mortgage Loans constituting the related Grantor Trust Fund (net of normal administration fees and any Spread) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to such Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate." A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the Mortgage Loans constituting the related Grantor Trust Fund.



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  CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES

     GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     In the case of Grantor Trust Fractional Interest Certificates, unless otherwise disclosed in the related Prospectus Supplement and subject to the discussion below with respect to Buydown Mortgage Loans, counsel to the Depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (ii) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code; and (iii) "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, in each case to the extent the Mortgage Loans qualify for such treatment. In addition, counsel to the Depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     The assets constituting certain Grantor Trust Funds may include Buydown Mortgage Loans. The characterization of an investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Grantor Trust Certificates should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Certificates representing an interest in a Grantor Trust Fund that includes Buydown Mortgage Loans.


     GRANTOR TRUST STRIP CERTIFICATES

     Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of Mortgage Loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying such sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that such characterization is appropriate. Counsel to the Depositor will not deliver any opinion on these questions. Prospective purchasers to which such characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

     The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.


  TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES

     Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the Mortgage Loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the Mortgage Loans.

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Under Section 67 of the Code, an individual, estate or trust holding a Grantor
Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such holder's miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over such amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either
Section 67 or Section 68 of the Code may be substantial. Further, Certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, such fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and Certificateholders on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

     The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (i) a class of Grantor Trust Strip Certificates is issued as part of the same series of Certificates or
(ii) the Depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the Mortgage Loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established certain "safe harbors." The servicing fees paid with respect to the Mortgage Loans for certain series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related Prospectus Supplement will include information regarding servicing fees paid to the Master Servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.


     IF STRIPPED BOND RULES APPLY

     If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of certain stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on such Certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

     The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of such Certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by such purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a

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Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on such Certificate, other than "qualified stated interest," if any, as well as such Certificate's share of reasonable servicing fees and other expenses. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of such income that accrues in any month would equal the product of such holder's adjusted basis in such Grantor Trust Fractional Interest Certificate at the beginning of such month (see "Sales of Grantor Trust Certificates") and the yield of such Grantor Trust Fractional Interest Certificate to such holder. Such yield would be computed at the rate (compounded based on the regular interval between payment dates) that, if used to discount the holder's share of future payments on the Mortgage Loans, would cause the present value of those future payments to equal the price at which the holder purchased such Certificate. In computing yield under the stripped bond rules, a Certificateholder's share of future payments on the Mortgage Loans will not include any payments made in respect of any ownership interest in the Mortgage Loans retained by the Depositor, the Master Servicer, any subservicer or their respective affiliates, but will include such Certificateholder's share of any reasonable servicing fees and other expenses.

     Section 1272(a)(6) of the Code requires (i) the use of a reasonable prepayment assumption in accruing original issue discount and (ii) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments, and regulations could be adopted applying those provisions to the Grantor Trust Fractional Interest Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest Certificates or whether use of a reasonable prepayment assumption may be required or permitted without reliance on these rules. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount in general and, in particular, whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

     In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the Mortgage Loans allocable to such Certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate, respectively, the reporting of income.

     If a prepayment assumption is not used, then when a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to such Certificate and the portion of the adjusted basis of such Certificate that is allocable to such Certificateholder's interest in the Mortgage Loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "-REMICs-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.


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     In the absence of statutory or administrative clarification, it is currently intended to base information reports or returns to the IRS and Certificateholders in transactions subject to the stripped bond rules on a prepayment assumption (the "Prepayment Assumption") that will be disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to such Prepayment Assumption or any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price.

     Under Treasury regulation Section 1.1286-1T, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (i) there is no original issue discount (or only a de minimis amount of original issue discount) or (ii) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the Mortgage Loans, the related Prospectus Supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loans, then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply" and "-Market Discount" below.


     IF STRIPPED BOND RULES DO NOT APPLY

     Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the Certificateholder will be required to report its share of the interest income on the Mortgage Loans in accordance with such Certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in Mortgage Loans issued with original issue discount.

     The original issue discount, if any, on the Mortgage Loans will equal the difference between the stated redemption price of such Mortgage Loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on such Mortgage Loan other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on such Mortgage Loan. In general, the issue price of a Mortgage Loan will be the amount received by the borrower from the lender under the terms of the Mortgage Loan, less any "points" paid by the borrower, and the stated redemption price of a Mortgage Loan will equal its principal amount, unless the Mortgage Loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments.

     In the case of Mortgage Loans bearing adjustable or variable interest rates, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect

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to those Mortgage Loans by the Trustee in preparing information returns to the
Certificateholders and the IRS.

     Notwithstanding the general definition of original issue discount, original issue discount will be considered to be de minimis if such original issue discount is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the Mortgage Loan. For this purpose, the weighted average maturity of the Mortgage Loan will be computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such Mortgage Loan, by multiplying (i) the number of complete years (rounding down for partial years) from the issue date until such payment is expected to be made by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the stated redemption price of the Mortgage Loan. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" rate or initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of each such payment and the denominator of which is the outstanding stated principal amount of the Mortgage Loan. The OID Regulations also permit a Certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-Market Discount" below.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a Mortgage Loan will be required to be accrued and reported in income each month, based on a constant yield. The OID Regulations suggest that no prepayment assumption is appropriate in computing the yield on prepayable obligations issued with original issue discount. In the absence of statutory or administrative clarification, it currently is not intended to base information reports or returns to the IRS and Certificateholders on the use of a prepayment assumption for certificates backed by whole mortgage loans and not subject to the stripped bond rules. However,
Section 1272(a)(6) of the Code may require that a prepayment assumption be made in computing yield with respect to all mortgage-backed securities. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related Prospectus Supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to Mortgage Loans in such series.

     A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than such Certificate's allocable portion of the aggregate remaining stated redemption price of the Mortgage Loans held in the related Trust Fund will also be required to include in gross income such Certificate's daily portions of any original issue discount with respect to such Mortgage Loans. However, each such daily portion will be reduced, if the cost of such Grantor Trust Fractional Interest Certificate to such purchaser is in excess of such Certificate's allocable portion of the aggregate "adjusted issue prices" of the Mortgage Loans held in the related Trust Fund, approximately in proportion to the ratio such excess bears to such Certificate's allocable portion of the aggregate original issue discount remaining to be accrued on such Mortgage Loans. The adjusted issue price of a Mortgage Loan on any given day equals the sum of (i) the adjusted issue price (or, in the case of the first accrual period, the issue price) of such Mortgage Loan at the beginning of the accrual period that includes such day and (ii) the daily portions of original issue discount for all days during such accrual period prior to such day. The adjusted issue price of a Mortgage Loan at the beginning of any accrual period will equal the issue price of such Mortgage Loan, increased by the aggregate amount of original issue discount with respect to such Mortgage Loan that accrued in prior accrual periods, and reduced by the amount of any payments made on such Mortgage Loan in prior accrual periods of amounts included in its stated redemption price.

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     In addition to its regular reports, the Trustee, unless otherwise provided in the related Prospectus Supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as such holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.


     MARKET DISCOUNT

     If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a Certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a Mortgage Loan is considered to have been purchased at a "market discount," that is, in the case of a Mortgage Loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above, or in the case of a Mortgage Loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through such month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any Mortgage Loan, to the payment of stated redemption price on such Mortgage Loan that is received by (or, in the case of accrual basis Certificateholders, due to) the Trust Fund in that month. A Certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the Certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder during or after the first taxable year to which such election applies. In addition, the OID Regulations would permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a Mortgage Loan with market discount, the Certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that such Certificateholder acquires during the taxable year of the election and thereafter, and possibly previously acquired instruments. Similarly, a Certificateholder that made this election for a Certificate acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "-REMICs-Taxation of Owners of REMIC Regular Certificates-Premium" below. Each of these elections to accrue interest, discount and premium with respect to a Certificate on a constant yield method or as interest is irrevocable.

     Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the Mortgage Loans should accrue, at the Certificateholder's option: (i) on the basis of a constant yield method, (ii) in the case of a Mortgage Loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the Mortgage Loan as of the beginning of the accrual period, or
(iii) in the case of a Mortgage Loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income.

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Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Mortgage Loan purchased at a discount in the secondary market.

     Because the Mortgage Loans will provide for periodic payments of stated redemption price, such discount may be required to be included in income at a rate that is not significantly slower than the rate at which such discount would be included in income if it were original issue discount.

     Market discount with respect to Mortgage Loans generally will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the Mortgage Loans multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption used, if any. The effect of using a prepayment assumption could be to accelerate the reporting of such discount income. If market discount is treated as de minimis under the foregoing rule, it appears that actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Do Not Apply."

     Further, under the rules described in "-REMICs-Taxation of Owners of REMIC Regular Certificates-Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues.


  PREMIUM

     If a Certificateholder is treated as acquiring the underlying Mortgage Loans at a premium, that is, at a price in excess of their remaining stated redemption price, such Certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to Mortgage Loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to Mortgage Loans originated before September 28, 1985 or to Mortgage Loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the Mortgage Loan and be allowed as a deduction as such payments are made (or, for a Certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

     It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a Mortgage Loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a prepayment assumption is used to amortize such premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs-Taxation of Owners of REMIC Regular Certificates --Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.



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  TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES

     The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to such Certificates.

     The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "Possible Application of Proposed Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of such holder's adjusted basis in such Grantor Trust Strip Certificate at the beginning of such month and the yield of such Grantor Trust Strip Certificate to such holder. Such yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the Mortgage Loans. See "-Taxation of Owners of Grantor Trust Fractional Interest Certificates-If Stripped Bond Rules Apply" above.

     As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments, and that adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption. Regulations could be adopted applying those provisions to the Grantor Trust Strip Certificates. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates or whether use of a prepayment assumption may be required or permitted in the absence of such regulations. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

     The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, it currently is intended to base information returns or reports to the IRS and Certificateholders on the Prepayment Assumption disclosed in the related Prospectus Supplement and on a constant yield computed using a representative initial offering price for each class of Certificates. However, neither the Depositor nor the Trustee will make any representation that the Mortgage Loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and Certificateholders should bear in mind that the use of a representative initial offering price will mean that such information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial Certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

     It is unclear under what circumstances, if any, the prepayment of a Mortgage Loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect

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of prepayments is taken into account in computing yield with respect to such
Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete Mortgage Loans, or if the Prepayment Assumption is not used, then when a Mortgage Loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to such Mortgage Loan.

  POSSIBLE APPLICATION OF PROPOSED CONTINGENT PAYMENT RULES

     The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the Mortgage Loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments, but no final regulations have been promulgated with respect to contingent payment debt instruments. Proposed regulations were promulgated on December 16, 1994 regarding contingent payment debt instruments but it appears that Grantor Trust Strip Certificates, due to their similarity to other mortgage-backed securities (such as REMIC regular interests) that are expressly excepted from the application of such proposed regulations, may be excepted from such proposed regulations. Like the OID Regulations, such proposed regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

     If the contingent payment rules under the proposed regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method". Under the "noncontingent bond method", the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate.

     The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holders of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the Mortgage Loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield.

     Assuming that a prepayment assumption were used, if the proposed regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

  SALES OF GRANTOR TRUST CERTIFICATES

     Any gain or loss equal to the difference between the amount realized on the sale of a Grantor Trust Certificate and its adjusted basis, recognized on the sale of a Grantor Trust Certificate by an investor who holds such Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided

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under Section 582(c) of the Code. The adjusted basis of a Grantor Trust
Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to such Grantor Trust Certificate. The Code as of the date of this Prospectus provides a top marginal tax rate of 39.6% for individuals and a maximum marginal rate for long-term capital gains of individuals of 28%. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include such net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.


  GRANTOR TRUST REPORTING

     Unless otherwise provided in the related Prospectus Supplement, the Trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Mortgage Loans and to interest thereon at the related Pass-Through Rate. In addition, the Trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during such year, information regarding the amount of servicing compensation received by the Master Servicer and sub-servicer (if any) and such other customary factual information as the Trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the Service as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the Service will agree with the Trustee's information reports of such items of income and expense. Moreover, such information reports, even if otherwise accepted as accurate by the Service, will in any event be accurate only as to the initial Certificateholders that bought their Certificates at the representative initial offering price used in preparing such reports.


  BACKUP WITHHOLDING

     In general, the rules described in "-REMICS-Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.



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  FOREIGN INVESTORS

     In general, the discussion with respect to REMIC Regular Certificates in "REMICS-Foreign Investors in REMIC Certificates-REMIC Regular Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, unless otherwise disclosed in the related Prospectus Supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related Mortgage Loans were originated after July 18, 1984.

     To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a Certificateholder's trade or business in the United States, such Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.


PARTNERSHIP TRUST FUNDS

     CLASSIFICATION OF PARTNERSHIP TRUST FUNDS

     With respect to each series of Partnership Certificates or Debt Certificates, Thacher, Proffitt & Wood, counsel to the Depositor, will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Pooling and Servicing Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income on the related Mortgage Loans, possibly reduced by its interest expense on the Debt Certificates. Any such corporate income tax could materially reduce cash available to make payments on the Debt Certificates and distributions on the Partnership Certificates and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

  CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP CERTIFICATES AND DEBT CERTIFICATES.

     For federal income tax purposes, (i) Partnership Certificates and Debt Certificates held by a thrift institution taxed as a domestic building and loan association will not constitute "loans ... secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); (ii) interest on Debt Certificates held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Certificates held by a real estate investment trust will not constitute "real estate assets" or "Government securities" within the meaning of Code Section 856(c)(5)(A), but Partnership Certificates held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts; and (iii) Partnership Certificates and Debt Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).


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     TAXATION OF DEBT CERTIFICATEHOLDERS

     TREATMENT OF THE DEBT CERTIFICATES AS INDEBTEDNESS.

     The Depositor will agree, and the Certificateholders will agree by their purchase of Debt Certificates, to treat the Debt Certificates as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Certificates. However, with respect to each series of Debt Certificates, Thacher, Proffitt & Wood, counsel to the Depositor, will deliver its opinion that the Debt Certificates will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Certificates is correct.

     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Certificates were not debt for federal income tax purposes, the Debt Certificates might be treated as equity interests in the Partnership Trust. If so, the Partnership Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to deduct interest on the Debt Certificates).

     Debt Certificates generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that
(i) income reportable on Debt Certificates is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to Debt Certificates. See "-REMICs -- Taxation of Owners of REMIC Regular Certificates" and "-- Sales of REMIC Certificates."

     TAXATION OF OWNERS OF PARTNERSHIP CERTIFICATES

     TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP.

     If so specified in the applicable Prospectus Supplement, the Depositor will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Certificateholders (including the Depositor), and the Debt Certificates (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Certificates, the Debt Certificates, and the Depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Certificates have certain features characteristic of debt, the Partnership Certificates might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Partnership Certificates as equity in a partnership, described below. The following discussion assumes that the Partnership Certificates represent equity interests in a partnership.


     PARTNERSHIP TAXATION.

     As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "-- Grantor Trust Funds -- Taxation of

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Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond
Ruled Do Not Apply -", "-- Market Discount" and "--Premium") and any gain upon collection or disposition of Mortgage Loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Certificates, servicing and other fees, and losses or deductions upon collection or disposition of Debt Certificates.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Pooling and Servicing Agreement and related documents). The Pooling and Servicing Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Certificates in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Certificates but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Partnership Certificates over their initial issue price; and (iii) any other amounts of income payable to the Certificateholders for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Partnership Certificates over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Certificates on the accrual basis and Certificateholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     A share of expenses of the Partnership Trust Fund (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust Certificateholder would be miscellaneous itemized deductions subject to the limitations described above under "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates." Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

     Discount income or premium amortization with respect to each Mortgage Loan would be calculated in a manner similar to the description above under "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply." Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis with respect to all Mortgage Loans held by the Partnership Trust Fund rather than on a Mortgage Loan-by-Mortgage Loan basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Certificateholders.


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     DISCOUNT AND PREMIUM.

     Unless indicated otherwise in the applicable Prospectus Supplement, it is not anticipated that the Mortgage Loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. See "-- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" and "Premium." (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis).

     If the Partnership Trust Fund acquires the Mortgage Loans at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     SECTION 708 TERMINATION.

     Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, the Partnership Trust Fund will be considered to distribute its assets to the partners, who would then be treated as recontributing those assets to the Partnership Trust Fund, as a new partnership. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data. Under proposed Treasury regulations, the foregoing treatment would be replaced by a new regime under which a 50% or greater transfer, as described above, would cause a deemed contribution of the assets of a Partnership Trust Fund (the "old partnership") to a new Partnership Trust Fund (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. It is not known when or whether such proposed Treasury regulations will be adopted in final (or temporary) form.

     DISPOSITION OF CERTIFICATES.

     Generally, capital gain or loss will be recognized on a sale of Partnership Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Certificates sold. A Certificateholder's tax basis in an Partnership Certificate will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to such Partnership Certificate. In addition, both the tax basis in the Partnership Certificates and the amount realized on a sale of an Partnership Certificate would include the holder's share of the Debt Certificates and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Certificates, and, upon sale or other disposition of some of the Partnership Certificates, allocate a portion of such aggregate tax basis to the Partnership Certificates sold (rather than maintaining a separate tax basis in each Partnership Certificate for purposes of computing gain or loss on a sale of that Partnership Certificate).

     Any gain on the sale of an Partnership Certificate attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as

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ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Certificates.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES.

     In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Certificateholders in proportion to the principal amount of Partnership Certificates owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the Certificateholders. The Depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     SECTION 731 DISTRIBUTIONS.

     In the case of any distribution to a Certificateholder, no gain will be recognized to that Certificateholder to the extent that the amount of any money distributed with respect to such Certificate exceeds the adjusted basis of such Certificateholder's interest in the Certificate. To the extent that the amount of money distributed exceeds such Certificateholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Certificateholder, no loss will be recognized except upon a distribution in liquidation of a Certificateholder's interest. Any gain or loss recognized by a Certificateholder will be capital gain or loss.

     SECTION 754 ELECTION.

     In the event that a Certificateholder sells its Partnership Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Partnership Certificates than the selling Certificateholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such election. As a result, Certificateholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Certificates.

     ADMINISTRATIVE MATTERS.

     The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Certificateholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required

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to forward such information to the beneficial owners of the Partnership
Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Certificates as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Certificates through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

     TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS.

     It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for such purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the foreign certificateholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership

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



Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payment made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders who are foreign persons will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

     BACKUP WITHHOLDING.

     Distributions made on the Partnership Certificates and proceeds from the sale of the Partnership Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A CERTIFICATEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC CERTIFICATES, GRANTOR TRUST CERTIFICATES, PARTNERSHIP CERTIFICATES AND DEBT CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.



                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Certificates offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the certificates offered hereunder.



                              ERISA CONSIDERATIONS

     Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), impose certain fiduciary and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA ("ERISA Plans") and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively, "Tax Favored Plans"). ERISA and the Code prohibit a broad range of transactions involving assets of ERISA Plans and Tax Favored Plans (collectively, "Plans") and persons who have

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certain specified relationships to such Plans ("Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code, collectively "Parties in Interest"), unless a statutory or administrative exemption is available with respect to any such transaction.

     Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Certain transactions involving the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases a Certificate, if the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities, Funding Agreements and other assets included in a Trust Fund are deemed to be assets of the Plan. The U.S. Department of Labor (the "DOL") has promulgated regulations at 29 C.F.R. ss.2510.3-101 (the "DOL Regulations") defining the term "Plan Assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the Trust Fund), the underlying assets of that entity may be considered to be Plan Assets unless certain exceptions apply. Exceptions contained in the DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which such Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. For this purpose, "Benefit Plan Investors" include Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity. Because of the factual nature of certain of the rules set forth in the DOL Regulations, Plan Assets either may be deemed to include an interest in the assets of an entity (such as the Trust Fund) or may be deemed merely to include an interest in the instrument evidencing such equity interest (such as a Certificate). Neither Plans nor such entities should acquire or hold Certificates in reliance upon the availability of any exception under the DOL Regulations.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to such Plan Assets for a fee is a fiduciary of the investing Plan. If the Mortgage Loans, Agency Securities, Private Mortgage-Backed Securities, Funding Agreements and other assets included in a Trust Fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of Certificates by or on behalf of a Plan or with Plan Assets, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available.


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     The DOL issued an individual exemption, Prohibited Transaction Exemption
89-89 (54 Fed. Reg. 42581, Oct. 17, 1989) (the "Exemption"), to Salomon Brothers Inc, which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (a) Salomon Brothers Inc, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Brothers Inc and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or
(b) is a manager or co-manager with respect to a class of Certificates.

     The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply. First, the acquisition of Certificates by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Certificates evidencing rights and interests that are not subordinated to the rights and interests evidenced by other Certificates of the same trust. Third, the Certificates at the time of acquisition by a Plan or with Plan Assets must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. or Fitch Investors Service, L.P. (collectively, the "Exemption Rating Agencies"). Fourth, the Trustee cannot be an affiliate of any member of the "Restricted Group" which consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, any Sub-Servicer and any obligor with respect to assets included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund as of the date of initial issuance of the Certificates. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer and any Sub-Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the Exemption states that the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) Certificates evidencing interests in such other investment pools must have been rated in one of the three highest categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of Certificates by or on behalf of a Plan or with Plan Assets; and (iii) Certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of Certificates by or on behalf of a Plan or with Plan Assets.

     A fiduciary of a Plan or any person investing Plan Assets to purchase a Certificate must make its own determination that the conditions set forth above will be satisfied with respect to such Certificate.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Certificates, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of Certificates in the initial issuance of Certificates between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the Certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the Trust Fund Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Certificates by a Plan and (3) the holding of Certificates by a Plan or with Plan Assets.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the Trust Fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Certificates.

     In addition to the Exemption, a fiduciary or other Plan Asset investor should consider the availability of certain class exemptions granted by the DOL ("Class Exemptions"), which may provide relief from certain of the prohibited transaction provisions of ERISA and the related excise tax provisions of the Code, including Prohibited Transaction Class Exemption ("PTCE") 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager"; PTCE 90-1, regarding transactions by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 95-60, regarding transactions by insurance company general accounts; and PTCE 96-23, regarding transactions effected by an "in-house asset manager."

     In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of
Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL is required to issue final regulations ("401(c) Regulations") no later than December 31, 1997 which are to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan Assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and
Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan Assets, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan Assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan Assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

     Because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain Certificates, such as Subordinate Certificates, Residual Certificates or any Certificates which are not rated in one of the three highest generic rating categories by the Exemption Rating Agencies, and because such relief may not apply to any Certificates where the related Trust Fund contains a Pre-Funding Account, transfers of such Certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the Trustee unless the transferee provides the Depositor, the Trustee and the Master Servicer with an opinion of counsel satisfactory to the Depositor, the Trustee and the Master Servicer, which opinion will not be at the expense of the Depositor, the Trustee or the Master Servicer, that the purchase of such Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

     In lieu of such opinion of counsel, the transferee may provide a certification substantially to the effect that the purchase of Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following statements in at least one of (i), (ii), (iii),
(iv), (v), (vi) or (vii) is correct: (i) the Certificates evidence an interest in a mortgage pool (as defined in PTCE 83-1) and the conditions set forth in PTCE 83-1 have been satisfied; (ii) the transferee is an insurance company and
(a) the source of funds used to purchase such Certificates is an "insurance company general account" (as such term is defined in PTCE 95- 60), (b) the conditions set forth in PTCE 95-60 have been satisfied and (c) there is no Plan with respect to which the amount of such general account's reserves and liabilities for contracts held by or on behalf of such Plan and all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such Certificates; (iii) the transferee is an insurance company and (a) the source of funds used to purchase such Certificates is an insurance company general account, (b) the requirements of Sections 401(c) of ERISA and the DOL Regulations to be promulgated thereunder have been satisfied and will continue to be satisfied and (c) the insurance company represents that it understands that the operation of the general account after December 31, 1998 may affect its ability to continue to hold the Certificates after the date which is 18 months after the 401(c) Regulations become final and unless the Exemption, a class exemption issued by the DOL or an exception under 401(c) of ERISA is then available for the continued holding of Certificates, if the assets of the general account constitute Plan Assets, it will dispose of the Certificates prior to the date which is 18 months after the 401(c) Regulations become final; (iv) the transferee is an insurance company and (a) the source of funds used to purchase such Certificates is an "insurance company pooled separate account" (as such term is defined in PTCE 90-1), (b) the conditions set forth in PTCE 90-1 have been satisfied and (c) there is no Plan, together with all other Plans maintained by the same employer (or any "affiliate" thereof, as defined in PTCE 90-1) or by the same employee organization, with assets which exceed 10% of the total of all assets in such pooled separate account (as determined under PTCE 90-1) as of the date of the acquisition of such Certificates; (v) the transferee is a bank and (a) the source of funds used to purchase such Certificates is a "collective investment fund" (as defined in PTCE 91-38), (b) the conditions set forth in PTCE 91-38 have been satisfied and (c) there is no Plan, the interests of which together with the interests of any other Plans maintained by the same employer or employee organization in the collective investment fund do not exceed 10% of the total of all assets in the collective investment fund (as determined under PTCE 91-38) as of the date of acquisition of such Certificates; (vi) the transferee is a "qualified professional asset manager" described in PTCE 84-14 and the conditions set forth in PTCE 84-14 have been satisfied and will continue to be satisfied; or (vii) the transferee is an "in-house asset manager" described in PTCE 96-23 and the conditions set forth in PTCE 96-23 have been satisfied and will continue to be satisfied.

     An opinion of counsel or certification will not be required with respect to the purchase of DTC registered Certificates. Any purchaser of a DTC registered Certificate will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Certificates on behalf of, or with Plan Assets of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with Plan Assets of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the related Agreement.

     There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the Certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the Trust Fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the Certificates. Neither the Depositor, the Trustee, the Master Servicer nor any of their respective affiliates will make any representation to the effect that the Certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the Certificates are an appropriate investment for Plans generally or any particular Plan.

     BEFORE PURCHASING A CERTIFICATE, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR SECTION 401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A CERTIFICATE PURCHASED UNDER THE EXEMPTION, THE CERTIFICATE CONSTITUTES A "CERTIFICATE" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR
SECTION 410(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE A CERTIFICATE ON BEHALF OF A PLAN.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each series of Certificates will specify which classes of Certificates of such series, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). Any class of Certificates that is not rated in one of the two highest rating categories by one or more nationally recognized statistical rating agencies or that represents an interest in a Trust Fund that includes junior Mortgage Loans will not constitute "mortgage related securities" for purposes of SMMEA "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, insurance companies and pension funds created pursuant to or existing under the laws of the United States or of any state, the authorized investments of which are subject to state regulation). Under SMMEA, if a state enacted legislation prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities", the Certificates would constitute legal investments for entities subject to such legislation only to the extent provided in such legislation. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities", or require the sale or other disposition of such securities, so long as such contractual commitment was made or such securities acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. INVESTORS SHOULD CONSULT THEIR OWN LEGAL ADVISORS IN DETERMINING WHETHER AND TO WHAT EXTENT THE CERTIFICATES CONSTITUTE LEGAL INVESTMENTS FOR SUCH INVESTORS OR ARE SUBJECT TO INVESTMENT, CAPITAL OR OTHER RESTRICTIONS, AND, IF APPLICABLE, WHETHER SMMEA HAS BEEN OVERRIDDEN IN ANY JURISDICTION RELEVANT TO SUCH INVESTOR.



                             METHODS OF DISTRIBUTION

     The Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Salomon Brothers Inc ("Salomon") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that the Certificates will be distributed by Salomon acting as agent or in some cases as principal with respect to Certificates which it has previously purchased or agreed to purchase. If Salomon acts as agent in the sale of Certificates, Salomon will receive a selling commission with respect to each series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Salomon elects to purchase Certificates as principal, Salomon may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such series.

     The Depositor will indemnify Salomon and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Salomon and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Salomon and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

     The Depositor anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

     As to each series of Certificates, only those classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.



                                  LEGAL MATTERS

     Certain legal matters in connection with the Certificates will be passed upon for the Depositor by Thacher Proffitt & Wood, New York, New York.



                              FINANCIAL INFORMATION

     The Depositor has determined that its financial statements are not material to the offering made hereby. Any prospective purchaser that desires to review financial information concerning the Depositor will be provided by the Depositor on request with a copy of the most recent financial statements of the Depositor.

                         INDEX OF PRINCIPAL DEFINITIONS


                                                                PAGE(S) ON WHICH
                                                                 TERM IS DEFINED
                                                                     IN THE
TERM                                                               PROSPECTUS
----                                                            ----------------

401(c) Regulations...........................................................122
Accrual Certificates...........................................................6
Accrued Certificate Interest..................................................44
Agency Securities..............................................................1
Agreement.....................................................................35
ARM Loans..................................................................7, 15
Available Distribution Amount.................................................44
Bankruptcy Amount.............................................................56
BIF...........................................................................33
Buydown Account...............................................................42
Buydown Funds.................................................................18
Buydown Mortgage Loans........................................................17
Buydown Period............................................................... 18
Cash Flow Agreement....................................................1, 10, 64
Certificate...................................................................35
Certificate Account.......................................................10, 40
Certificate Guarantee Insurance...............................................63
Certificate Principal Balance..............................................5, 45
Certificates...................................................................5
Charter Act...................................................................24
Class Exemptions.............................................................122
Closing Date..................................................................87
Code...................................................................6, 36, 84
Commission.....................................................................4
Committee Report..............................................................87
Contracts.....................................................................15
Contributions Tax.............................................................99
Cooperative................................................................7, 15
Cooperative Loans..........................................................7, 15
Cooperative Notes.............................................................20
Cooperative Unit..............................................................15
Credit Support............................................................10, 36
Cut-off Date..................................................................11
Defaulted Mortgage Amount.....................................................56
Deficient Valuation...........................................................46
Deleted Mortgage Loan.........................................................39
Depositor.....................................................................15
Determination Date............................................................43
Distribution Date.............................................................10
DOL..........................................................................120
DOL Regulations..............................................................120
DTC...........................................................................36
Due Period....................................................................44
ERISA....................................................................14, 119
ERISA Plans................................................................. 119
Excluded Plan................................................................122
Exemption................................................................14, 121
Exemption Rating Agencies....................................................121
FDIC..........................................................................33
FHA............................................................................8
FHA Loans.....................................................................20
FHLMC..........................................................................1
FHLMC Act.....................................................................22
FHLMC Certificates.............................................................8
Finance Company...............................................................27
FNMA...........................................................................1

                                                                PAGE(S) ON WHICH
                                                                 TERM IS DEFINED
                                                                     IN THE
TERM                                                               PROSPECTUS
----                                                            ----------------

FNMA Certificates..............................................................8
FTC Rule......................................................................78
Funding Agreement..........................................................1, 27
Garn-St Germain Act...........................................................78
GNMA ..........................................................................1
GNMA Certificates .............................................................8
GNMA Issuer ..................................................................20
Grantor Trust Certificates ...............................................12, 85
Grantor Trust Fractional Interest Certificate ...............................102
Grantor Trust Fractional Interest Certificates ...............................13
Grantor Trust Fund ...........................................................85
Grantor Trust Strip Certificate .............................................102
Grantor Trust Strip Certificates .............................................13
Guaranty Agreement ...........................................................21
High Cost Loans ..............................................................77
Holder-in-Due-Course .........................................................78
Housing Act ..................................................................20
HUD ..........................................................................66
Insurance Instruments ........................................................49
Insurance Proceeds ...........................................................41
Interest Rate .............................................................7, 15
IRS ..........................................................................87
Issue Premium ................................................................93
Letter of Credit Bank ........................................................58
Liquidated Loan ..............................................................46
Liquidation Proceeds .........................................................41
Loan-to-Value Ratio ..........................................................16
Lockout Period ...............................................................29
Manufacturer's Invoice Price .................................................17
Master Servicer ...............................................................5
Mortgage Loan Seller .........................................................15
Mortgage Loans .............................................................1, 7
Mortgage Notes ...............................................................19
Mortgage Pool .................................................................7
Mortgaged Properties ......................................................7, 15
Mortgages ....................................................................19
Multifamily Loans ............................................................15
Multifamily Properties .......................................................15
Net Interest Rate ............................................................37
Nonrecoverable Advance .......................................................47
OID Regulations ..............................................................85
Originator ...................................................................15
Parties in Interest .........................................................120
Pass-Through Rate .............................................................5
Permitted Investments ........................................................41
Plan .........................................................................14
Plan Assets .................................................................120
Plans .......................................................................119
PMBS Agreement ...............................................................25
PMBS Issuer ..................................................................26
PMBS Servicer ................................................................26
PMBS Trustee .................................................................26
Pre-Funding Account ..........................................................45
Prepayment Assumption ...................................................87, 106
Prepayment Period ............................................................29
Private Mortgage-Backed Securities ............................................1
Prohibited Transactions Tax ..................................................98

                                                                PAGE(S) ON WHICH
                                                                 TERM IS DEFINED
                                                                     IN THE
TERM                                                               PROSPECTUS
----                                                            ----------------

Proposed Mark-to-Market Regulations ..........................................96
PTCE ........................................................................122
PTCE 83-1 ...................................................................122
Purchase Price ...............................................................34
Rating Agency ................................................................37
Record Date ..................................................................43
Related Proceeds .............................................................47
Relief Act ...................................................................82
REMIC ........................................................................85
REMIC Certificates ...........................................................85
REMIC Provisions .............................................................85
REMIC Regular Certificates ...............................................12, 85
REMIC Regulations ............................................................85
REMIC Residual Certificates ..............................................12, 85
Reserve Fund .................................................................63
Reserve Funds ................................................................58
Retained Interest ............................................................36
SAIF .........................................................................33
Sales of Grantor Trust Certificates .........................................105
Salomon .................................................................14, 125
Scheduled Principal Balance ..................................................57
Senior Certificates ....................................................5, 6, 36
Senior Liens .................................................................16
Senior Percentage ............................................................45
Senior/Subordinate Series ....................................................36
Single Family Loans ..........................................................15
Single Family Properties .....................................................15
SMMEA ...................................................................13, 125
Special Hazard Amount ........................................................56
Special Hazard Realized Losses ...............................................57
Special Hazard Subordination Amount ..........................................57
Stated Principal Balance .....................................................35
Strip Certificates ........................................................6, 36
Stripped Interest ............................................................28
Sub-Servicer .................................................................49
Sub-Servicing Account ........................................................41
Sub-Servicing Agreement ......................................................50
Subordinate Certificates ...............................................5, 6, 36
Substitute Mortgage Loan .....................................................39
Tax Favored Plans ...........................................................119
Tiered REMICs ................................................................86
Title V ......................................................................80
Title VIII ...................................................................81
Trust Fund .................................................................1, 5
Trust Fund Asset ..............................................................5
Trustee .......................................................................5
Underwriter .................................................................121
Unrecovered Senior Portion ...................................................57
VA Loans .....................................................................20
Window Period Loans ..........................................................79

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE SINCE THE DATE HEREOF. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH SOLICITATION.

                                ---------------



                                TABLE OF CONTENTS
                                                                      Page
                                                                      ----
                              PROSPECTUS SUPPLEMENT

Summary of Prospectus Supplement................                      S-3
Risk Factors....................................                      S-18
The Mortgage Pool...............................                      S-19
Yield on the Certificates.......................                      S-33
Description of the Certificates.................                      S-38
Pooling and Servicing Agreement.................                      S-52
The Insurer.....................................                      S-60
Certain Federal Income Tax Consequences.........                      S-62
Method of Distribution..........................                      S-65
Secondary Market................................                      S-65
Legal Opinions..................................                      S-66
Experts.........................................                      S-66
Ratings.........................................                      S-66
Legal Investment................................                      S-67
ERISA Considerations............................                      S-67

                                   PROSPECTUS
Summary of Prospectus...........................                         5
The Trust Funds.................................                        15
Use of Proceeds.................................                        28
Yield Considerations............................                        28
Maturity and Prepayment Considerations..........                        29
The Depositor...................................                        31
Mortgage Loan Program...........................                        31
Description of the Certificates.................                        35
Description of Credit Support...................                        56
Description of Primary Insurance Policies.......                        64
Certain Legal Aspects of Mortgage Loans.........                        67
Certain Federal Income Tax Consequences.........                        84
State and Other Tax Consequences................                       119
Erisa Considerations............................                       119
Legal Investment................................                       125
Methods of Distribution.........................                       125
Legal Matters...................................                       126
Financial Information...........................                       126
Index of Principal Definitions..................                       127

                                ---------------


UNTIL FEBRUARY 18, 1997, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE SALOMONDBROTHERSVINCA PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF PROSPECTUS SUPPLEMENTPROSPECTUS SUPPLEMENT AND DATEDENOVEMBERN20,T1996AS UNDERWRITERS AND WITH



                           $194,978,000 (APPROXIMATE)



                           ASSET-BACKED FLOATING RATE
                         CERTIFICATES, SERIES 1996-LB3







                           SALOMON BROTHERS MORTGAGE
                           SECURITIESVII, INC.
                           DEPOSITOR


                           LONG BEACHMORTGAGE COMPANY
                           ORIGINATOR AND MASTER SERVICER















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                              SALOMON BROTHERS INC
                              --------------------------------------------------
                              PROSPECTUS SUPPLEMENT
                              DATED NOVEMBER 20, 1996